As filed with the Securities and Exchange Commission on January 17, 2008
                         Registration No. 333-__________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       DOCUMENT CAPTURE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

           DELAWARE                        7372                  59-3134518
--------------------------------------------------------------------------------
   (State or jurisdiction of    Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                              1772 TECHNOLOGY DRIVE
                           SAN JOSE, CALIFORNIA 95110
                                 (408) 436-9888
          (Address and telephone number of principal executive offices)

                                    DARWIN HU
                              1772 TECHNOLOGY DRIVE
                           SAN JOSE, CALIFORNIA 95110
--------------------------------------------------------------------------------
                                 (408) 436-9888
            (Name, address and telephone number of agent for service)

                                   Copies to:

                              JODY R. SAMUELS, ESQ.
                             RICHARDSON & PATEL LLP
                              THE CHRYSLER BUILDING
                        405 LEXINGTON AVENUE, 26TH FLOOR
                            NEW YORK, NEW YORK 10174
                                 (212) 907-6686

Approximate date of proposed sale to the public: As soon as practicable, after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                          CALCULATION OF REGISTRATION FEE

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                                                                                   PROPOSED
                                                                   PROPOSED        MAXIMUM
            TITLE OF EACH CLASS                                     MAXIMUM       AGGREGATE      AMOUNT OF
               OF SECURITIES                   AMOUNT TO BE     OFFERING PRICE     OFFERING     REGISTRATION
             TO BE REGISTERED                   REGISTERED         PER UNIT         PRICE           FEE
--------------------------------------------------------------------------------------------------------------
common stock, par value $0.001 per share,    650,000 shares(1)     $0.69(2)        $448,500        $17.63
underlying warrants
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     TOTAL                                   650,000 shares                       $448,500        $17.63
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
------------
 (1) The Registrant has completed a private placement to accredited investors of warrants to purchase shares of the Registrant's common stock. The Registrant is registering for resale 650,000 shares of common stock issuable upon exercise of the warrants issued to the investors in the private placement.

(2) Represents the higher of: (i) the exercise price of the warrants and (ii) the average of the bid and ask price on the OTC Bulletin Board as of a specified date within 5 business days prior to the date of filing the registration statement pursuant to Rule 457(c) under the Securities Act, for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The price per share is based on the average of the bid and asked price of the Registrant's common stock on the OTC Bulletin Board on January 15, 2008.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A) MAY DETERMINE.

                       DOCUMENT CAPTURE TECHNOLOGIES, INC.

                         650,000 SHARES OF COMMON STOCK


This prospectus covers the resale by selling stockholders named on page 6 of up to 650,000 shares of our common stock, $0.001 par value, which include 650,000 shares of common stock issuable upon the exercise of warrants. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling shareholders, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled "Description of Securities".

Our common stock is quoted on the Financial Industry Regulatory Authority's ("FINRA") OTC Bulletin Board ("OTCBB") under the symbol "DCMT". On January 15, 2008, the closing sales price for the common stock on the OTCBB was $0.64 per share.

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling shareholders. See "Plan of Distribution". The selling stockholders may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of their common stock under this prospectus. One of the selling shareholders is affiliated with broker-dealers.

We will not receive any of the proceeds from the sale of the shares of common stock owned by the selling stockholders, but we will receive funds from the exercise of their warrants upon exercise. Any such proceeds will be used by us for working capital and general corporate purposes. Prospective investors should read this prospectus and any amendment or supplement hereto together with additional information described under the heading "Available Information".

Our principal executive offices are located at 1772 Technology Drive, San Jose, California 95110. Our telephone number is (408) 436-9888.

                      ------------------------------------

AN INVESTMENT IN THE SHARES OF OUR COMMON STOCK BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 6 BEFORE YOU DECIDE TO PURCHASE ANY SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------


                The date of this prospectus is January 17, 2008.


                                                 TABLE OF CONTENTS
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
Prospectus Summary                                                                            4
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Risk Factors                                                                                  6
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Special Note Regarding Forward-Looking Statements                                            13
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Select Consolidated Financial Data                                                           13
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Business                                                                                     14
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Description of Property                                                                      19
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Use of Proceeds                                                                              20
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Selling Stockholders                                                                         20
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Plan of Distribution                                                                         21
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Directors, Executive Officers, Promoters and Control Persons                                 24
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Security Ownership of Certain Beneficial Owners and Management                               26
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Description of Securities                                                                    27
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Transfer Agent and Registrar                                                                 32
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Disclosure of Commission Position of Indemnification for Securities Act Liabilities          32
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Management's Discussion and Analysis of Financial Condition and Results of Operations        33
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Certain Relationships and Related Transactions                                               47
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Market for Common Equity and Related Stockholder Matters                                     48
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Executive Compensation                                                                       51
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Financial Statements                                                                         F-1
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Changes in and Disagreements with Accountants on Accounting and Financial Disclosure         54
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Interests of Named Experts and Counsel                                                       54
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Available Information                                                                        54
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

You should rely only upon the information contained in this prospectus and the registration statement of which this prospectus is a part. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. IN THIS PROSPECTUS AND ANY AMENDMENT OR SUPPLEMENT HERETO, UNLESS OTHERWISE INDICATED, THE TERMS "DOCUMENT CAPTURE TECHNOLOGIES, INC.", "DCT", "WE", "US", AND "OUR" REFER AND RELATE TO DOCUMENT CAPTURE TECHNOLOGIES, INC. AND ITS CONSOLIDATED SUBSIDIARIES. ON JUNE 27, 2006, WE CHANGED OUR NAME FROM SYSCAN IMAGING, INC. TO SYSVIEW TECHNOLOGY, INC. ON JANUARY 2, 2008, WE CHANGED OUR NAME FROM SYSVIEW TECHNOLOGY, INC. TO DOCUMENT CAPTURE TECHNOLOGIES, INC.

OUR BUSINESS

We are in the business of designing, developing and delivering imaging technology solutions. Our technology is protected under multiple patents. We focus our research and development toward new deliverable and marketable technologies. We sell our products to customers throughout the world, including the United States, Canada, Europe, South America, Australia and Asia.

Our strategy includes a plan to expand our document/image-capture product line and technology while leveraging our assets in other areas of the imaging industry. We are actively shipping six groups of image-capture products. We have expanded our document/image-capture product offerings, and will continue to expand our product offerings in the future in response to the increased market demand for faster and easier-to-use products as well as increased security to meet the growing need for information protection, including identity and financial transaction protection.

During September 2007, we engaged an independent investment firm to explore and evaluate a range of strategic opportunities to enhance shareholder value, including, but not limited to, combinations, partnerships, sales or mergers of our operations or assets with another entity and/or a recapitalization. As of the date of this filing, we continue to evaluate different strategic opportunities.

During November 2007, we suspended our high definition ("HD") display research and development efforts. We do not expect to expend any additional effort or funds to further develop and deploy our HD technology. We have been and will continue to evaluate different strategic opportunities related to our in-process HD technology and intellectual property, including but not limited to the sale of all HD-related assets.

Our wholly-owned operating subsidiary, Syscan, Inc. ("SI"), was incorporated on May 1, 1995 under the laws of the State of California and is headquartered in San Jose with additional strategic offices in Arnhem (the Netherlands) and Hong Kong. Our majority stockholder is Syscan Imaging Limited, which is wholly-owned by Syscan Technology Holdings Limited. Syscan Technology Holdings Limited is a publicly-held company incorporated in Bermuda whose shares are listed on The Growth Enterprise Market of the Stock Exchange of Hong Kong Limited.

We intend to finance our operations through cash flow generated from operations, our line of credit and through funding from other sources, including debt financing and equity financing. While there can be no assurance that such sources will provide adequate funding for our operations, management believes such sources will be available to us.

CORPORATE INFORMATION

Our principal executive offices are located at 1772 Technology Drive, San Jose, California 95110 and our phone number (408) 436-9888. We maintain a Website at "http://www.sysviewtech.com" (this is not a hyperlink, you must visit this website through an internet browser). Our Website and the information contained therein or connected thereto are not part of this prospectus.

$1,500,000 MONTAGE CAPITAL LOAN

On September 27, 2007, we and our wholly-owned subsidiary, SI, entered into a loan agreement ("Loan Agreement") with Montage Capital, LLC ("Lender"). In connection with the Loan Agreement, we issued the Lender a warrant to purchase up to 325,000 shares of the Company's common stock at an initial exercise price of $0.60 per share ("Montage Warrant").

In addition, at the Lender's direction, a warrant to purchase up to 325,000 shares of the Company's common stock with the same terms as the Montage Warrant was issued to North Atlantic Resources Limited ("North Atlantic"), who is also a participant in the Loan Agreement ("North Atlantic Warrant", collectively with the Montage Warrant, the "Warrants").

The Warrants contain standard anti-dilution and cashless exercise provisions. We agreed, pursuant to Warrants, to register the shares of common stock underlying the warrants, and are fulfilling our agreement by filing the registration statement of which this prospectus is a part with the Securities and Exchange Commission (the "SEC").

The shares of common stock offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Shareholders" and "Plan of Distribution". We will not receive any of the proceeds from those sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling shareholders.

THE OFFERING

Outstanding Common Stock                15,403,754 shares as of January 16, 2008

Common Stock Offered 650,000 shares of common stock issuable upon the exercise of warrants, which warrants have an exercise price of $0.60 per share.

Proceeds We will receive proceeds upon the exercise of the warrants which, if all such warrants are exercised in full, would be $390,000. The selling stockholders are under no obligation to exercise their warrants. Proceeds, if any, received from the exercise of warrants will be used for general corporate purposes.

Risk Factors                            The securities  offered hereby involve a
                                        high degree of risk. See "Risk Factors".

OTC Bulletin Board Symbol               DCMT

                                  RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS EXTREMELY RISKY. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS, IN ADDITION TO THE OTHER INFORMATION PRESENTED IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE OUR SECURITIES. IF ANY OF THE FOLLOWING RISKS ACTUALLY MATERIALIZE, OUR BUSINESS AND PROSPECTS COULD BE SERIOUSLY HARMED, THE PRICE AND VALUE OF OUR SECURITIES COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO OUR BUSINESS

A SIGNIFICANT PERCENTAGE OF OUR REVENUE IS DERIVED FROM SALES TO A FEW LARGE CUSTOMERS, AND IF WE ARE NOT ABLE TO RETAIN THESE CUSTOMERS, OR THEY RESCHEDULE, REDUCE OR CANCEL ORDERS, OR DELAY OR DEFAULT ON PAYMENTS, OUR REVENUES WOULD BE REDUCED AND OUR FINANCIAL CONDITION AND CASH FLOWS WOULD SUFFER.

Sales to our four largest customers represented 70%, 81% and 79% of net sales during the nine months ended September 30, 2007 and during the years ended December 31, 2006 and 2005, respectively. The identities of our largest customers and their respective contributions to our net sales have varied in the past and will likely continue to vary from period to period. We expect that our largest customers will continue to account for a substantial portion of our net sales for the foreseeable future. None of our customers are obligated to purchase a minimum number of our products in the aggregate or during any particular period. We cannot provide assurance that any of our customers will continue to purchase our products at past or current levels.

THE COMPANY HAS EXPERIENCED A HISTORY OF RECURRING OPERATING LOSSES AND MAY CONTINUE TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.

Our net losses totaled $1,224,000, $5,199,000 and $1,493,000 for the nine months ended September 30, 2007 and the years December 31, 2006 and 2005, respectively. Our accumulated deficit as of September 30, 2007 was $30,650,000. We cannot provide assurance that we can achieve profitability in the future. Additionally, these conditions raise substantial doubt as to our ability to continue as a going concern.

WE SUBCONTRACT THE MANUFACTURING OF OUR IMAGE-CAPTURE PRODUCTS TO ONE COMPANY. IF OUR MANUFACTURER BECOMES UNABLE OR UNWILLING TO PROVIDE PRODUCTS TO US IN A TIMELY MANNER, WE MAY NOT BE ABLE TO DELIVER OUR PRODUCTS TO CUSTOMERS ON TIME, WHICH COULD INCREASE OUR COSTS, DAMAGE OUR REPUTATION OR RESULT IN THE LOSS OF OUR CUSTOMERS.

If our manufacturer becomes unable or unwilling to provide products to us in a timely manner, we may not be able to deliver our products to customers on time, which could increase our costs, damage our reputation or result in the loss of our customers. Although we have the right to utilize other manufacturers at any time, identifying and qualifying a new manufacturer to replace our current manufacturer could take several months. See "Certain Relationships and Related Transactions".

WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS TO PROVIDE THE COMPONENTS AND RAW MATERIALS NECESSARY TO MANUFACTURE OUR PRODUCTS AND ANY INTERRUPTION IN THE AVAILABILITY OF THESE COMPONENTS AND RAW MATERIALS USED IN OUR PRODUCT COULD REDUCE OUR REVENUES.

Although many alternative suppliers exist, we rely on a single or limited number of suppliers for many of the significant components and raw materials required to manufacture our document/image-capture products. This reliance leads to a number of significant risks, including:

     o Unavailability of materials and interruptions in delivery of components and raw materials from our suppliers;

     o Manufacturing delays caused by such unavailability or interruptions in delivery; and
     o Fluctuations in the quality and the price of components and raw materials.

We do not have any long-term or exclusive purchase commitments with any of our suppliers. Failure to maintain existing relationships with our current suppliers or to establish new supplier relationships in the future, could negatively affect our ability to obtain necessary components and raw materials in a timely manner. If we are unable to obtain ample supply of materials from our existing suppliers or alternative supply sources, we may be unable to satisfy our customers' orders, which could reduce our revenues and adversely affect relationships with our customers.

OUR EXECUTIVE OFFICERS AND KEY PERSONNEL ARE CRITICAL TO OUR BUSINESS AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

Our success depends to a significant degree upon the continuing contributions of our key executive officers and managers. Although we have employment agreements with most of these individuals, we cannot guarantee that we can retain these individuals. In addition, we have not obtained "key man" life insurance on the lives of any of the members of our management team.

THERE IS INTENSE COMPETITION FOR QUALIFIED PERSONNEL IN THE AREAS IN WHICH WE OPERATE AND WE MAY NOT BE ABLE TO RETAIN EXISTING PERSONNEL AND/OR ATTRACT NEW QUALIFIED EMPLOYEES, WHICH WOULD ADVERSELY AFFECT OUR BUSINESS.

There is intense competition for qualified personnel in the areas in which we operate. The loss of existing personnel or the failure to recruit additional qualified managerial, technical and sales personnel could adversely affect our business. As we grow, we will need to attract, train and retain more employees for management, engineering, research and development, sales and marketing and support positions. And the competition for qualified employees, particularly engineers and research and development personnel, continues to be intense. Consequently, we may not be able to attract, train and retain the personnel we need to continue to offer our products to current and future customers in a cost effective manner, if at all.

OUR MAJORITY STOCKHOLDER, SYSCAN IMAGING LIMITED, OWNS AND CONTROLS A SIGNIFICANT NUMBER OF THE OUTSTANDING SHARES OF OUR COMMON STOCK AND WILL CONTINUE TO HAVE SIGNIFICANT OWNERSHIP OF OUR VOTING SECURITIES FOR THE FORESEEABLE FUTURE AND THIS COULD HAVE AN ANTI-TAKEOVER EFFECT DETRIMENTAL TO THE INTERESTS OF OUR STOCKHOLDERS.

Syscan Imaging Limited, our majority stockholder, beneficially owns approximately 53% of our outstanding common stock as of January 16, 2008. As a result, they have the ability to control our affairs and business, including the election of directors and subject to certain limitations, approval or preclusion of fundamental corporate transactions. This concentration of ownership of our common stock may:

     o    Delay or prevent a change in the control;
     o Impede a merger, consolidation, takeover or other transaction involving us; or
     o Discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company.

THE AUTHORIZATION AND ISSUANCE OF "BLANK CHECK" PREFERRED STOCK COULD HAVE AN ANTI-TAKEOVER EFFECT DETRIMENTAL TO THE INTERESTS OF OUR STOCKHOLDERS.

Our Certificate of Incorporation allows our board of directors to issue preferred stock with rights and preferences set by our board without further stockholder approval. Under particular circumstances, the issuance of these "blank check preferred" shares could have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for management and the board to impede the attempt by issuing blank check preferred shares, thereby diluting or impairing the voting power of the other outstanding shares of common stock and increasing the potential costs to acquire control of our

Company. Our board of directors has the right to issue blank check preferred shares without first offering them to holders of our common stock, as the holders of our common stock have no preemptive rights.

WE WILL BE SUBJECT TO THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT. IF WE ARE UNABLE TO TIMELY COMPLY WITH SECTION 404 OR IF THE COSTS RELATED TO COMPLIANCE ARE SIGNIFICANT, OUR PROFITABILITY, STOCK PRICE AND RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED.

We will be required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, which requires that we document and test our internal controls and certify that we are responsible for maintaining an adequate system of internal control procedures for the 2007 fiscal year. This section also requires that our independent registered public accounting firm opine on those internal controls and management's assessment of those controls. We are currently evaluating our existing controls against the standards adopted by the Committee of Sponsoring Organizations of the Treadway Commission. During the course of our ongoing evaluation and integration of the internal controls of our business, we may identify areas requiring improvement, and we may have to design enhanced processes and controls to address issues identified through this review.

We believe that the out-of-pocket costs, the diversion of management's attention from running the day-to-day operations and operational changes caused by the need to comply with the requirements of Section 404 of the Sarbanes-Oxley Act could be significant. If the time and costs associated with such compliance exceed our current expectations, our results of operations could be adversely affected.

We cannot be certain at this time that we will be able to successfully complete the procedures, certification and attestation requirements of Section 404 or that our auditors will not have to report a material weakness in connection with the presentation of our financial statements. If we fail to comply with the requirements of Section 404 or if our auditors report such material weakness, the accuracy and timeliness of the filing of our annual report may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, a material weakness in the effectiveness of our internal controls over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on our business, results of operations and financial condition.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY AND TECHNOLOGY

UNAUTHORIZED USE OF OUR PROPRIETARY TECHNOLOGY AND INTELLECTUAL PROPERTY WILL ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

Our success and competitive position depend in large part on our ability to obtain and maintain intellectual property rights to protect our products. We currently, and may in the future, rely on a combination of patents, copyrights, trademarks, service marks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect our intellectual property and proprietary rights. Unauthorized parties may attempt to copy aspects of our products or obtain, license, sell or otherwise use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and we may not be able to protect our technology from unauthorized use. Additionally, our competitors may independently develop technologies that are substantially the same or superior to ours without infringing our rights. In these cases, we would be unable to prevent our competitors from selling or licensing these similar or superior technologies. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States.

Third parties have claimed and may claim in the future that we are infringing their intellectual property, and we could be exposed to significant litigation or licensing expenses or be prevented from selling our products if such claims are successful. From time to time, we are subject to claims that we or our customers may be infringing or contributing to the infringement of the intellectual property rights of others. We may be unaware of intellectual property rights of others that may cover some of our technologies and products. If it appears necessary or desirable, we may seek licenses for these intellectual property rights. However, we may not be able to obtain licenses from some or all claimants or the terms of any offered licenses may not be acceptable to us, and we may not be able to resolve disputes without litigation. Any litigation regarding intellectual property could be costly and time-consuming and could divert the attention of our management and key personnel from our business operations. In the event of a claim of intellectual property infringement, we may be required to enter into costly royalty or license agreements. Third parties claiming intellectual property infringement may be able to obtain injunctive or other equitable relief that could effectively block our ability to develop and sell our products.

RISKS RELATING TO OUR COMMON STOCK


THE STOCK MARKET IN GENERAL HAS EXPERIENCED VOLATILITY THAT OFTEN HAS BEEN UNRELATED TO THE OPERATING PERFORMANCE OF LISTED COMPANIES. THESE BROAD FLUCTUATIONS MAY BE THE RESULT OF UNSCRUPULOUS PRACTICES THAT MAY ADVERSELY AFFECT THE PRICE OF OUR STOCK, REGARDLESS OF OUR OPERATING PERFORMANCE.

Shareholders should be aware that, according to SEC Release No. 34-29093 dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.


THE LIMITED PRIOR PUBLIC MARKET AND TRADING MARKET MAY CAUSE POSSIBLE VOLATILITY IN OUR STOCK PRICE.

To date, there has only been a limited public market for our securities and there can be no assurance that we can attain an active trading market for our securities. Our common stock trades on the Over the Counter Bulletin Board ("OTCBB"), which is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than the national securities exchanges. Quotes for securities quoted on the OTCBB are not listed in the financial sections of newspapers as are those for the national securities exchanges. Moreover, in recent years, the overall market for securities has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. The trading price of our common stock is expected to be subject to significant fluctuations including, but not limited to, the following:

     o Quarterly variations in operating results and achievement of key business metrics;
     o    Changes in earnings estimates by securities analysts, if any;
     o Any differences between reported results and securities analysts' published or unpublished expectations;
     o    Announcements of new products by us or our competitors;

     o Market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors;
     o    Demand for our products;
     o Shares sold pursuant to Rule 144 or upon exercise of warrants and options or conversion of Series A 5% Cumulative Convertible Preferred Stock or Series B Convertible Preferred Stock; and
     o General economic or stock market conditions unrelated to our operating performance.

These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our common stock.

THE OTCBB IS A QUOTATION SYSTEM, NOT AN ISSUER LISTING SERVICE, MARKET OR EXCHANGE. THEREFORE, BUYING AND SELLING STOCK ON THE OTCBB IS NOT AS EFFICIENT AS BUYING AND SELLING STOCK THROUGH AN EXCHANGE. AS A RESULT, IT MAY BE DIFFICULT FOR YOU TO SELL YOUR COMMON STOCK OR YOU MAY NOT BE ABLE TO SELL YOUR COMMON STOCK FOR AN OPTIMUM TRADING PRICE.

The OTCBB executes trades and quotations using a manual process and cannot guarantee the market information for securities. In some instances, quote information, or even firm quotes, may not be available. The OTCBB's manual execution process may delay order processing and as a result, a limit order may fail to execute or a market order may execute at a significantly different price due to intervening price fluctuations. Trade execution, execution reporting and legal trade confirmation delivery may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

OTCBB securities are frequent targets of fraud or market manipulation. Not only because of their generally low price, but also because the OTCBB reporting requirements for these securities are less stringent than for listed or Nasdaq traded securities, and no exchange requirements are imposed. Dealers may dominate the market and set prices that are not based on competitive forces. Individuals or groups may create fraudulent markets and control the sudden, sharp increase of price and trading volume and the equally sudden collapse of the market price for shares of our common stock.

When fewer shares of a security are being traded on the OTCBB, the security's market price may become increasingly volatile and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes of our common stock, there may be a lower likelihood that one's orders for our common stock will be executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of one's order entry.

Orders for OTCBB securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. As mentioned earlier in this document, the OTCBB executes trades using a manual process, which could cause delays in order processing and reporting, and could hamper one's ability to cancel or edit one's order. Consequently, selling shares of our common stock at the optimum trading prices may be impossible.

The dealer's spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of our common stock on the OTCBB if the stock must be sold immediately. Further, purchasers of our common stock may incur an immediate "paper" loss due to the price spread. Moreover, dealers may not have a bid price for our common stock on the OTCBB. Due to the foregoing factors, demand for our common stock on the OTCBB may be decreased or eliminated.

OUR COMMON STOCK IS CONSIDERED A "PENNY STOCK". THE APPLICATION OF THE "PENNY STOCK" RULES TO OUR COMMON STOCK COULD LIMIT THE TRADING AND LIQUIDITY OF THE COMMON STOCK, ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our shares of common stock are subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and "accredited investors". For transactions governed by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities, must obtain the purchaser's written consent to the transaction, and must deliver to the purchaser a SEC-mandated, penny stock risk disclosure document, all prior to the purchase. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock and may affect the ability of investors to sell such shares of common stock in the secondary market and may affect the price at which investors can sell such shares.

Investors should be aware that the market for penny stocks has suffered in recent years from patterns of fraud and abuse, according to the Commission. Such patterns include:

     o Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
     o Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
     o "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
     o Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
     o The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

ADDITIONAL AUTHORIZED SHARES OF OUR COMMON STOCK AND PREFERRED STOCK AVAILABLE FOR ISSUANCE MAY RESULT IN SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS.

We are authorized to issue 50,000,000 shares of our common stock. As of January 16, 2008, there were 15,403,754 shares of common stock issued and outstanding, respectively. However, the total number of shares of our common stock issued and outstanding does not include shares reserved in anticipation of the exercise of options or warrants or the conversion of our Series A 5% Cumulative Convertible Preferred Stock ("Series A Preferred Stock") or our Series B Convertible Preferred Stock ("Series B Preferred Stock"). As of January 16, 2008, we had the following common shares reserved for future issuance:

      Conversion of Series A Preferred Stock                     1,150,000
      Maximum Dividend Shares on the Conversion of Series A
      Preferred Stock                                              213,215
      Conversion of Series B Preferred Stock                       150,000
      Stock options outstanding                                  6,847,550
      Warrants outstanding                                       2,534,000
                                                               -----------
      TOTAL                                                     10,894,765
                                                               ===========

The above table does not include 598,333 and 1,100,667 shares that are reserved pursuant to our 2002 Amended and Restated Stock Option Plan and our 2006 Stock Option Plan, respectively, for options that are available for future grant. To the extent that options or warrants are exercised, or the preferred stock holders elect to convert their preferred shares to common shares, the holders of our common stock will experience further dilution. In addition, in the event that any future financing should be in the form of, be convertible into or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution.

While we have no present plans to issue any shares of preferred stock other than the Series A Preferred Stock and the Series B Preferred Stock, our board of directors has the authority (as previously discussed), without stockholder approval, to create and issue one or more series of such preferred stock and to determine the voting, dividend and other rights of holders of such preferred stock. The above table does not include any future issuance of preferred stock. The issuance of any of such series of preferred stock will cause further dilution to holders of our common stock.

FUTURE SALES OF OUR COMMON STOCK COULD PUT DOWNWARD SELLING PRESSURE ON OUR COMMON STOCK, AND ADVERSELY AFFECT THE PER SHARE PRICE. THERE IS A RISK THAT THIS DOWNWARD PRESSURE MAY MAKE IT IMPOSSIBLE FOR AN INVESTOR TO SELL SHARE OF COMMON STOCK AT ANY REASONABLE PRICE, IF AT ALL.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933 (Securities Act), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by our stockholders that are non-affiliates that have satisfied a two-year holding period. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have material adverse effect on the market price of our securities.

LIMITATIONS ON DIRECTOR AND OFFICER LIABILITY AND OUR INDEMNIFICATION OF OFFICERS AND DIRECTORS MAY DISCOURAGE SHAREHOLDERS FROM BRINGING SUIT AGAINST A DIRECTOR.

Our Certificate of Incorporation and Bylaws provide, with certain exceptions as permitted by governing Delaware law, that a director or officer shall not be personally liable to us or our shareholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on our behalf against a director. In addition, our Certificate of Incorporation and Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, AND WE MAY NEVER PAY DIVIDENDS. INVESTORS SEEKING CASH DIVIDENDS SHOULD NOT PURCHASE OUR COMMON STOCK.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Delaware state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.


                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained in this prospectus constitute "forward-looking statements". The words "believe", "expect", "anticipate", "intend", "estimate", "plan" and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus. Neither the Private Securities Litigation Reform Act of 1995 nor Section 27A of the Securities Act of 1933, as amended, provides any protection for statements made in this prospectus.


                      SELECTED CONSOLIDATED FINANCIAL DATA

You should read the summary consolidated financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operations" and the related notes included elsewhere in this prospectus. We derived the financial data for the period January 1 through September 30, 2007 and 2006 and as of December 31, 2006 and 2005 from our financial statements included in this report. The historical results are not necessarily indicative of the results to be expected for any future period.


                                                                  AS OF OR FOR THE
                                       AS OF OR FOR THE YEAR      NINE MONTHS ENDED
                                          ENDED DECEMBER 31,       SEPTEMBER 30,
                                          -----------------     --------------------
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)  2006        2005       2007        2006
------------------------------------------------------------------------------------
                                                                   (unaudited)
CONSOLIDATED RESULTS OF OPERATIONS:

Net Sales                              $ 12,469    $  7,848    $ 11,119    $  9,075
Cost of goods sold                        8,221       4,989       6,609       5,976
Gross profit                              4,248       2,859       4,510       3,099
Total operating expenses                 10,523       4,906       5,262       4,312
Operating loss                           (6,275)     (2,047)       (752)     (1,213)
Other income (expense), net               1,079         557        (468)        347
Net loss                                 (5,196)     (1,490)     (1,224)       (866)


Preferred stock dividends and
  accretion of preferred stock             (749)       (546)       (721)       (504)

Loss available to common
  stockholders                           (5,948)     (2,039)     (1,945)     (1,370)

Loss per common share,
  basic and diluted                    $  (0.25)   $  (0.09)   $  (0.09)   $  (0.06)

Weighted-average shares outstanding,
  basic and diluted                      24,105      23,279      22,445      24,092


CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents              $  1,333    $  1,426    $  2,137
Working capital                        $  2,040    $  2,050    $  2,276
Total assets                           $  5,129    $  8,107    $  5,813
Long-term debt                         $   --      $   --      $  2,003

Stockholders' equity (deficit)         $    970    $  5,405    $ (1,014)




                                    BUSINESS


OVERVIEW

Document Capture Technologies, Inc. (referred to herein as "we", "us", "our", "DCT" or "Company"), a Delaware corporation, develops, designs and delivers various imaging technology solutions to all types and sizes of enterprises including governmental agencies, large corporations, small corporations, small office-home offices ("SOHO"), professional practices as well as consumers (referred to herein collectively as "Enterprises") . We are a market-leader in providing USB-powered scanning solutions to a wide variety of industries and market applications. Our patented and proprietary page-imaging devices facilitate the way information is stored, shared and managed in both business and personal use.

Syscan, Inc., our wholly-owned subsidiary, was incorporated in California in 1995 to develop and manufacture a new generation of contact image sensors ("CIS") that are complementary metal-oxide-silicon ("CMOS") imaging sensor devices. During the late 1990s, we established many technical milestones and were granted numerous patents for our linear imaging technology. Our patented CIS and mobile imaging scanner technology provides high quality images at extremely low power consumption levels allowing us to deliver compact scanners in a form ideally suited for laptop or desktop computer users who need a small light-weight device to scan or fax documents

Our business model was developed and continues to evolve around intellectual property ("IP") driven products sold primarily to original equipment manufacturers ("OEM"), private label brands and value added resellers ("VAR"). Our image scanning products can be found in a variety of applications, including but not limited, to the following:

     o    Document and information management;
     o    Identification card scanners;
     o    Passport security scanners;
     o    Bank note and check verification;
     o    Business card readers;
     o    Barcode scanning; and
     o    Optical mark readers used in lottery terminals.

In the past ten years we have grown to be one of the largest manufacturers of page-fed scanning devices worldwide and we sell to several major brand companies including VISIONEER, PENTAX, CARDSCAN, AMBIR TECHNOLOGY, DIGIMARC, BANKSERV and OMRON. Our vertically integrated design and manufacturing business model allows our customers to introduce new products to the market quickly and efficiently.

CURRENT MARKET OPPORTUNITIES, STRATEGIES AND PRODUCTS

In the past decade, information management, including how information is retrieved, stored, shared and disseminated, has become increasingly important, and in many instances critical, for all Enterprises worldwide.

Confronted by exponentially increasing information through more and more channels, Enterprises employ a variety of resources for managing information. Our document/image-capture products can help transform business-critical information from paper, faxed and electronic forms, documents and transactions into a manageable digital format. Our solutions can manage the processing of millions of forms, documents and transactions annually, converting their content into information that is usable in database, document, content and other information management systems. We believe that our document/image-capture products enable organizations to reduce operating costs, obtain higher information accuracy rates and speed processing times.

Our document/image-capture solutions offer Enterprises a cost-effective and accurate alternative to manual data entry, a traditional approach that is typically a labor intensive, time consuming and costly method of managing the input of information into the Enterprise. Organizations can utilize our solutions to capture and store information electronically, and extract the meaningful content or data in a way that preserves the data's accuracy. As a result, we believe there is significant growth opportunity for our solutions to help simplify the way Enterprises manage information as well as other business applications.

Currently, all of our revenue is generated from sales of our document/image-capture products and is as follows (IN THOUSANDS):

                                                  NET REVENUE
                                              --------------------
     Nine Months Ended September 30, 2007           $11,119
     Year Ended December 31, 2006                    12,469
     Year Ended December 31, 2005                     7,848
     Year Ended December 31, 2004                     6,058


We offer several different image scanning product groups to meet the diverse needs of our customers. Although all our products are based on the same patented and proprietary technology, our product groups vary from one another by features and configurations. Our most popular product groups include our DocketPORT and TravelScan line of products.

DOCKETPORT

Our DocketPORT product group is our fourth generation of compact document/image-capture devices. Specific features of this product group include:

     o    High Speed-Universal Serial Bus ("USB") powered;
     o Several models capable of true duplex scans (both sides of a two-sided document at once);
     o    600 dots per inch ("DPI") optical resolution;
     o    Minimal power consumption;
     o    Extremely lightweight;
     o Restriction of Hazardous Substance ("RoHS") and Waste Electrical and Electronic Equipment ("WEEE") compliant;
     o Internal 48-bit analog-to-digital conversion for three-color channels (red, green and blue);
     o    No power adapter required; and
     o    Scans any size document from business cards to legal size documents.

TRAVELSCAN

Our TravelScan products are the ideal document management devices for busy professionals and executives. These lightweight and convenient scanners are powered using only the USB port, an exclusive Syscan patent. Our TravelScan products can be conveniently carried alongside laptops and requires a minimal footprint in your work area. These products enable users to fax, email and organize all business documents with the "touch of a button". Specific features include:

     o    Full-Speed USB powered;
     o    600 dots per inch ("DPI") optical resolution;
     o    Minimal power consumption;
     o    Extremely lightweight; and
     o    RoHS and WEEE compliant.


SALES, MARKETING AND DISTRIBUTION

Our sales and marketing efforts are designed to serve our direct customer base, rather than the end user of our products. We market and sell our products both domestically and internationally through a global network of more than 40 independent distributors and channel partners in North America, Europe and Asia. We select these independent entities based on their ability to provide effective field sales, marketing communications and technical support to our targeted markets. In addition, our products are sold through several retail and web-based channels.

COMPETITION

We have a few direct competitors to our document/image-capture products, in major worldwide markets (North America, Europe and Asia). These competitors, in general, pay us a royalty fee for the use of our intellectual property. To maintain our competitive advantage we maintain a high level of investment in research and development and focus on factory efficiency allowing us to provide superior time-to-market product cycles with the goal of manufacturing and delivering products to customers virtually defect free.

We believe that our competitive strengths include:

     o    Patented and proprietary-based products;
     o Favorable and well established reputation, experience and presence in the USB-powered document/image-capture devices market;
     o Superior customer relationships that allow us to identify and work closely with customers to meet market demands;
     o Vertical integration design and manufacturing business model which reduces the time to introduce a new or improved product to the market;
     o    Broad distribution channels; and
     o    Product quality and performance.


MANUFACTURING AND RAW MATERIAL SUPPLY

MANUFACTURING. We purchase the majority of our finished scanner imaging products from Syscan Lab Limited ("SLL"), a wholly-owned subsidiary of Syscan Technology Holdings Limited ("STH"), the parent company of our majority stockholder. Our Chairman and CEO, Darwin Hu, was formerly the CEO of STH. He resigned from STH effective December 2004. See "Certain Relationships and Related Transactions" contained elsewhere in this prospectus.

We purposely limit the manufacturing of our product to SLL as this gives us better control over both the quality of our product and the price we pay for the product. We have established a pricing agreement with SLL, which is negotiated periodically. From the early stages of product design and development, DCT engineers worked closely with SLL's production team to ensure optimal and cost effective manufacturing. The strategy of using only one subcontract manufacturer could be disadvantageous if SLL becomes unable or unwilling to provide products to us in a timely manner. If this happens, we estimate it would take us approximately six months to establish a new subcontract manufacturer. To mitigate this exposure, we provide most of the critical components and tooling required to manufacture our products.

RAW MATERIALS. SLL purchases the raw materials, parts and components with the exception of the critical components as discussed above, which we provide. A limited number of components included in our products are obtained from a single supplier or a small group of suppliers. We have some controller chips that are sole-sourced, as they are specialized devices that can effectively control the cost of our product. We do not have any long-term or exclusive purchase commitments with any of our suppliers. Where possible, we work with secondary suppliers to qualify additional sources of supply. To reduce the risk associated with using a sole supplier, we attempt to maintain strategic inventories of these sole-sourced components. To date we have been able to obtain adequate supplies of the components used in the production of our documents/image-capture products in a timely manner from existing sources. If in the future we are unable to obtain sufficient quantities of required materials, components or subassemblies, or if such items do not meet our quality standards, delays or reductions in product shipments could occur which could harm our business, financial condition and results of operations.

CUSTOMERS

A small number of customers have historically accounted for a substantial portion of our net revenue. Sales to our four largest customers represented 70%, 81% and 79% of net sales during the nine months ended September 30, 2007 and during the years ended December 31, 2006 and 2005, respectively. We expect that our largest customers will continue to account for a substantial portion of our net sales for the foreseeable future. Our largest customer rankings and respective contributions to our net sales have varied and will likely continue to vary from period to period. We typically sell products pursuant to purchase orders that customers can generally defer without incurring a significant penalty. Currently we do not have agreements with any of our key customers that contain long-term commitments to purchase specified volumes of our products. We believe that maintaining and continuing to strengthen customer relationships will play an important role in maintaining our leading position in the document/image-capture market.

INTELLECTUAL PROPERTY

While the success of our business depends more on such factors as our employees' technical expertise and innovative skills, the success of our business also relies on our ability to protect our proprietary technology. Accordingly, we seek to protect our intellectual property rights in a variety of ways. Obtaining patents on our innovative technologies is one such way. We have multiple patents covering our document/image-capture technologies, which do not begin to expire until 2017.

Another way we seek to protect our proprietary technology and other proprietary rights is by requiring our employees and contractors to execute confidentiality and invention assignment agreements in order to protect our proprietary technology and other proprietary rights. We also rely on employee and third-party nondisclosure agreements and other intellectual property protection methods, including proprietary know-how, to protect our confidential information and our other intellectual property.

COMPLIANCE WITH ENVIRONMENTAL, HEALTH, AND SAFETY REGULATIONS

In July 2006, the European Union ("EU") began requiring all electronics products sold within the EU to be RoHS compliant pursuant to the European Directive 2002/95/EC. Beginning in January 2006, all our products were RoHS compliant.

RESEARCH AND DEVELOPMENT

We have historically devoted a significant portion of our financial resources to research and development programs, both to our current products and our future products, and we expect to continue to allocate significant resources to these efforts. Until November 2007, the majority of our research and development efforts were focused on our future HD display products, at which time we suspended our HD display research and development efforts. Our research and development expenses were $2,052,000 for the nine months ended September 30, 2007 and $3,084,000 and $952,000 for the years ended December 31, 2006 and 2005, respectively. To date, all research and development costs have been expensed as incurred.

Our future success will depend in part on our ability to anticipate changes, enhance our current products, develop and introduce new products that keep pace with technological advancements and address the increasingly sophisticated needs of our customers. We intend to continue to develop our technology and innovative products to meet customer demands.

EMPLOYEES

As of January 16, 2008, we employed 14 people on a full-time basis, 13 in the United States and 1 in Europe. Of the total, 5 were in product research and development, 3 in sales and marketing and 6 in general administration. None of our employees located in the United States or internationally are represented by unions or collective bargaining agreements. We have experienced no work stoppages and believe that our employee relations are good. We have utilized the services of consultants, third-party developers, and other vendors in our sales, development, manufacturing activities and finance and administration functions.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the Commission's public reference rooms at 100 F Street, N.E., Washington, D.C. 20549, 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from the Commission's Website at "http://www.sec.gov". We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact our Corporate Secretary at our address as set forth above.

We maintain a Website at "http://www.sysviewtech.com" (this is not a hyperlink, you must visit this website through an internet browser). Our Website and the information contained therein or connected thereto are not part of this prospectus.



                                              DESCRIPTION OF PROPERTY

At January 16, 2008 details of our property were as follows:


                                                           TOTAL SQUARE
LOCATION                        LEASE EXPIRATION             FOOTAGE                 PRIMARY USAGE
----------------------------    ----------------------    ---------------    ---------------------------------------------
San Jose, CA                    November 2008                  10,700        Corporate headquarters,
                                                                             research and development lab
San Jose, CA                    Month to month                  2,300        Inventory management and distribution
Arnhem, Netherlands             Month to month                    250        Field service and sales office
Arnhem, Netherlands             Month to month                  1,400        Inventory management and distribution
Brisbane, Australia             Month to month                  1,100        Inventory management and distribution
Shenzhen, China                 Month to month                  2,100        Inventory management and distribution


We plan to reduce the square footage of leased space at our current San Jose location as a result of suspending our HD display related research and development activities. After such time, we believe our properties will be adequate for our current needs and will be sufficient to serve the needs of our operations for the foreseeable future.

We have multiple patents covering our document/image-capture technologies, which do not begin to expire until 2017.

LEGAL PROCEEDINGS

As of the date of this prospectus, there were no pending material legal proceedings to which we were a party and we are not aware that any were contemplated. There can be no assurance, however, that we may not from time to time be made a party to litigation in the normal course of our business, and any finding of liability imposed against us could have a material adverse effect on our financial condition, results of operations or cash flows.




                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses incurred in connection with the offering described in this prospectus. We are registering the shares in this offering pursuant to the Loan Agreement entered into between the Company and the two (2) accredited investors and related Warrants. We agreed to file this registration statement in order to permit those investors to sell the shares acquired upon exercise of the Warrants. If and when all of the Warrants held by the selling stockholders are exercised, we will receive the proceeds from the exercise of those Warrants. If these warrants are exercised in full by the selling stockholders, we may receive up to $390,000, which we intend to use for working capital and other general corporate purposes. Our common stock is more fully described in the section of this prospectus entitled "Description of Securities".

                              SELLING STOCKHOLDERS


On September 27, 2007, we and our wholly-owned subsidiary, Syscan, Inc., entered into a Loan Agreement (the "Loan Agreement") with Montage Capital, LLC (the "Lender"). In connection with the Loan Agreement, we issued to Lender a warrant to purchase up to 325,000 shares of the Company's common stock at an initial exercise price of $0.60 per share (the "Montage Warrant").

In addition, at the Lender's direction, a warrant to purchase up to 325,000 shares of the Company's common stock with the same terms as the Montage Warrant was issued to North Atlantic Resources Limited ("North Atlantic"), who is a participant in the Loan Agreement (the "North Atlantic Warrant", collectively with the Montage Warrant, the "Warrants").

Pursuant to the Loan Agreement and Warrants, we agreed to file this registration statement in order to permit the Lender and North Atlantic to sell the shares acquired under the subscription agreements.

Up to an aggregate of 650,000 shares of common stock may be offered under this prospectus consisting of 650,000 shares of common stock issuable upon the exercise of the Warrants.

All of our shares of common stock offered under prospectus may be sold by the selling stockholders. We will not receive any of the proceeds from sales of shares offered under this prospectus. All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any attributable to the sale of shares by selling stockholders will be borne by such shareholders. The selling stockholders may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of their common stock under this prospectus. One of the selling stockholders is affiliated with broker-dealers.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholder. The second column lists the number of shares of common stock beneficially owned by each selling stockholder as of January 16, 2008. The third column lists the shares of common stock being offered pursuant to this prospectus by each of the selling stockholders. The fourth column lists the number of shares that will be beneficially owned by the selling stockholder, assuming all of the shares offered pursuant to this prospectus are sold and that shares beneficially owned by them, as of January 16, 2008, but not offered hereby are not sold. The fifth column lists the percentage of shares that will be beneficially owned by the selling stockholders as of January 16, 2007, assuming all of the shares offered pursuant to this prospectus are sold and that shares beneficially owned by them but not offered hereby are not sold.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon conversion of the note and upon exercise of the warrant held by the holder that are currently convertible or are exercisable within 60 days after the date of the table are deemed outstanding. The percent of beneficial ownership for the selling stockholder is based on 15,403,754 shares of common stock outstanding as of the date hereof. Shares of common stock subject to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of the date hereof, are considered outstanding and beneficially owned by a selling stockholder who holds those warrants, options or other convertible securities for the purpose of computing the percentage ownership of that selling stockholder but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. One of the selling stockholders is affiliated with broker-dealers. See our discussion entitled "Plan of Distribution" for further information regarding the method of distribution of these shares.



--------------------------------------------------------------------------------------------------------------
   NAME OF SELLING SHAREHOLDER         NUMBER OF          NUMBER OF         NUMBER OF         PERCENTAGE OWNED
                                      SHARES OWNED      SHARES BEING       SHARES OWNED        AFTER OFFERING
                                    BEFORE OFFERING        OFFERED        AFTER OFFERING             (2)
                                                                               (1)
-------------------------------------------------------------------------------------------------------------
Montage Capital, LLC (1)                  325,000           325,000              0                    0%
-------------------------------------------------------------------------------------------------------------
North Atlantic Resources Limited          325,000           325,000              0                    0 %
(2)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
TOTAL                                     650,000           650,000              0                    0 %
-------------------------------------------------------------------------------------------------------------

(1) Includes 325,000 shares of common stock issuable upon the exercise of warrants. The natural person with voting and investment decision power for the selling shareholder is Damon Doe.
(2) Includes 325,000 shares of common stock issuable upon the exercise of warrants. The natural person with voting and investment decision power for the selling shareholder is Michael Xirinachs.


                              PLAN OF DISTRIBUTION

We are registering shares of our common stock for resale by the selling stockholders identified in the section above entitled "Selling Stockholders". We will receive none of the proceeds from the sale of these shares by the selling stockholders. The common stock may be sold from time to time to purchasers:

     o    through the OTC Bulletin Board at prevailing market prices; or

     o through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the common stock.

The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o    settlement of short sales;

     o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale;

     o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

     o    any other method permitted pursuant to applicable law.

Selling stockholders may offer and sell, from time to time, the shares of our common stock covered by this prospectus. The term selling stockholders includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling stockholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares of our common stock short and redeliver the securities to close out their short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect the transaction. The selling stockholders may also loan or pledge securities to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution, may affect sales of the loaned or pledged securities pursuant to this prospectus, as supplemented or amended to reflect the transaction.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act in connection with the sales and distributions contemplated under this prospectus and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits which our selling stockholders may receive might be deemed to be underwriting compensation under the Securities Act. Because the selling stockholders may deemed to be an underwriter under Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Any profits realized by the selling stockholders and the compensation of any broker-dealer will be deemed to be underwriting discounts and commissions. One of the selling stockholders is affiliated with broker-dealers.

The selling stockholders and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934 (Exchange Act). The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and other participating persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular security being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. We have informed the selling stockholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Exchange Act, may apply to their sales in the market.

We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

We are paying all expenses and fees in connection with the registration of the shares. The selling stockholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of their shares.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions with us held by each person and the date such person became a director or executive officer. Each year the stockholders elect the members of our board of directors.

Our directors and executive officers are as follows:


                            EAR FIRST ELECTED AS
     NAME                  YOFFICER OR DIRECTOR     AGE                          OFFICE
     ----------------------------------------------------------------------------------------------------------
     Darwin Hu                      2004            54    Chief Executive Officer and Chairman
     William Hawkins                2004            51    Chief Operating Officer, Secretary and Director
     David Clark                    2004            39    Chief Investment Officer and Director
     M. Carolyn Ellis               2007            43    Chief Financial Officer
     Lawrence Liang                 2004            71    Director


DARWIN HU became our Chairman, President and Chief Executive Officer on April 2, 2004, in connection with our acquisition of Syscan, Inc. Prior thereto, Mr. Hu was the President and Chief Executive Officer of Syscan, Inc., our wholly-owned subsidiary. Before joining Syscan, Inc., Mr. Hu held senior management positions at Microtek, Xerox, OKI, AVR, DEST, Olivetti and Grundig. Mr. Hu holds a bachelor's degree in Engineering Science from National Cheng-Kung University, Taiwan, and a master's degree in Computer Science and Engineering from California State University, Chico, California USA.

WILLIAM HAWKINS became our Chief Operating Officer and Secretary on April 2, 2004, in connection with our acquisition of Syscan, Inc. On June 8, 2007 he was appointed to our board of directors. Mr. Hawkins has held various management positions at Syscan, Inc., the Company's wholly-owned subsidiary, since 1999, including V.P. of Sales and Marketing, President and General Manager of Syscan Imaging Group. Prior thereto, Mr. Hawkins' product focus has been primarily in the imaging systems and computer peripheral markets, including senior positions with General Electric (UK), Kaman Aerospace, British Aerospace Engineering, Gartner Research and Per Scholas. Mr. Hawkins received a bachelor's degree in physics from the University of Maryland in 1978 and an MBA from Johns Hopkins University in Management of Technology Concentration (MOT).

M. CAROLYN ELLIS was appointed our Chief Financial Officer on November 1, 2007. Ms. Ellis has been an independent contractor to the Company since April 2006 in charge of and supervising our financial reporting obligations. Prior to her work with the Company, Ms. Ellis served as a director, secretary and treasurer of Knovative, Inc., a telecommunications research and development company that she co-founded in 2003 and where she remains a member of the board of directors today. From April 2000 until July 2003, Ms. Ellis served as the Vice President of Finance for Correlant Communications, a company in the telecommunications industry. Ms. Ellis has been a certified public accountant since 1989. She earned her bachelor's degree in economics and accounting from Hendrix College in 1986 and her master's degree in business administration from the University of New Mexico in 1994.

DAVID CLARK has been our Senior Vice President of Business Development and a director since July 15, 2004 and our Chief Investment Officer since September 2007. In July 2005, Mr. Clark was appointed President of Sysview Technology Inc., our wholly owned subsidiary. From October 2003 to July 2004 Mr. Clark was President of Nautical Vision, Inc. a market specific image display company where he created and implemented the company's business plan which involved product sourcing, sales and marketing and general management. From June 2001 to October 2003, Mr. Clark actively invested in and consulted to a diverse group of companies in addition to being involved in residential development. Mr. Clark was President and CEO of Homebytes.com from November 1998 to May of 2001. Prior thereto Mr. Clark was the head of distribution and a director of Take Two Interactive (Nasdaq:TTWO) which was a result of TTWO's acquisition of Inventory Management Systems, Inc. (I.M.S.I.), of which Mr. Clark was a co-founder and President. Prior to founding I.M.S.I., Mr. Clark held various management positions with Acclaim Entertainment (Nasdaq:AKLM), and the Imagesoft division of SONY Music (NYSE:SNE). Mr. Clark received a B.S. in Business from the State University of New York at Binghamton in 1990.

LAWRENCE LIANG has been a director since April 2, 2004. Mr. Liang serves as an "independent director" as that term is defined under NASDAQ Rule 4200(a)(15). Since 1984 Mr. Liang has been the President and Vice President of Genoa Systems Corporation, a graphics company that developed the flicker free and true color technologies in the late 1980's, the President of Telecom Marketing, a marketing consultant for telecommunications infrastructure, and the President of Cwaves Technology, a wireless LAN/WAN company. From 1967 to 1978, Mr. Liang worked for IBM's Technology Component Division to help develop semiconductor products and RISC CPU Instruction sets. From1978 to 1982 Mr. Liang worked in IBM's Disk Drive division in Silicon Valley where he held various management positions. Mr. Liang holds a master's degree in Applied Mathematics from the City University of New York.

FAMILY RELATIONSHIPS
There are no family relationships between any director or executive officer.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of our knowledge, none of our directors or executive officers has, during the past five years:

     |X| been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

     |X| had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

     |X| been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

     |X| been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors did not hold any meetings during the fiscal year ended October 31, 2007. All board actions were completed through unanimous written consents. There is no standing audit committee, compensation committee or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, as of January 16, 2008, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for: (i) each person known by us to own beneficially more than five (5%) percent of our outstanding common stock, (ii) each of our officers and directors, and (iii) all of our officers and directors as a group. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon conversion of the note and upon exercise of the warrant held by the holder that are currently convertible or are exercisable within 60 days after the date of the table are deemed outstanding.
Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by them. As of January 16, 2008, there were 15,403,754 shares of common stock outstanding.


                                                              NUMBER OF COMMON
                                                           SHARES BENEFICIALLY        PERCENTAGE OF COMMON
                                                                     OWNED (1)         SHARES BENEFICIALLY
    NAME AND ADDRESS OF BENEFICIAL OWNER                                                             OWNED
    -------------------------------------------------    ----------------------    ------------------------
    Syscan Imaging Limited (2)                                       8,173,514                   53.1%
      Unit C, 21st Floor, 9-23 Shell Street
      North Point , Hong Kong
    Directors and Executive Officers:
      c/o Document Capture Technologies, Inc
      1772 Technology Drive
      San Jose, CA  95110
         Darwin Hu (3)                                               1,682,183                    9.9%
         William Hawkins(4)                                          1,132,183                    6.9%
         David Clark(5)                                                982,193                    6.0%
         M. Carolyn Ellis((6))                                               -                     *
         Lawrence Liang((7))                                            26,666                     *
    All directors and executive officers as a group                  3,823,225                   22.8%
    (consisting of  persons)
--------------------------------------

* Less than one percent.

(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) The sole shareholder of Syscan Imaging Limited is Syscan Technology Holdings Limited ("STH"), a publicly-held company whose shares are listed on The Growth Enterprise Market of the Stock Exchange of Hong Kong Limited.

(3) Includes (i) 100,000 shares of common stock and (ii) 1,582,183 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 366,667 shares of common stock underlying options that are not exercisable within the next 60 days.


                                      -26-

(4) Includes (i) 100,000 shares of common stock and (ii) 1,032,183 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 266,667 shares of common stock underlying options that are not exercisable within the next 60 days.

(5) Includes (i) 150,010 shares of common stock and (ii) 832,183 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 266,667 shares of common stock underlying options that are not exercisable within the next 60 days.

(6) Does not include 150,000 shares of common stock underlying options that are not exercisable within the next 60 days.

(7) Includes 26,666 shares of common stock issuable upon the exercise of options that vested or will vest within 60 days. Does not include 53,334 shares of common stock underlying options that are not exercisable within 60 days.



                            DESCRIPTION OF SECURITIES

GENERAL

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Delaware law.

Our authorized capital stock consists of 50,000,000 shares of common stock, and 2,000,000 shares of blank-check preferred stock, 60,000 of which have been designated Series A Preferred Stock and 30,000 of which have been designated Series B Preferred Stock. As of the date of this prospectus, our outstanding capital stock consists of 15,403,754 shares of common stock, $0.001 par value, 11,500 shares of Series A Preferred Stock, $0.001 par value and 1,500 shares of Series B Preferred Stock, $0.001 par value. These figures do not include securities to be issued pursuant to our Amended and Restated 2002 Stock Option Plan or our 2006 Stock Option Plan.

COMMON STOCK

As of the date of this prospectus, we have 15,403,754 shares of common stock outstanding, held of record by approximately 365 stockholders. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferential rights with respect to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.

Our common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable.

PREFERRED STOCK

We have authorized 2,000,000 shares of preferred stock, of which an aggregate of 60,000 have been designated Series A Preferred Stock, of which 11,500 are outstanding as of the date of this prospectus, and 30,000 have been designated Series B Preferred Stock, of which 1,500 are outstanding as of the date of this prospectus. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights, of the holders of common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock. Notwithstanding the broad discretion granted to our board of directors with respect to designating the terms and conditions of any series of preferred stock, our board of directors has agreed to refrain from issuing shares of preferred stock, unless such designation and issuance are approved by a majority of our directors who do not have an interest in the transactions and who have access to and consulted with (at our expense) our counsel or counsel of their choosing.

SERIES A 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK ("SERIES A PREFERRED STOCK")

In March 2005, we sold an aggregate of 18,650 shares of our Series A Preferred Stock, 7,150 of which have been converted into 715,000 shares of our common stock as of January 10, 2008. The material terms of our Series A Preferred Stock are described below:

CONVERSION RIGHTS. All or any portion of the stated value of the Series A Preferred Stock outstanding may be converted into common stock at anytime by the purchasers. The initial fixed conversion price of the preferred stock is $1.00 per share ("Series A Preferred Stock Conversion Price"). The Series A Preferred Stock Conversion Price is subject to anti-dilution protection adjustments, on a full ratchet basis, at anytime that the preferred stock is outstanding and prior to the effective date of the registration statement required to be filed pursuant to the Series A Preferred Stock registration rights agreement, upon our issuance of additional shares of common stock, or securities convertible into common stock, at a price that is less than the then Series A Preferred Stock Conversion Price.

DIVIDENDS. The Series A Preferred Stock accrues dividends at a rate of five percent per year, payable semiannually on July 1 and January 1 in cash, by accretion of the stated value or in shares of common stock. Subject to certain terms and conditions, the decision whether to accrete dividends to the stated value of the Preferred Stock or to pay for dividends in cash or in shares of common stock, shall be at our discretion.

REDEMPTION. On March 15, 2008 (the "Series A Preferred Stock Redemption Date"), all of the outstanding Series A Preferred Stock shall be redeemed for a per share redemption price equal to the stated value on the Series A Preferred Stock Redemption Date (the "Series A Preferred Stock Redemption Price"). The Series A Preferred Stock Redemption Price is payable by us in cash or in shares of common stock at our discretion and shall be paid within five trading days after the Series A Preferred Stock Redemption Date. In the event we elect to pay all or some of the Series A Preferred Stock Redemption Price in shares of common stock, the shares of common stock to be delivered to the purchasers shall be valued at 85% of the fifteen-day volume weighted average price of the common stock on the Series A Preferred Stock Redemption Date.

RIGHT TO COMPEL CONVERSION. If, on any date after March 15, 2006, (A) the closing market price per share of our common stock for ten consecutive trading days equals at least $4.00 (subject to adjustment for certain events), and (B) the average reported daily trading volume during such ten-day period equals or exceeds 100,000 shares, then we shall have the right, at our option, to convert, all, but not less than all, of the outstanding shares of Series A Preferred Stock at the Series A Preferred Stock Conversion Price; provided that there shall be an effective registration statement covering the resale of the shares of common stock underlying the preferred stock at all times during such 10-day period and during the 30-day notice period to the holders thereof.

RESTRICTIONS ON CONVERSION. No holder of our Series A Preferred Stock is entitled to receive shares upon payment of dividends on the Series A Preferred Stock, or upon conversion of the Series A Preferred Stock held by such holder if such receipt would cause such holder to be deemed to beneficially own in excess of 4.999% of the outstanding shares of our common stock on the date of issuance of such shares (such provision may be waived by such holder upon 61 days prior written notice to us). In addition, no individual holder is entitled to receive shares upon payment of dividends on the Series A Preferred Stock, or upon conversion of the Series A Preferred Stock held by such holder if such receipt would cause such holder to be deemed to beneficially own in excess of 9.999% of the outstanding shares of our common stock on the date of issuance of such shares (such provision may be waived by such holder upon 61 days prior written notice to us).

REGISTRATION RIGHTS. In connection with the issuance of Series A Preferred Stock, the Company executed a registration rights agreement with the purchasers thereof under which the Company agreed to register the common shares underlying the Series A Stock and related warrants. The agreement provides for liquidated damages in the event the registration statement is not maintained continuously effective for a period of two years following the March 15, 2005 closing date. The liquidated damages total an amount equal to one percent (pro-rated for partial months) of the purchase price of the Series A Preferred Stock for each thirty day period effectiveness of a registration statement is not maintained and two percent for each thirty day period the registration statement did not remain effective.

RIGHT OF FIRST REFUSAL. Subject to certain conditions, we granted holders of our Series A Preferred Stock holders a right of first refusal, for one year from the effective date of the registration statement required to be filed in connection with the purchase of the Series A Preferred Stock, to participate in any subsequent financing that we conduct.

VOTING RIGHTS. Holders of the Series A Preferred Stock have no voting rights. However, so long as any shares of Series A Preferred Stock are outstanding, we won't, without the affirmative vote of the holders of a majority of the shares of the Series A Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation senior to or otherwise pari passu with the Series A Preferred Stock,
(c) amend our certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the holders of the Series A Preferred Stock, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

LIQUIDATION PREFERENCE. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary (a "Liquidation"), the holders of the Series A Preferred Stock shall be entitled to receive out of our assets, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the stated value per share before any distribution or payment shall be made to the holders of any of our securities with rights junior to the Series A Preferred Stock, and if our assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

ANTI-DILUTION. Holders of Series A Preferred Stock have standard anti-dilution protection for splits, dividends, subdivisions, distributions, reclassifications and combinations of our common stock.

SERIES B CONVERTIBLE PREFERRED STOCK ("SERIES B PREFERRED STOCK")

In August 2006, we sold an aggregate of 11,500 shares of our Series B Preferred Stock, 10,000 of which have been converted into 1,000,000 shares of our common stock as January 10, 2008. The material terms of our Series B Preferred Stock are described below:

CONVERSION RIGHTS. All or any portion of the stated value of Series B Preferred Stock outstanding may be converted into common stock at anytime by the Investors. The initial fixed conversion price of the Series B Preferred Stock is $1.00 per share ("Series B Preferred Stock Conversion Price"). The Series B Preferred Stock Conversion Price was subject to anti-dilution protection adjustments, on a full ratchet basis, until twelve months from the effective date of the registration statement that was required to be filed pursuant to the Series B Preferred Stock registration rights agreement. The Series B Preferred Stock registration statement was declared effective by the SEC on January 18, 2007.

REDEMPTION. On August 7, 2009 (the "Series B Preferred Stock Redemption Date"), all of the outstanding Series B Preferred Stock shall be redeemed for a per share redemption price equal to the stated value on the Series B Preferred Stock Redemption Date (the "Series B Preferred Stock Redemption Price"). The Series B Preferred Stock Redemption Price is payable by the Company in cash or in shares of Common Stock at the Company's discretion and shall be paid within five trading days after the Series B Preferred Stock Redemption Date. In the event the Company elects to pay all or some of the Series B Preferred Stock Redemption Price in shares of common stock, the shares of common stock to be delivered to the Investors shall be valued at 85% of the fifteen-day volume weighted average price of the common stock on the Series B Preferred Stock Redemption Date.

RIGHT TO COMPEL CONVERSION. If, on any date after August 7, 2007, (A) the closing market price for a share of common stock for ten consecutive trading days equals at least $4.00 (subject to adjustment for certain events), and (B) the average reported daily trading volume during such ten-day period equals or exceeds 100,000 shares, then the Company shall have the right, at its option, to convert, all, but not less than all, of the outstanding shares of Series B Preferred Stock at the Series B Preferred Stock Conversion Price; provided that the related registration statement shall be effective at all times during such 10-day period and during the 30-day notice period to the Investors.

RESTRICTIONS ON CONVERSION. No individual investor is entitled to receive shares upon conversion of the Series B Preferred Stock held by such investor if such receipt would cause such investor to be deemed to beneficially own in excess of 4.999% of the outstanding shares of our common stock on the date of issuance of such shares (such provision may be waived by such investor upon 61 days prior written notice to the Company). In addition, no individual investor is entitled to receive shares upon conversion of the Series B Preferred Stock held by such investor if such receipt would cause such investor to be deemed to beneficially own in excess of 9.999% of the outstanding shares of our Common Stock on the date of issuance of such shares (such provision may be waived by such Investor upon 61 days prior written notice to the Company).

REGISTRATION RIGHTS. In connection with the issuance of Series B Preferred Stock, the Company executed a registration rights agreement with the purchasers thereof under which the Company agreed to register the common shares underlying the Series B Preferred Stock and related warrants. The agreement provides for liquidated damages in the event the registration statement was (i) not timely filed, (ii) not declared effective within the specified timeframe, or (iii) if the registration is suspended other than as permitted in the registration rights agreement. As previously discussed, the Series B Preferred Stock registration statement was declared effective by the SEC on January 18, 2007 and remains effective as of the date of this filing.

RIGHT OF FIRST REFUSAL. Subject to certain conditions, the Company granted the investors of the Series B Preferred Stock a right of first refusal, for one year from the effective date of the registration statement that was filed in connection with this transaction, to participate in any subsequent financing that the Company conducts.

VOTING RIGHTS. Holders of the Series B Preferred Stock have no voting rights. However, so long as any shares of Series A Preferred Stock are outstanding, the Company won't, without the affirmative vote of the holders of a majority of the shares of the Series B Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Series B Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation senior to or otherwise pari passu with the Series B Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the holders of the Series B Preferred Stock, (d) increase the authorized number of shares of Series B Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

LIQUIDATION PREFERENCE. Upon Liquidation, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the stated value per share before any distribution or payment shall be made to the holders of any securities of the Company with rights junior to the Series B Preferred Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

WARRANTS

As of January 10, 2008, there were outstanding warrants to purchase the following shares of our common stock:

                                                                 NUMBER OF
                                                                 SHARES
                                                                 SUBJECT TO          EXERCISE     EXPIRATION DATE
DESCRIPTION                                                      WARRANTS               PRICE
-------------------------------------------------------------    --------------   ------------    ----------------
Warrants issued in connection with Series A Preferred Stock          186,500          $1.00               3/15/10
Warrants issued in connection with Series A Preferred Stock          932,500           2.00               3/15/10
Warrants issued in connection with Series B Preferred Stock          675,000           1.50                8/7/09
Warrants issued in connection with consulting agreement               90,000           0.65                1/1/10
Warrants issued in connection with debt financing                    650,000           0.60               9/26/12
                                                                 --------------
Total                                                              2,534,000
                                                                 ==============


Holders of all outstanding warrants have standard anti-dilution protection for splits, dividends, subdivisions, distributions, reclassifications and combinations of our common stock.

ANTI-TAKEOVER LAW

We are subject to Section 203 of the Delaware General Corporation Law, which restricts certain transactions and business combinations between a corporation and an "interested stockholder" (as defined in Section 203) owning 15% or more of the corporation's outstanding voting stock, for a period of three years from the date the stockholder becomes an interested stockholder. Subject to certain exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of our outstanding voting stock (excluding shares held by the interested stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interested stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain employee stock plans).

                          TRANSFER AGENT AND REGISTRAR

Interwest Transfer Company, Inc. is the transfer agent for our common stock. The address for Interwest Transfer Company, Inc. is 1981 East Murray Holladay Road, Salt Lake City, Utah 84117.


            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company.

Our bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law. Further, we maintain officer and director liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION AND ANALYSIS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THE ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE WHICH ARE NOT WITHIN OUR CONTROL.

Management's discussion and analysis of financial condition and results of operations ("MD&A") is provided as a supplement to the accompanying consolidated financial statements and footnotes to help provide an understanding of our financial condition, changes in financial condition and results of operations. The MD&A is organized as follows:

o OVERVIEW. This section provides a general description of the Company's business, as well as recent developments that we believe are important in understanding the results of operations and to anticipate future trends in those operations.

o CRITICAL ACCOUNTING POLICIES. This section provides an analysis of the significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. A brief description of certain aspects, transactions and events is provided, including related-party transactions that impact the comparability of the results being analyzed.

o RESULTS OF OPERATIONS. This section provides an analysis of our results of operations for the three and nine months ended September 30, 2007 compared to the three and nine months ended September 30, 2006 and for the year ended December 31, 2006 ("Fiscal 2006") compared to the year ended December 31, 2005 ("Fiscal 2005").

o LIQUIDITY AND CAPITAL RESOURCES. This section provides an analysis of our financial condition and cash flows as of and for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 and as of and for the year ended December 31, 2005 compared to the year ended December 31, 2005.


The following management's discussion and analysis should be read in conjunction with our consolidated unaudited financial statements for the three months and nine months ended September 30, 2007 and 2006, and our consolidated audited financial statements for the fiscal years ended December 31, 2006 and 2005 and related notes to those financial statements.

OVERVIEW

We are in the business of designing, developing and delivering imaging technology solutions. Our technology is protected under multiple patents. We focus our research and development toward new deliverable and marketable technologies. We sell our products to customers throughout the world, including the United States, Canada, Europe, South America, Australia and Asia.

Our strategy includes a plan to expand our document/image-capture product line and technology while leveraging our assets in other areas of the imaging industry. We are actively shipping six groups of document/image-capture products. We have expanded our document/image-capture product offerings, and will continue to expand our product offerings in the future in response to the increased market demand for faster and easier-to-use products as well as increased security to meet the growing need for information protection, including identity and financial transaction protection.

During September 2007, we engaged an independent investment firm to explore and evaluate a range of strategic opportunities to enhance shareholder value, including, but not limited to, combinations, partnerships, sales or mergers of our operations or assets with another entity and/or a recapitalization. As of the date of this filing, we continue to evaluate different strategic opportunities.

During November 2007, we suspended our HD display research and development efforts. We do not expect to expend any additional effort or funds to further develop and deploy our HD technology. We have been and will continue to evaluate different strategic opportunities related to our in-process HD technology and intellectual property, including but not limited to the sale of all HD-related assets.

CRITICAL ACCOUNTING POLICIES

Our MD&A is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to revenue recognition, trade receivables and allowance for doubtful accounts, inventories, intangible and long-lived assets, and income taxes. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used or changes in the accounting estimate that are reasonably likely to occur could materially change the financial statements. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

REVENUE RECOGNITION

Revenues consist of sales of merchandise, including optical image capturing devices, modules of optical image capturing devices, optical image chips and other optoelectronic products. Revenue is recognized when the product is shipped or delivered and the risks, rewards and title of ownership have transferred to the customer. We recognize some shipping and handling fees as revenue, and the related expenses as a component of cost of sales. All internal handling charges are included with selling and marketing expense. Historically, sales returns have not been significant. As such, we do not record a reduction to revenue for estimated product returns in the same period that the related revenue is recorded.

INVENTORY AND WARRANTY RESERVES

We establish inventory reserves for estimated obsolescence or unmarketable inventory in an amount equal to the difference between the cost of inventory and its estimated realizable value based upon assumptions about future demand and market conditions. If actual demand and market conditions are less favorable than those projected by management, additional inventory reserves could be required. As of September 30, 2007 or December 31, 2006, we had no such inventory reserve. Currently, we purchase the majority of our finished scanner imaging products from Syscan Lab Limited ("SLL"), a wholly-owned subsidiary of

Syscan Technology Holdings Limited ("STH"), the parent company of our majority stockholder. SLL warrants the products it manufactures for us against defects in material and workmanship for a period of 18 months after the completion of manufacture. After such 18 month period, SLL provides product repair services for us at its customary hourly repair rate plus the cost of any parts, components, or items necessary to repair the products. As a result of the product warranty provided by SLL, DCT does not record a product warranty reserve.

RELATED-PARTY TRANSACTIONS

We have significant related-party transactions and agreements, which we believe have been accounted for at fair value. We utilized our best estimate of the value of these transactions and agreements. Had alternative assumptions been used, the values obtained may have been different.

RELATED-PARTY PURCHASES

We purchase the majority of our finished scanner imaging products from SLL as discussed above. Our Chairman and CEO, Darwin Hu, was formerly the CEO of STH. He resigned from STH effective December 2004.

Purchases from SLL totaled $1,780,000 and $6,101,000 for the three and nine months ended September 30, 2007, respectively, and $2,669,000 and $5,923,000 for the three and nine months ended September 30, 2006, respectively. Purchases from SLL totaled $8,620,000 and $4,915,000 during Fiscal 2006 and Fiscal 2005, respectively.

All purchases from SLL were carried out in the normal course of business. As a result of these purchases, the Company was liable to SLL for $602,000, $952,000 and $203,000 at September 30, 2007, December 31, 2006 and December 31, 2005, respectively.

RELATED-PARTY LOANS

In the normal course of business, we made interest-free loans to several related parties for the purpose of purchasing capital equipment, including tooling equipment required to manufacture our product. These loans totaled $2,606,000 at December 31, 2006 and 2005. During Fiscal 2006, we booked an allowance of $2,606,000 to fully reserve amounts due from related parties as it became apparent to management that such parties may not have the financial resources to repay amounts due. See the following paragraph.

COMMON STOCK ACQUIRED FROM RELATED PARTY

On March 21, 2007, we entered into an agreement with STH whereby we agreed to forego any further collection efforts, including legal action, related to loans (see preceding paragraph) that we previously made to STH, which were never repaid by STH. In exchange, STH agreed to the cancellation of 2,600,000 shares of our restricted common stock beneficially owned by STH. In addition, both parties mutually agreed to release and discharge any and all claims that each may have against the other party. The stock certificates were subsequently cancelled by our transfer agent.

INTANGIBLE AND LONG-LIVED ASSETS

We evaluate our intangible assets and long-lived assets, long-term investments, and fixed assets, for impairment annually or more frequently if we believe indicators of impairment exist. Significant management judgment is required during the evaluation, including the forecasts of future operating results. The estimates we have used are consistent with the plans and estimates that we use to manage our business. It is possible, however, that the plans and estimates used may be incorrect. If our actual results, or the plans and estimates used in future impairment analyses, are lower than the original estimates used to assess the recoverability of these assets, we could incur additional impairment charges. We had no such asset impairments during the three or nine months ended September 30, 2007.

During the fourth quarter of the year ended December 31, 2006, we performed an annual review of our identified intangible assets. Based on this review, we reclassified our intangible assets from non-amortizing to amortizing intangible assets. As a result, we booked $555,000 of intangible asset amortization expense, which is included with research and development expenses, during the fourth quarter of Fiscal 2006. Additionally, we recorded an impairment charge of $838,000 related to our long-term investment during that same period, which was also a result of our annual review of asset impairment.

INCOME TAXES

We utilize the liability method of accounting for income taxes. Deferred income tax assets and liabilities are calculated as the difference between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. We record a valuation allowance to reduce our deferred tax assets to the amount that we believe is more likely than not to be realized. In assessing the need for a valuation allowance, we consider all positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and recent financial performance.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws themselves are subject to change as a result of changes in fiscal policy, changes in legislation, evolution of regulations and court rulings. Therefore, the actual income taxes may be materially different from our estimates. As a result of our analysis, we concluded that a full valuation allowance against our net deferred tax assets is appropriate at September 30, 2007 and December 31, 2006.

CONTINGENCIES

From time to time, we are involved in disputes, litigation and other legal proceedings. We record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met:
(i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated. However, the actual liability in any such litigation may be materially different from our estimates, which could result in the need to record additional costs. Currently, we have no outstanding legal proceedings or claims, which require a loss contingency.

ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY

We account for our Series A 5% Cumulative Convertible Preferred Stock ("Series A Stock") and our Series B Convertible Preferred Stock ("Series B Stock") pursuant to SFAS 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 133") and the Emerging Issues Task Force ("EITF") Abstract 00-19, ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS ("EITF 00-19"). Accordingly, the embedded conversion feature associated with our Series A Stock and related warrants and our Series B Stock and related warrants have been determined to be derivative instruments. The fair value of these derivative instruments, as determined by applying the Black-Scholes valuation model, is adjusted quarterly. The Black-Scholes valuation model requires the input of highly subjective assumptions, including the expected stock price volatility. Additionally, although the Black-Scholes model meets the requirements of SFAS 133, the fair values generated by the model may not be indicative of the actual fair values of our Series A Stock and Series B Stock as our derivative instruments have characteristics significantly different from traded options.

ACCOUNTING FOR CERTAIN REGISTRATION RIGHTS RELATED TO WARRANTS ISSUED IN CONNECTION WITH DEBT

We account for certain warrant registrations rights under EITF-00-19-2, ACCOUNTING FOR REGISTRATION PAYMENT ARRANGEMENTS ("EITF-00-19-2"). EITF-00-19-2 requires the contingent liability under the registration payment arrangement to be included in the allocation of proceeds from the related debt financing transaction if payment is probable and can be reasonably estimated at inception. In management's opinion, payment of the Loan Warrant registrations rights contingent liability is not probable, and therefore, not reflected in our financials statements as of September 30, 2007. We will continue to evaluate the registration rights contingent liability and the probability of the occurrence of payment under the registration rights at each reporting period to determine if the liability should be reflected in our financial statements.

STOCK-BASED COMPENSATION EXPENSE

Effective January 1, 2006, we adopted SFAS 123R, SHARE-BASED PAYMENTS ("SFAS 123R"). SFAS 123R requires all share-based payments, including grants of employee stock options and warrants, to be recognized in our financial statements based on their respective grant date fair values. Under this standard, the fair value of each share-based payment award is estimated on the date of grant using an option pricing model that meets certain requirements. We currently use the Black-Scholes option pricing model to estimate the fair value of our share-based payment awards. The Black-Scholes model meets the requirements of SFAS 123R; however, the fair values generated by the model may not be indicative of the actual fair values of our awards as it does not consider certain factors important to our awards, such as continued employment, periodic vesting requirements and limited transferability.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. We use the historical volatility for our common stock as the expected volatility assumption required in the Black-Scholes model, which could be significantly different than actual volatility. The expected life of the awards is based on historical and other economic data trended into the future. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our awards. The dividend yield assumption is based on our history and expectation of dividend payouts. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Stock-based compensation expense recognized in our financial statements beginning January 1, 2006 and thereafter is based on awards that are ultimately expected to vest. We evaluate the assumptions used to value our awards on a quarterly basis. If factors change and we employ different assumptions, stock-based compensation expense may differ significantly from at we have recorded in the past. If there are any modifications or cancellations of the underlying unvested securities, we may be required to accelerate, increase or cancel any remaining unearned stock-based compensation expense. Future stock-based compensation expense and unearned stock-based compensation will increase to the extent that we grant additional equity awards to employees.

RESULTS OF OPERATIONS

RESULTS OF OPERATIONS - THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 COMPARED TO THE THREE AND NINE MONTHS ENDED SEPTEMBER 20, 2006

The following table summarizes certain aspects of our results of operations for the three and nine months ended September 30, 2007 compared to the three and nine months ended September 30, 2006 (IN THOUSANDS):


                                             THREE MONTHS ENDED SEPTEMBER 30,              NINE MONTHS ENDED SEPTEMBER 30,
                                          ----------------------------------------    ------------------------------------------
                                            2007     2006           $        %          2007      2006           $         %
                                            ----     ----         ---      ---          ----      ----         ---       ----

Net sales                                 $3,296     $ 4,098      $ (802)    (20%)    $11,119     $ 9,075      $2,044      23%

Cost of sales                              1,975       2,700        (725)   (27)          6,609     5,976         633      11

      As a percentage of sales                60%       66%                               59%        66%

  Selling and marketing expense              310         307           3      1        1,072          900         172      19
  General and administrative expense         610         676         (66)   (10)       2,138        1,963         175       9
  Research and development expense           526         584         (58)   (10)       2,052        1,449         603      42

Total other income (expense)                (451)        687          NM     NM         (468)         347          NM      NM
Dividend on 5% convertible
    preferred stock and accretion of
    preferred stock redemption value        (237)       (209)         NM     NM         (721)        (504)         NM      NM

NM = Not Meaningful

NET SALES

The significant increase in net sales during the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 was attributable to the following:

     |X| The overall growth of the document/image-capture market resulting from an increased market demand for products that manage how information is retrieved, stored, shared and disseminated;
     |X| The increased end-user market penetration, including distribution channel expansion, by both us and our largest customers;
     |X|  The expansion of our customer base;
     |X| The increased market acceptance of our more recently introduced products, which bear higher margins;
     |X| We have experienced a more consistent market delivery of our product, which is attributable to (i) the growth of our smaller customers and less dependence on our larger customers, (ii) our management of customer demand and product delivery and (iii) our movement toward a just-in-time inventory management product delivery system;
     |X| Our increased use of Value Added Reseller ("VAR") channel distributions; and
     |X| The growth in the small office home office ("SOHO") markets, and the result of our efforts to appeal to customers in the SOHO market.

Our sales decreased during the three months ended September 30, 2007 as compared to the same period during 2006 as a result of the seasonality and abnormally high sales to one of our largest customers during the three months ended September 30, 2006.

During the current fiscal year, we have successfully expanded our significant customer base, which decreases our risk of dependency on a small number of significant customers. During the three months ended September 30, 2007, only 68% of sales were generated from our top three customers as compared to 79% of sales generated from our top three customers during the same period in 2006. During the nine months ended September 30, 2007, only 57% of sales were generated from our top three customers as compared to 70% of sales generated from our top three customers during the same period in fiscal 2006. Although we will continue to focus on expanding our significant customers, we expect that our largest customers will continue to account for a substantial portion of our net sales for the foreseeable future. The identities of our largest customer and their respective contributions to our net sales have varied in the past and will likely continue to vary from period to period.

Although we expect net sales to increase as we continue to expand our business and offer additional products in the document/image-capture market, there can be no assurance that our net sales will increase.

COST OF SALES, INCLUDING GROSS PROFIT

Cost of sales includes all direct costs related to the transfer of scanners, imaging modules and services related to the delivery of those items manufactured in China, and to a lesser extent engineering services and software royalties. Cost of sales as a percentage of net sales decreased during both the three and nine months ended September 30, 2007 as compared to the same periods in 2006 as a result of a higher proportion of overall net sales being generated from our most recently introduced and more feature-rich products, including our duplex scanners (scanners that have the ability to scan both sides of a document at once). Our duplex scanners, which bear a higher gross margin than our simplex scanners (scanners that scan only one side of a document) have recently experienced broader market acceptance.

We expect our cost of sales as a percentage of net sales to fluctuate somewhat as our product mix fluctuates. Our average selling price and related material cost used to manufacture our product has been stable and we expect this trend to continue for the foreseeable future.

SELLING AND MARKETING EXPENSE

Selling and marketing expenses consist primarily of salaries and related costs of employees, including stock-based compensation costs, engaged in our sales, marketing and customer account management functions and to a lesser extent, market development and promotional funds for our retail distribution channels, tradeshows, website support, warehousing, logistics and certain sales representative fees. Selling and marketing expense fluctuates depending on the timing of advertising and promotions of our various new products, including our attendance at tradeshows, which are key to promoting our products.

The increase in selling and marketing expense during the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 was primarily attributable to the stock-based compensation cost (a non-cash charge) as a result of granting stock options to key employees during the first quarter of fiscal 2007 and accounting for such option grants under SFAS 123R. Stock-based compensation cost was $107,000 for the nine months ended September 30, 2007 as compared to $38,000 for the nine months ended September 30, 2006.

To a lesser extent, the increase for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 was attributable to our increased staff and related marketing activities to support our expanding product offerings and the addition of direct sales personnel in Europe and Asia. Although we expect sales and marketing expenses to fluctuate as a result of the timing of advertising and promotions of our various new products and stock option grants, overall we expect selling and marketing expenses to increase as we continue to expand our marketing efforts and the number of products we offer.

GENERAL AND ADMINISTRATIVE EXPENSE

General and administrative expense consists primarily of costs associated with our executive, financial, human resources and information services functions, including stock-based compensation costs, facilities-related expenses and outside professional services such as legal and accounting. General and administrative expenses increased during the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 as a result of the following:

     |X| The hiring of an outside investor relations firm to manage and enhance our investor relations function;
     |X| Increased personnel costs to support our expanding business and related infrastructure; and
     |X| Increased expenses associated with maintaining our public company status, including the costs of complying with the Sarbanes-Oxley Act.

During the three months ended September 30, 2007 as compared to the three months ended September 30, 2006, the above increased expenses were more than offset by the decrease in our stock-based compensation cost (a non-cash charge). We granted stock options to key employees and directors during the first quarter of fiscal 2007 and accounted for such option grants under SFAS 123R. Stock-based compensation cost was $71,000 during the three months ended September 30, 2007 as compared to $227,000 during the three months ended September 30, 2006. We believe this decrease is temporary and we anticipate that general and administrative expenses will continue to increase as our business continues to grow and the costs associated with being a public company continue to increase as a result of our required reporting requirements including, but not limited to, expenses incurred to comply with the Sarbanes-Oxley Act of 2002.

RESEARCH AND DEVELOPMENT EXPENSE

Research and development expense consists primarily of salaries and related costs, including stock-based compensation costs, of employees engaged in product research, design and development activities, compliance testing, documentation, prototypes and expenses associated with transitioning the product to production. The majority of our research and development expense during all periods presented was directly attributable to our in-process projects including our HD display-related projects. The increase during the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 is primarily attributable to (i) the increased amount of expensed equipment required to support the HD display product development; and (ii) stock-based compensation cost (a non-cash charge) as a result of granting stock options to key employees during the first quarter of fiscal 2007 and accounting for such option grants under SFAS 123R. Stock-based compensation cost was $456,000 and $151,000 for the nine months ended September 30, 2007 and 2006, respectively.

During the three months ended September 30, 2007, we evaluated and refocused our research and development activities. As a result, we right-sized and reduced our staff, which directly reduced our research and development expenses during the three months ended September 30, 2007 as compared to the three months ended September 30, 2006. Although we plan to continue to invest in product innovation and development with respect to our document/image-capture products, management continues to assess research and development efforts, which may result in an offset to future research and development expenses.

TOTAL OTHER INCOME (EXPENSE)

Other income (expense) for the three and nine months ended September 30, 2007 was primarily comprised of the $464,000 and $501,000 increase, respectively, in the fair value of the liability for derivative contracts (associated with our Series A Stock and related warrants and Series B Stock and related warrants). Other income (expense) for the three and nine months ended September 30, 2006 was primarily comprised of the $955,000 and $645,000 decrease, respectively, in the fair value of the liability for derivative contracts (associated with our Series A Stock and related warrants and Series B Stock and related warrants).

Pursuant to SFAS 133 and EITF 00-19, the increase in the fair value of the liability for derivative contracts is included as other expense in our consolidated statements of operations and the decrease in the fair value of the liability for derivative contracts is included as other income in our consolidated statements of operations.

DIVIDEND ON SERIES A STOCK AND ACCRETION OF PREFERRED STOCK REDEMPTION VALUE

During the three and nine months ended September 30, 2007, the total accretion on our preferred stock was $217,000 and $657,000, respectively. During the three and nine months ended September 30, 2006 the total accretion on our preferred stock was $187,000 and $445,000, respectively. The increases were attributable to our Series B Stock, which was sold during the third quarter of fiscal 2006.

During the three and nine months ended September 30, 2007, Series A Stock dividends were approximately $20,000 and $64,000, respectively. During the three and nine months ended September 30, 2006, Series A Stock dividends were approximately $22,000 and $59,000, respectively. We do not pay dividends on our Series B Stock.

RESULTS OF OPERATIONS - FISCAL 2006 COMPARED TO FISCAL 2005

The following table summarizes certain aspects of our results of operations for the year ended December 31, 2006 compared to December 31, 2005 (IN THOUSANDS):



                                                   YEAR ENDED DECEMBER 31,
                                                   2006               2005             $ CHANGE        % CHANGE
                                               -------------     ---------------    -------------    --------------

     Net sales                                   $12,469             $7,848             $4,621               59%

     Cost of sales                                 8,221              4,989              3,232               65
        As a percentage of sales
                                                      66%        64%

       Selling and marketing expense                 1,240             1,037               203               20
       General and administrative expense            5,361             2,918             2,443               84
       Research and development expense              3,084               951             2,133              224
       Impairment of long-term asset                   838                 -                NM               NM

     Total other income (expense)                  1,079                557                 NM               NM
     Dividend on 5% convertible preferred
       stock and accretion of preferred             (749)              (546)                NM               NM
       stock redemption value

     Net loss available to common                  5,948              2,039              3,909              192
       Stockholders

     NM = Not Meaningful

NET SALES

The significant increase in our net sales was attributable in large part to our increased product offerings. We introduced our duplex scanners (DocketPORT) near the end of the third quarter of 2005, which created a broader base of products. Sales of our duplex scanners were approximately $1,936,000 during the year ended December 31, 2006 as compared to $674,000 for the year ended December 31, 2005. Our largest customer significantly expanded its distribution channels during 2006, which resulted in a substantial increase to our revenue during Fiscal 2006 as compared to Fiscal 2005. To a lesser extent, our net sales were positively impacted by our gradual trending towards our Value Added Reseller (VAR) distribution channels and the growth in the small office home office (SOHO) markets, which is a result of our efforts to appeal to customers in these sales channels. During both Fiscal 2006 and Fiscal 2005, our average selling price remained stable as a result of the proprietary nature of our products and the minimal impact of direct competition to our products.

Sales to our four largest customers represented 81% and 79% of net sales during Fiscal 2006 and Fiscal 2005, respectively. We expect that our largest customers will continue to account for a substantial portion of our net sales for the foreseeable future. The identities of our largest customers and their respective contributions to our net sales have varied and will likely continue to vary from period to period.

COST OF SALES, INCLUDING GROSS PROFIT

Cost of sales includes all direct product costs and services related to the delivery of our products, and to a lesser extent engineering services and software royalties. Cost of sales increased in absolute dollars as a result of the increased net sales during Fiscal 2006 as compared to Fiscal 2005. Cost of sales as a percentage of net sales remained for the most part constant as a result of the stability of our average selling price and related material cost used to manufacture our products.

SELLING AND MARKETING EXPENSE

Selling and marketing expense consists primarily of compensation costs, including stock-based compensation, of employees engaged in the sales, marketing and customer account management functions. To a lesser extent, these expenses also include market development and promotional costs provided to our retail distribution channels, tradeshows, website support, warehousing, logistics and certain sales representative fees. The increase during Fiscal 2006 as compared to Fiscal 2005 is primarily attributable to the increased staff and related marketing activities to support our expanding products offerings and the addition of direct sales personnel in Europe and Asia.

GENERAL AND ADMINISTRATIVE EXPENSE

General and administrative expense consists primarily of costs associated with our executive, financial, human resources and information services functions, including stock-based compensation, facilities-related expenses and outside professional services such as legal and accounting. The increase in general and administrative expenses during Fiscal 2006 as compared to Fiscal 2005 was a result of recording a $2,606,000 allowance against amounts due from related parties as it became apparent to management during the fourth quarter of Fiscal 2006 that such parties may not have the financial resources to repay amounts due. Other increases to our general and administrative expenses during Fiscal 2006 as compared to Fiscal 2005 were attributable to increased personnel costs to support our expanding business and related infrastructure and the increased expenses associated with maintaining our public company status. The increase was somewhat offset by the decrease from our stock-based compensation cost (a non-cash charge) as a result of granting stock options to certain executives and key employees at less than fair market value on the grant date during Fiscal 2005 and adopting SFAS 123(R). Stock-based compensation cost was $1,015,000 during Fiscal 2006 as compared to $1,407,000 during Fiscal 2005.

RESEARCH AND DEVELOPMENT EXPENSE

Research and development expense consists primarily of compensation costs, including stock-based compensation, of employees engaged in product research, design and development activities, compliance testing, documentation, prototypes and expenses associated with transitioning the product to production. Research and development expense significantly increased during Fiscal 2006 as compared to Fiscal 2005 as a result of an increase in the number of employees engaged in research and development activities, resulting from both direct hiring and acquisitions. Additionally, during the fourth quarter of Fiscal 2006, we had a one-time amortization of our research and development-related intangible assets that totaled $555,000. There was no amortization of intangible assets during Fiscal 2005. As of December 31, 2006 all research and development-related intangible assets were fully amortized. The majority of our research and development expenses during Fiscal 2006 were directly attributable to future products.

IMPAIRMENT OF LONG-TERM ASSET

Our long-term investment consists of an equity interest in CMOS Sensor, Inc.
(CMOS), a California corporation, which is principally engaged in the research and development of infrared sensors and CMOS sensors. As of the year ended December 31, 2006, we owned 16.1% of CMOS and accounted for the investment using the cost method of accounting. As we performed our annual review of long-lived assets, we perceived indicators of the investment's value. As such, during the year ended December 31, 2006 we recorded an impairment charge of $838,000 related to our investment in CMOS. We believe the long-term investment's new cost basis of $160,000 is reflective of the long-term investment's underlying value at December 31, 2006.

TOTAL OTHER INCOME (EXPENSE)

Other income (expense) for the year ended December 31, 2006 and for the year ended December 31, 2005 was mainly attributable to the $1,421,000 and $1,112,000, respectively, decrease in the fair value of the liability for derivative contracts associated with our Series A Stock and related warrants and Series B Stock and related warrants. Pursuant to SFAS 133 and EITF 00-19, the decrease in the fair value of the liability for derivative contracts is included as other income in our consolidated statements of operations.

The remaining other income (expense) during the year ended December 31, 2006 was a result of issuing our Series B Stock as follows:

     |X| Cash paid for issuance costs of $88,000 in connection with our offering; and
     |X| A non-cash charge of $173,000 representing the fair value of 100,000 warrants issued to the placement agent for the sale of the stock.

The remaining other income (expense) during the year ended December 31, 2005 was a result of issuing our Series A Stock as follows:

     |X| Cash paid for issuance costs of $237,000 in connection with our offering; and
     |X| A non-cash charge of $290,000 representing the fair value of 186,500 warrants issued to the placement agent for the sale of the stock.

DIVIDEND ON SERIES A STOCK AND ACCRETION OF PREFERRED STOCK REDEMPTION VALUE

During the year ended December 31, 2006, accretion on our preferred stock, both Series A and Series B, totaled approximately $668,000. During the year ended December 31, 2005, accretion on our Series A Stock was approximately $468,000. The increase in accretion of preferred stock during the year ended December 31, 2006 as compared to 2005 was attributable to the sale of our Series B Stock during the third quarter of fiscal 2006. Series A Stock dividends were $81,000 and $78,000 during the years ended December 31, 2006 and 2005, respectively.

LIQUIDITY AND CAPITAL RESOURCES

LIQUIDITY AND CAPITAL RESOURCES AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

At September 30, 2007, our principal sources of liquidity included cash and cash equivalents of $2,137,000. We had no unused borrowing capacity under our bank line of credit.

OPERATING ACTIVITIES

During the nine months ended September 30, 2007, our operating activities provided $384,000 of cash. This was primarily a result of our $1,945,000 net loss, $2,478,000 of net non-cash expenses and accretion of Series A and Series B preferred stock redemption value, and $149,000 net cash used by changes in operating assets and liabilities. During the nine months ended September 30, 2006, our operating activities used $948,000 of cash. This was primarily a result of our $1,370,000 net loss, $983,000 of net non-cash expenses and $561,000 net cash used by changes in operating assets and liabilities. Non-cash items included in net loss available to common shareholders for both the nine months ended September 30, 2007 and 2006 include depreciation expense, stock-based compensation cost of options, fair value of warrants issued for services rendered, change in fair value of derivative instruments and the accretion of our Series A and Series B preferred stock redemption value.

Changes in our operating assets and liabilities are a result of the significant increase in the sales of our product during the nine months ended September 30, 2007 compared to the nine months ended September 30, 2006 and the timing of purchasing our product to support the increase of sales.

A significant use of cash during the nine months ended September 30, 2007 as compared to a significant source of cash during the nine months ended September 30, 2006 was attributable to the timing of paying our contract manufacturer according to normal and customary payment terms. We expect future cash provided
(used) by operating activities to fluctuate, primarily as a result of fluctuations in our operating results, timing of product shipments, trade receivables collections, inventory management and timing of vendor payments.

INVESTING ACTIVITIES

Our investing activities for both the nine months ended September 30, 2007 and 2006 were minimal and consisted of purchasing computer and general equipment during the normal course of business.

FINANCING ACTIVITIES

During the nine months ended September 30, 2007, our financing activities consisted of (i) a $500,000 draw against our bank line of credit to meet short-term obligations, including payment on the purchase of our product, and
(ii) the replacement of our existing line of credit at a commercial bank with a similar line of credit at a different commercial bank. During the nine months ended September 30, 2006, cash provided by financing activities was attributable to the $1,150,000 sale of our Series B Stock. Net proceeds of this offering after payment of related commissions, fees and other expenses were approximately $1,070,000. We used the proceeds for sales, marketing, research and development and for working capital and general corporate purposes.

CASH AND WORKING CAPITAL REQUIREMENTS

During September 2007, we repurchased 8,000,000, or approximately 36% of the then outstanding shares, of our restricted common stock from our majority shareholder for $2,000,000 less related transaction fees. Of the $2,000,000 consideration, $500,000 was paid through our newly established credit line with a commercial bank, and the remainder was financed through a $1,500,000 loan from Montage Capital, LLC a private investment group. Additionally, we agreed that if we sell our HD display business to a certain party, specifically identified in the repurchase agreement, and receive stock of the buyer as consideration, then we will transfer a portion of that stock to the majority stockholder. We repurchased the 8,000,000 shares for the purpose of retiring the shares. As of the date of this report, the physical stock certificate was being held by the Company's transfer agent and was in the process of being retired. The stock repurchase enhances our strategy of engaging an independent investment firm to explore and evaluate a range of strategic opportunities to enhance shareholder value, as previously discussed.

As previously discussed, we suspended our HD display research and development efforts during November 2007. We do not expect to expend any additional effort or funds to further develop and deploy our HD technology. We have been and will continue to evaluate different strategic opportunities related to our in-process HD technology and intellectual property, including but not limited to the sale of all HD-related assets.

With the suspension of the HD display portion of our business, our future expenses will be more aligned with our current and projected revenue. If we successfully re-align our expenses, of which there can be no assurance, management believes that is current cash and other sources of liquidity are sufficient to fund normal operations through the next 12 months.

CONTRACTUAL OBLIGATIONS

The following table summarizes our contractual obligations at September 30, 2007, and the effect such obligations are expected to have on our liquidity and cash flows in future periods (IN THOUSANDS):


                                                    LESS THAN        ONE - THREE      THREE - FIVE
                                      TOTAL          ONE YEAR           YEARS             YEARS
                                    -----------    -------------    --------------    --------------

Long-term bank line of credit (1)     $  2,000            $  -          $ 2,000             $   -
Term loan principal payments (2)         1,500           1,100              400                 -
Term loan warrant liabilities(3)           250             250                -                 -
Operating lease obligations                340             288               52                 -
Consulting agreement                        27              27                -                 -
                                    -----------    -------------    --------------    --------------
Total contractual cash obligations     $ 4,117         $ 1,665         $  2,452               $ -
                                    ===========    =============    ==============    ==============


(1) During September 2007, we replaced our existing $2,500,000 line of credit at a commercial bank with a similar line of credit ("LOC") at a different commercial bank. The new LOC initial maximum available credit was $2,000,000 and increased to $3,000,000 on December 12, 2007. Borrowings under the LOC are limited to 80% of eligible accounts receivable and 40% of eligible inventory, as defined in the LOC agreement. The LOC bears an annual interest rate of prime (7.75% at September 30, 2007) plus 1.25% for advances drawn against accounts receivables and prime plus 2.25% for advances drawn against inventory. Interest payments are due monthly and all unpaid interest and principal is due in full on September 13, 2009. Upon certain events of default, the default variable interest rate increases to prime plus 5%.The Company did not have any borrowing capacity on the LOC at September 30, 2007.

(2) On September 27, 2007, we entered into a $1,500,000 term loan agreement ("Loan Agreement") with Montage Capital, LLC ("Lender") and used the funds to repurchase 8,000,000 shares of our restricted common stock as previously discussed. We granted the Lender a continuing security interest, and pledged to the Lender, all of our assets to secure payment and performance of its obligations under the Loan Agreement. The Loan Agreement and the security interest are subordinate to our LOC. The Loan Agreement bears an annual interest rate of 15% with interest-only payments due monthly starting from initial funding through October 31, 2007. Thereafter, principal of $100,000 per month plus accrued interest is due at the end of each month through the loan's maturity date of November 30, 2008. The remaining principal balance and accrued interest is due on the maturity date.

(3) In connection with the Loan Agreement, the Company issued warrants ("Loan Warrants") to purchase up to 650,000 shares of our common stock at an initial exercise price of $0.60 per share. The Loan Warrants vested immediately and expire September 2012. Subsequent to the initial funding of the Loan Agreement, the warrant holders may require us to purchase the warrant for a maximum of $250,000. And if any amount remains outstanding under the Loan Agreement after March 31, 2008, the warrant repurchase price increases to a maximum of $350,000.

OFF-BALANCE SHEET ARRANGEMENTS

At September 30, 2007, we did not have any relationship with unconsolidated entities or financial partnerships, which other companies have established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes as defined in Item 303(c)(2) of SEC Regulation S-B. Therefore, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

TRENDS

As of September 30, 2007, to the best of our knowledge, no known trends or demands, commitments, events or uncertainties existed, which are likely to have a material effect on our liquidity.

LIQUIDITY AND CAPITAL RESOURCES AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2006

At December 31, 2006, our principal sources of liquidity included cash and cash equivalents of $1,333,000 and unused borrowing capacity of $1,487,000 under our bank line of credit. We had no significant cash outlays during the year ended December 31, 2006.

OPERATING ACTIVITIES

Net cash flows used in operating activities totaled $1,239,000 and $598,000 for Fiscal 2006 and Fiscal 2005, respectively. Net cash used in operating activities for Fiscal 2006 primarily reflects net loss adjusted by non-cash items such as stock-based compensation cost associated with issuing stock options, impairment of long-term investment, allowance for doubtful accounts, changes in our derivative instruments and the accretion of our convertible preferred stock. Additional uses of cash included an increase in trade receivables resulting from the significant increase in product sales during the last quarter of fiscal 2006 and an increase in inventory as we anticipate this growth in sales to continue. Sources of operating cash include an increase in accounts payable, both our trade payables and our trade payables to related parties, as a result of managing our working capital and the normal fluctuation and timing of purchases. As we have had to ramp up inventory purchases to meet the increased demand for our products, our cash was somewhat constrained during Fiscal 2006. During Fiscal 2005, cash used by operations resulted from funding our net loss, adjusted for non-cash items such as stock-based compensation cost associated with issuing stock options, changes in our derivative instruments and convertible preferred stock and changes to trade receivables and inventories. We expect future cash provided (used) by operating activities to fluctuate, primarily as a result of fluctuations in our operating results, timing of product shipments, trade receivables collections, inventory management and timing of vendor payments.

INVESTING ACTIVITIES.

Net cash flows used in investing activities for Fiscal 2006 was solely attributable to the purchase of capital equipment. During Fiscal 2005, the majority of cash used in investing activities was attributable to the purchase of capital equipment. To a lesser extent, we used cash during Fiscal 2005 to purchase a company to facilitate our HD display research and development efforts.

FINANCING ACTIVITIES.

Net cash flows provided by financing activities for Fiscal 2006 resulted from the sale of $1,150,000 of our Series B Convertible Preferred Stock, less preferred stock issuance costs of $88,000 for payment of related commissions, fees and other expenses. During Fiscal 2005, cash provided by financing activities primarily resulted from the sales of $1,865,000 of our 5% Series A Convertible Preferred Stock, less preferred stock issuance costs of $237,000 for payment of related commissions, fees and other expenses. Other financing activities for Fiscal 2005 included advances of approximately $341,000 made to related parties during the ordinary course of business and loan activity under our bank line of credit, which was used to help fund working capital requirements, as necessary.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Described below are certain transactions or series of transactions between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last three completed fiscal years, other than compensation arrangements that are otherwise required to be described under "Executive Compensation".

MANUFACTURING OF OUR PRODUCT

We purchase the majority of our finished scanner imaging products from Syscan Lab Limited ("SLL"), a wholly-owned subsidiary of Syscan Technology Holdings Limited ("STH"), the parent company of our majority stockholder. Our Chairman and CEO, Darwin Hu, was formerly the CEO of STH. He resigned from STH effective December 2004.

Purchases from SLL totaled $1,780,000 and $6,101,000 for the three and nine months ended September 30, 2007, respectively, and $2,669,000 and $5,923,000 for the three and nine months ended September 30, 2006, respectively. Purchases from SLL totaled $8,620,000 and $4,915,000 during Fiscal 2006 and Fiscal 2005, respectively.

All purchases from SLL were carried out in the normal course of business. As a result of these purchases, the Company was liable to SLL for $602,000, $952,000 and $203,000 at September 30, 2007, December 31, 2006 and December 31, 2005, respectively.

RELATED-PARTY LOANS

In the normal course of business, we made interest-free loans to several related parties for the purpose of purchasing capital equipment, including tooling equipment required to manufacture our product. These loans totaled $2,606,000 at December 31, 2006 and 2005. During Fiscal 2006, we booked an allowance of $2,606,000 to fully reserve amounts due from related parties as it became apparent to management that such parties may not have the financial resources to repay amounts due. See the following paragraph.

COMMON STOCK ACQUIRED FROM RELATED PARTY

On March 21, 2007, we entered into an agreement with STH whereby we agreed to forego any further collection efforts, including legal action, related to loans (see preceding paragraph) that we previously made to STH, which were never repaid by STH. In exchange, STH agreed to the cancellation of 2,600,000 shares of our restricted common stock beneficially owned by STH. In addition, both parties mutually agreed to release and discharge any and all claims that each may have against the other party. The stock certificates were subsequently cancelled by our transfer agent.

Other than those described above, we have no material transactions which involved or are planned to involve a direct or indirect interest of a director, executive officer, greater than 5% stockholder or any family member of such parties.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions between us and our officers, directors and principal shareholders and their affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by the majority of members of our board of directors who do not have an interest in the transactions.

DIRECTOR INDEPENDENCE

The following director is an independent director as that term is defined under Nasdaq Rule 4200(a)(15): Lawrence Liang.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is listed on the OTC Bulletin Board ("OTCBB"). From April 2, 2004 through June 26, 2006, our common stock was quoted under the symbol "SYII". From June 27, 2006 to January 7, 2008, in connection with the name change from "Syscan Imaging, Inc." to "Sysview Technology, Inc.", the Company's common stock was quoted under the symbol "SYVT". Effective January 8, 2008, in connection with the name change to "Document Capture Technologies, Inc.", the Company's common stock is quoted under the symbol "DCMT".

The following table sets forth the range of high and low sales prices for our common stock for the periods indicated:

                                                         HIGH           LOW
                                                       ----------     ---------

                       Fiscal 2007:
                           1st Quarter                    $0.98            $0.55
                           2nd Quarter                     0.89             0.60
                           3rd Quarter                     0.99             0.50
                           4th Quarter                     1.00             0.50

                       Fiscal 2006:
                           1st Quarter                    $0.80            $0.55
                           2nd Quarter                     1.55             0.65
                           3rd Quarter                     1.49             0.75
                           4th Quarter                     0.85             0.45

                       Fiscal 2005:
                           1st Quarter                    $3.25            $1.20
                           2nd Quarter                     1.30             0.53
                           3rd Quarter                     1.15             0.30
                           4th Quarter                     0.98             0.35

Such prices represent quotations between dealers, without dealer markup, markdown or commissions, and may not represent actual transactions.

On January 15, 2008, the closing sale price for shares of our common stock in the OTC Bulletin Board was $0.64.

No prediction can be made as to the effect, if any, that future sales of shares of our common stock or the availability of our common stock for future sale will have on the market price of our common stock prevailing from time-to-time. Sales of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock.

RECORD HOLDERS

As of January 16, 2008, there were 15,403,754 shares of common stock outstanding, held by approximately 365 holders of record as indicated on the records of the Company's transfer agent.

DIVIDENDS

COMMON STOCK. The Company has not declared or paid dividends on its common stock to date and intends to retain any earnings for use in the business for the foreseeable future.

PREFERRED STOCK. The holders of our Series A 5% Cumulative Convertible Preferred Stock ("Series A Stock") are entitled to receive dividends at a rate of five percent per year. Dividends are payable in cash, by accretion of the Series A Stock stated value or in shares of common stock. Subject to certain terms and conditions, the decision whether to accrete dividends to the stated value of the Series A Stock or to pay for dividends in cash or in shares of common stock, is at the Company's discretion. The Series B Preferred stock does not pay dividends. To date, the Company has not paid any cash dividends on its Series A Stock and has chosen to accrete dividends to the stated value of the Series A Stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2006, concerning shares of common stock authorized for issuance under the Company's existing equity compensation plans.


                                                                                                           NUMBER OF SECURITIES
                                                                                                            REMAINING AVAILABLE
                                                                                                            FOR FUTURE ISSUANCE
                                                                  NUMBER OF               WEIGHTED             UNDER EQUITY
                                                               SECURITIES TO BE           AVERAGE           COMPENSATION PLANS
                                                                 ISSUED UPON           EXERCISE PRICE           (EXCLUDING
                                                                 EXERCISE OF           OF OUTSTANDING      SECURITIES REFLECTED
                                                                 OUTSTANDING              OPTIONS,            IN COLUMN (A))
                                                              OPTIONS, WARRANTS         WARRANTS AND                   (C)
                                                                  AND RIGHTS               RIGHTS
                                                                    (A)                       (B)
                                                              --------------------    -----------------    ----------------------
Equity compensation plans approved by security holders                    890,000            $0.92                  3,810,000
Equity compensation plans not approved by security holders              4,000,000             0.01
                                                                                                                        -
                                                              --------------------    -----------------    ----------------------
                  Total                                                 4,890,000            $0.18                  3,810,000
                                                              ====================    =================    ======================

2002 AMENDED AND RESTATED STOCK OPTION PLAN

On June 23, 2006 at our stockholders' annual meeting, our stockholders approved the adoption of the 2002 Amended and Restated Stock Option Plan ("2002 Plan"). Currently the plan is administered by our board of directors. The 2002 Plan generally provides for the grant of either qualified or nonqualified stock options to officers, employees, directors and consultants at not less than 85% of the fair market value of our common stock as of the grant date. The 2002 Plan provides that vested options may generally be exercised for three months after termination of employment and for 12 months after termination of employment as a result of death or disability. If the Company liquidates, optionees will be notified at least 30 days prior to the proposed dissolution or liquidation to give optionees time to exercise any vested options. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action. However, the plan administrator can, under its sole discretion, may permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of our change in control (including our merger with or into another corporation, or sale of substantially all our assets), the 2002 Plan provides that each outstanding option will fully vest and become exercisable. The maximum number of options that can be granted under the 2002 Plan is 3,200,000. As of December 31, 2006, options to purchase 2,310,000 common shares were available for future grant.

2006 STOCK OPTION PLAN

On June 23, 2006 at our stockholders' annual meeting, our stockholders approved the adoption of the 2006 Stock Option Plan ("2006 Plan"). Currently the plan is administered by our board of directors. The 2006 Plan generally provides for the grant of either qualified or nonqualified stock options to officers, employees, directors and consultants at not less than 85% of the fair market value of our common stock as of the grant date. The 2006 Plan provides that vested options may generally be exercised for three months after termination of employment and for 12 months after termination of employment as a result of death or disability. If the Company liquidates, optionees will be notified at least 30 days prior to the proposed dissolution or liquidation to give optionees time to exercise any vested options. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action. However, the plan administrator can, under its sole discretion, may permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of our change in control (including our merger with or into another corporation, or sale of substantially all our assets), the 2006 Plan provides that each outstanding option will fully vest and become exercisable. The maximum number of options that can be granted under the 2006 Plan is 1,500,000. As of December 31, 2006, options to purchase 1,500,000 common shares were available for future grant.

SUMMARY

As of January 16, 2008, options to purchase a total of 2,601,667 shares of common stock were granted and remain outstanding under our 2002 Amended and Restated Stock Option Plan, at exercise prices of $0.65 to $1.01 per share, and options to purchase a total of 399,333 shares of common stock were granted and remain outstanding under our 2006 Stock Option Plan, at an exercise prices of $0.70 per share. As of January 16, 2008, options to purchase 598,333 and 1,100,667 common shares were available for future grant under our 2002 Plan and 2006 Plan, respectively.

                             EXECUTIVE COMPENSATION


The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by, or paid to the following named executive officers: (i) for the fiscal years ended December 31, 2005 and 2006 individuals who served as, or acted in the capacity of, our principal executive officer; (ii) for the fiscal year ended December 31, 2005 our other most highly compensated executive officers who, together with the principal executive officer, are our most highly compensated officers, whose salary and bonus exceeded $100,000 and who were employed by us at the end of fiscal year 2005; and (iii) for the fiscal year ended December 31, 2006 our two most highly compensated executive officers who earned more than $100,000.


                                            SUMMARY COMPENSATION TABLE*

                                                                                              LONG TERM COMPENSATION
                                               ANNUAL COMPENSATION                    AWARDS                        PAYOUTS

NAME AND PRINCIPAL POSITION      YEAR      SALARY     BONUS    OTHER ANNUAL    RESTRICTED    SECURITIES       LTIP       ALL OTHER
---------------------------      ----      ------     -----
                                                               COMPENSATION      STOCK       UNDERLYING     PAYOUTS    COMPENSATION
                                                               ------------                                 -------    ------------
                                                                                AWARD(S)    OPTIONS/SARS
                                            ($)          ($)       ($)            ($)           (#)            ($)          ($)
 Darwin Hu, Chief Executive      2006     200,000       --        7,292(1)          --             --           --            --
 Officer and Chairman.

                                 2005     200,000       --            --             --        1,500,000(2)     --            --


 William Hawkins                 2006     160,000       --        6,133(1)          --             --           --            --
 Chief Operating Officer and
 Secretary.
                                 2005     160,000       --            --             --        1,000,000(2)     --            --


 David Clark                     2006     150,000       --            --             --             --           --            --
 Chief Investment Officer        2005     150,000       --            --             --         800,000(2)       --            --


 M. Carolyn Ellis                2006        --         --            --             --             --           --            --
 Chief Financial Officer         2005        --         --            --             --             --           --            --


-------------------------
* Salary reflects total compensation paid to these executives.

(1) Represents the Company's match on the named executive's 401(k) contribution.
(2) As of the date hereof such options have fully vested.

The following table sets forth certain information regarding outstanding equity awards at December 31, 2006 for each named executive officer:


                                          OUTSTANDING EQUITY AWARDS TABLE

                                             OPTION AWARDS AS OF DECEMBER 31, 2006
                            ------------------------------------------------------------------------
                            NUMBER OF SECURITIES UNDERLYING
                                  UNEXERCISED OPTIONS
                            ---------------------------------
NAME AND PRINCIPAL  POSITION
                              EXERCISABLE    UNEXERCISABLE    EXERCISE PRICE     EXPIRATION DATE
----------------------------------------------------------------------------------------------------
Darwin Hu                      1,000,000         500,000          $0.01             4/26/2012
  Chief Executive Officer
  and Chairman
William Hawkins                  666,667         333,333          $0.01             4/26/2012
  Chief Operating Officer
  and  Secretary
David Clark                      533,333         266,667          $0.01             4/26/2012
  Chief Investment Officer

No named executive has any stock awards outstanding at December 31, 2006.

EMPLOYMENT AGREEMENTS

EMPLOYMENT CONTRACTS

In April 2005, we entered into an employment agreement with Mr. Darwin Hu, our President and Chief Executive Officer. The agreement provides for an initial term of three years, an annual salary to Mr. Hu of $200,000 and an annual bonus to be determined by our board of directors. In connection with the agreement, Mr. Hu was issued non-qualified options to purchase up to 1,500,000 shares of our common stock at an exercise price of $0.01 per share. One-third of the options vested immediately upon the execution of the employment agreement, one-third vested on April 3, 2006 and one-third vested on April 2, 2007. The agreement also provides for the executive's ability to participate in our health insurance program. In the event that Mr. Hu's employment is terminated other than with good cause, he will receive a payment of the lesser of his then remaining salary due pursuant to the employment agreement or six months of base salary at his then current annual salary. Subsequently, on March 30, 2007 Mr. Hu was granted incentive stock options to purchase 550,000 shares of our common stock at an exercise price of $0.70 per share pursuant to our 2002 Plan. One-third of the options vested on March 28, 2007, one-third vest on March 28, 2008 and one-third vest on March 28, 2009.

In April 2005, we entered into an employment agreement with Mr. William Hawkins, our Chief Operating Officer. The agreement provides an initial term of three years, an annual salary to Mr. Hawkins of $160,000 and an annual bonus to be determined by our board of directors. In connection with the agreement, Mr. Hawkins was issued non-qualified options to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.01 per share. One-third of the options vested immediately upon the execution of the employment agreement, one-third vested on April 3, 2006 and one-third vested on April 2, 2007. The agreement also provides for the executive's ability to participate in our health insurance program. In the event that Mr. Hawkins' employment is terminated other than with good cause, he will receive a payment of the lesser of his then remaining salary due pursuant to the employment agreement or six months of base salary at his then current annual salary. Subsequently, on March 30, 2007, Mr. Williams was granted incentive stock options to purchase 400,000 shares of our common stock at an exercise price of $0.70 per share pursuant to our 2002 Plan. One-third of the options vested on March 28, 2007, one-third vest on March 28, 2008 and one-third vest on March 28, 2009.

In April 2005, we entered into an employment agreement with Mr. David Clark, our Chief Investment Officer. The agreement provides for an initial term of three years, an annual salary to Mr. Clark of $150,000 and an annual bonus to be determined by our board of directors. In connection with the agreement, Mr. Clark was issued non-qualified options to purchase up to 800,000 shares of our common stock at an exercise price of $0.01 per share. One-third of the options vested immediately upon the execution of the employment agreement, one-third vested on April 3, 2006 and one-third vested on April 2, 2007. The agreement also provides for the executive's ability to participate in our health insurance program. In the event that Mr. Clark's employment is terminated other than with good cause, he will receive a payment of the lesser of his then remaining salary due pursuant to the employment agreement or six months of base salary at his then current annual salary. Subsequently, on March 30, 2007, Mr. Clark was granted incentive stock options to purchase 400,000 shares of our common stock at an exercise price of $0.70 per share pursuant to our 2002 Plan. One-third of the options vested on March 28, 2007, one-third vest on March 28, 2008 and one-third vest on March 28, 2009.


In November 2007, we entered into an employment agreement with Ms. M. Carolyn Ellis pursuant to which she will serve as our Chief Financial Officer. The agreement provides for an initial term of twelve months, an annual salary to Ms. Ellis of $135,000 and an annual bonus to be determined by our board of directors. In connection with the agreement, Ms. Ellis was issued non-qualified options to purchase up to 150,000 shares of our common stock at an exercise price of $0.60 per share. The options will vest and become exercisable on the 12-month anniversary of their issuance date. The agreement also provides for the executive's ability to participate in our health insurance program. In the event that Ms. Ellis' employment is terminated other than with good cause, she will receive the payment of three months salary at the salary rate set in the employment agreement.

COMPENSATION OF DIRECTORS

The members of our board of directors did not receive any type of compensation from us during the year ended December 31, 2006.

Subsequently, on March 30, 2007, Mr. Liang was granted stock options to purchase 80,000 shares of our common stock at an exercise price of $0.70 per share pursuant to our 2002 Plan. One-third of the options vested on March 28, 2007, one-third vest on March 28, 2008 and one-third vest on March 28, 2009.

                              FINANCIAL STATEMENTS

See Financial Statements beginning on Page F-1.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in or disagreements with our accountants on accounting and financial disclosure during the last two fiscal years or the interim period from January 1, 2008 through the date of this prospectus.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

The law firm of Richardson & Patel LLP, of New York, New York, is passing on the validity of our common stock. A partner of the firm beneficially owns 16,667 shares of our common stock, which shares were issued to such partner in exchange for legal services rendered when such partner was employed by a prior law firm.


The financial statements as of and for the years ended December 31, 2006 and 2005 included in this prospectus have been included in reliance on the report of Clancy and Co., P.L.L.C., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact William Hawkins at 1772 Technology Drive, San Jose, California 95110. Additionally, please note that we file our SEC reports electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our Internet address is http://www.sysviewtech.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus.

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act relating to the common stock being offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and the common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC.


                       DOCUMENT CAPTURE TECHNOLOGIES, INC.

INTERIM FINANCIAL INFORMATION

Condensed Consolidated Balance Sheet as of September 30, 2007                                             F-2

Condensed Consolidated Statements of Operations for the three months
  and nine months ended September 30, 2007 and 2006                                                       F-3

Condensed Consolidated Statements of Cash Flows for nine months ended September 30, 2007 and 2006         F-4

Notes to Condensed Consolidated Financial Statements                                                      F-5

ANNUAL FINANCIAL INFORMATION

Report of Independent Registered Public Accounting Firm - Clancy and Co., P.L.L.C.                        F-17

Consolidated Balance Sheets as of December 31, 2006 and 2005                                              F-18

Consolidated Statements of Operations for the years ended December 31, 2006 and 2005                      F-19

Consolidated Statements of Stockholders' Equity for the years
  ended December 31, 2006 and 2005                                                                        F-20

Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005                      F-21

Notes to Consolidated Financial Statements                                                                F-22

                                      DOCUMENT CAPTURE TECHNOLOGIES, INC.
                                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                                  (IN THOUSANDS)

                                                                            SEPTEMBER 30,   DECEMBER 31,
                                                                                 2007           2006
                                                                           ---------------- ------------
  ASSETS                                                                     (Unaudited)      (Audited)
  Current assets:
  Cash and cash equivalents                                                    $  2,137    $  1,333
  Trade receivables                                                               1,931       1,813
  Inventories                                                                     1,356       1,642
  Prepaid expenses and other current assets                                          86          73
                                                                               --------    --------
     Total current assets                                                         5,510       4,861

Fixed assets, net                                                                   143         108
Long-term investment                                                                160         160
                                                                               --------    --------
          Total assets                                                         $  5,813    $  5,129
                                                                               ========    ========

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Bank line of credit                                                          $   --      $  1,013
  Current portion of long-term debt and related warrant liability                 1,350        --
  Trade payables to related parties                                                 602         952
  Trade payables and other current liabilities                                      621         704
  Accrued dividends on Series A 5% cumulative convertible preferred stock           161         152
                                                                               --------    --------
     Total current liabilities                                                    2,734       2,821

Long-term bank line of credit                                                     2,000        --
Long-term loan, net of current portion                                                3        --

Other liabilities:
  Liability under derivative contracts                                              692         229
                                                                               --------    --------

          Total liabilities                                                       5,429       3,050

Commitments and contingencies (Note 9)

Convertible preferred stock, $.001 par value, 2,000 authorized:
  Series A 5% cumulative convertible preferred stock, 11.5 and 16 shares            983         957
     issued and outstanding at September 30, 2007 and December 31, 2006, respectively; liquidation value of $1,150 and $1,565 at September 30,
     2007 and December 31, 2006, respectively
  Series B convertible preferred stock, 11.2 and 11.5 shares issued and             415         152
     outstanding at September 30, 2007 and December 31, 2006, respectively;
     liquidation value of $1,120 and $1,150 at September 30, 2007 and
     December 31, 2006, respectively

Stockholders' (deficit) equity:
  Common stock $.001par value, 50,000 authorized, 14,934 shares issued               14          24
     and 14,434 outstanding at September 30, 2007 and 24,642 shares issued and 24,142 outstanding at December 31, 2006 (500 shares held in escrow)
  Additional paid-in capital                                                     29,622      29,651
  Accumulated deficit                                                           (30,650)    (28,705)
                                                                               --------    --------
     Total stockholders' (deficit) equity                                        (1,014)        970
                                                                               --------    --------
          Total liabilities and stockholders' (deficit) equity                 $  5,813    $  5,129
                                                                               ========    ========



    The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.



                                        DOCUMENT CAPTURE TECHNOLOGIES, INC.
                            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                 SEPTEMBER 30,           SEPTEMBER 30,
                                                             --------------------    --------------------
                                                              2007         2006        2007        2006
                                                             --------    --------    --------    --------

Net sales                                                    $  3,296    $  4,098    $ 11,119    $  9,075

Cost of sales                                                   1,975       2,700       6,609       5,976
                                                             --------    --------    --------    --------

Gross profit                                                    1,321       1,398       4,510       3,099

Operating expenses:
  Selling and marketing                                           310         307       1,072         900
  General and administrative                                      610         676       2,138       1,963
  Research and development                                        526         584       2,052       1,449
                                                             --------    --------    --------    --------
Total operating expenses                                        1,446       1,567       5,262       4,312
                                                             --------    --------    --------    --------

Operating loss                                                   (125)       (169)       (752)     (1,213)
                                                             --------    --------    --------    --------

Other income (expense)
  Fair value of common stock warrants issued in connection       --          (173)       --          (173)
     with equity financing
  Preferred stock issuance costs                                 --           (80)       --           (80)
  Change in fair value of derivative instruments                 (464)        955        (501)        645
  Other                                                            13         (15)         33         (45)
                                                             --------    --------    --------    --------
Total other income (expense)                                     (451)        687        (468)        347

                                                             --------    --------    --------    --------
Net income (loss) before income taxes                            (576)        518      (1,220)       (866)
Provision for income taxes                                          2        --             4        --
                                                             --------    --------    --------    --------

Net income (loss)                                                (578)        518      (1,224)       (866)
Dividend on Series A and accretion of Series A and Series
   B preferred stock redemption value                            (237)       (209)       (721)       (504)
                                                             --------    --------    --------    --------
Net income (loss) available to common stockholders           $   (815)   $    309    $ (1,945)   $ (1,370)
                                                             ========    ========    ========    ========

Net income (loss) per common share - basic and diluted       $  (0.04)   $   0.01    $  (0.09)   $  (0.06)
                                                             ========    ========    ========    ========

Weighted average common shares outstanding:
  Basic                                                        21,717      24,093      22,445      24,092
                                                             ========    ========    ========    ========
  Diluted                                                      21,717      24,316      22,445      24,092
                                                             ========    ========    ========    ========

    The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.



                                        DOCUMENT CAPTURE TECHNOLOGIES, INC.
                            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                                  (IN THOUSANDS)

                                                                                       NINE MONTHS ENDED
                                                                                         SEPTEMBER 30,
                                                                                --------------------------------
                                                                                      2007              2006
                                                                                ---------------   --------------

  OPERATING ACTIVITIES
  Net loss available to common stockholders                                     $    (1,945)      $    (1,370)
  Adjustments to reconcile net loss to net cash used by Operating activities:
    Depreciation expense                                                                 32                33
    Stock-based compensation cost - options                                           1,272               977
    Fair value of common stock warrants issued for services rendered                     14                 -
    Interest expense attributable to amortization of debt issuance costs                  2                 -
    Change in fair value of derivative instruments                                      501              (645)
     Fair value of common stock warrants in connection with equity financing              -               173
    Accretion of Series A and Series B preferred stock redemption value                 657               445
    Changes in operating assets and liabilities:
       Trade receivables                                                               (118)             (801)
       Inventories                                                                      286              (247)
       Prepaid expenses and other current assets                                        (13)              (82)
       Accrued dividends on Series A 5% cumulative convertible stock                     64                59
       Trade payables to related parties                                               (350)              327
       Trade payables and other current liabilities                                     (18)              183
                                                                                ---------------   --------------
  CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                          384              (948)
                                                                                ---------------   --------------

  INVESTING ACTIVITIES
    Capital expenditures                                                                (67)             (209)
                                                                                ---------------   --------------
  CASH USED BY INVESTING ACTIVITIES                                                     (67)             (209)
                                                                                ---------------   --------------

  FINANCING ACTIVITIES
    Proceeds from issuance of preferred stock                                             -             1,150
    Payoff of existing bank line of credit                                           (1,013)                -
    Advances on replacement bank line of credit                                       1,500                 -
                                                                                ---------------   --------------
  CASH PROVIDED BY FINANCING ACTIVITIES                                                 487             1,150
                                                                                ---------------   --------------

  NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  804                (7)

  CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                    1,333             1,426
                                                                                ---------------   --------------

  CASH AND CASH EQUIVALENTS AT END OF PERIOD                                       $  2,137         $   1,419
                                                                                ===============   ==============

    NON-CASH INVESTING AND FINANCING ACTIVITIES:
      Restricted common stock acquired from related party                       $         2       $          -
                                                                                ===============   ==============
      Conversion of convertible preferred stock to common stock                   $     525        $       30
                                                                                ===============   ==============
      Issuance of preferred stock warrants in connection with debt financing      $     399       $          -
                                                                                ===============   ==============
      Purchase of restricted common stock for retirement                           $  2,000       $          -
                                                                                ===============   ==============

    The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                       DOCUMENT CAPTURE TECHNOLOGIES, INC
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (UNAUDITED)


NOTE 1 - BACKGROUND AND BASIS OF PRESENTATION

ORGANIZATION

Document Capture Technologies, Inc. ("DCT" or "Company") develops, designs and delivers various imaging technology solutions to all types and sizes of enterprises including governmental agencies, large corporations, small corporations, small office-home offices ("SOHO"), professional practices as well as consumers (referred to herein collectively as "Enterprises"). DCT is a market-leader in providing USB-powered scanning solutions to a wide variety of industries and market applications. The Company's patented and proprietary page-imaging devices facilitate the way information is stored, shared and managed in both business and personal use. In addition, DCT is involved in the research and development of certain technologies related to the field of high definition ("HD") display.


Syscan, Inc., the Company's wholly-owned subsidiary, was incorporated in California in 1995 to develop and manufacture a new generation of contact image sensors ("CIS") that are complementary metal-oxide-silicon ("CMOS") imaging sensor devices. During the late 1990s, the Company established many technical milestones and was granted numerous patents for its linear imaging technology. The Company's patented CIS and mobile imaging scanner technology provides high quality images at extremely low power consumption levels allowing delivery of compact scanners in a form ideally suited for laptop or desktop computer users who need a small light-weight device to scan or fax documents.

The Company's business model was developed around intellectual property ("IP") driven products sold primarily to original equipment manufacturers ("OEM"), private label brands and value added resellers ("VAR") and can be found in a variety of applications, including but not limited, to the following:

     o    Document and information management;
     o    Identification card scanners;
     o    Passport security scanners;
     o    Bank note and check verification;
     o    Business card readers;
     o    Barcode scanning; and
     o    Optical mark readers used in lottery terminals.

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of DCT have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all information and disclosures necessary for a presentation of the Company's financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States ("GAAP").

In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results may differ from these estimates. The results of operations for the period ended September 30, 2007 are not necessarily indicative of the operating results that may be expected for the entire year ending December 31, 2007. The interim financial statements should be read in conjunction with the financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission ("SEC") on April 3, 2007.

                       DOCUMENT CAPTURE TECHNOLOGIES, INC
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (UNAUDITED)

The consolidated financial statements include the accounts of DCT and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

Certain accounts have been reclassified to conform to the current period presentation. Such reclassifications did not affect total net sales, operating income (loss) or net income (loss) available to common stockholders.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") 155, ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS - AN AMENDMENT OF FASB STATEMENTS 133 AND 140, ("SFAS 155"). SFAS 155 permits interests in hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation to be accounted for as a single financial instrument at fair value, with changes in fair value recognized in earnings. This election is permitted on an instrument-by-instrument basis for all hybrid financial instruments held, obtained, or issued as of the adoption date. DCT adopted SFAS 155 on January 1, 2007 and will apply the standard to any new hybrid financial instruments issued subsequent to January 1, 2007. However, as allowed by paragraph 4(c) of SFAS 155, DCT did not elect to apply SFAS 155 to previously existing hybrid financial instruments including the Company's Series A 5% Cumulative Convertible Preferred Stock ("Series A Stock") and Series B Convertible Preferred Stock ("Series B Stock"). As such, the adoption of SFAS 155 had no impact to the Company's consolidated financial position, results of operations or cash flows.

In June 2006, the FASB issued Interpretation 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES -- AN INTERPRETATION OF FASB STATEMENT NO. 109 ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in its financial statements the impact of a tax position if that position will more likely than not be sustained on audit, based on the technical merits of the position. DCT adopted FIN 48 on January 1, 2007. The adoption had no impact to the Company's consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS 157, FAIR VALUE MEASUREMENTS ("SFAS 157"), which provides guidance about how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US Generally Accepted Accounting Principle ("GAAP") standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by the Company January 1, 2008. The Company is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

In February 2007, the FASB issued SFAS 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES-INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115 ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value, with unrealized gains and losses related to these financial instruments reported in earnings at each subsequent reporting date. SFAS 159 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by the Company January 1, 2008. The Company does not expect the adoption of SFAS 159 to result in a significant impact on its consolidated financial position, cash flows and results of operations.

In June 2007, the FASB ratified the Emerging Issues Task Force ("EITF") Issue No. 07-3, "ACCOUNTING FOR NONREFUNDABLE ADVANCE PAYMENTS FOR GOODS OR SERVICES TO BE USED IN FUTURE RESEARCH AND DEVELOPMENT ACTIVITIES" ("EITF 07-3"). EITF 07-3 requires non-refundable advance payments for goods and services to be used in future research and development activities to be recorded as an asset and the payments to be expensed when the research and development activities are performed. EITF 07-3 is effective, on a prospective basis, for fiscal years beginning after December 15, 2007 and will be adopted in the first quarter of fiscal 2008. The Company is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

                       DOCUMENT CAPTURE TECHNOLOGIES, INC
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (UNAUDITED)


Other recent accounting pronouncements issued by the FASB (including its EITF), the American Institute of Certified Public Accountants ("AICPA"), and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 3 - RELATED-PARTY TRANSACTIONS

RELATED-PARTY PURCHASES

The Company purchases the majority of its finished scanner imaging products from Syscan Lab Limited ("SLL"), a wholly-owned subsidiary of Syscan Technology Holdings Limited ("STH"), the parent company of DCT's majority stockholder. The Company's Chairman and CEO, Darwin Hu, was formerly the CEO of STH. He resigned from STH effective December 2004.

Purchases from SLL totaled $1,780,000 and $6,101,000 for the three and nine months ended September 30, 2007, respectively, and $2,669,000 and $5,923,000 for the three and nine months ended September 30, 2006, respectively.
 All purchases from SLL were carried out in the normal course of business. As a result of these purchases, the Company was liable to SLL for $602,000 and $952,000 at September 30, 2007 and December 31, 2006, respectively.

COMMON STOCK ACQUIRED FROM RELATED PARTY

On March 21, 2007, the Company entered into an agreement with STH whereby the Company agreed to forego any further collection efforts, including legal action, related to loans that were previously made by the Company to STH, which were never repaid by STH. In exchange, STH agreed to the cancellation of 2,600,000 shares of the Company's restricted common stock beneficially owned by STH. In addition, both parties mutually agreed to release and discharge any and all claims that each may have against the other party. The stock certificates were subsequently cancelled by the Company's transfer agent. The Company recorded the stock acquisition as a decrease to common stock with the corresponding offset to additional paid-in capital during the first quarter of fiscal 2007.

NOTE 4 - CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments that subject the Company to credit risk are cash balances maintained in excess of federal depository insurance limits and trade receivables.

CASH AND CASH EQUIVALENTS

The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. As of September 30, 2007, the Company had consolidated balances of approximately $1,835,000, which were not guaranteed by the FDIC. The Company has not experienced any losses in such accounts and believes the exposure is minimal.

                       DOCUMENT CAPTURE TECHNOLOGIES, INC
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (UNAUDITED)




MAJOR CUSTOMERS AND TRADE RECEIVABLES

A relatively small number of customers account for a significant percentage of the Company's sales. Customers that exceeded 10% of total revenues and accounts receivable were as follows:

                           THREE MONTHS ENDED            NINE MONTHS ENDED
                             SEPTEMBER 30,                 SEPTEMBER 30,
                       ---------------------------    -------------------------
                          2007           2006            2007          2006
                       ------------   ------------    -----------    ----------
     Customer A             26%            51%             28%            43%
     Customer B             23             10              13             10
     Customer C             19              *              15             11
     Customer D             11              *               *              *
     Customer E              *             17              14             16

* Customer accounted for less than 10% for the period indicated.

Trade receivables from these customers totaled $1,728,000 at September 30, 2007. As of September 30, 2007, all the Company's trade receivables were unsecured.

NOTE 5 - CONCENTRATION OF SUPPLIER RISK

The Company purchases substantially all finished scanner imaging products from one vendor that is also a wholly-owned subsidiary of the parent company of its majority stockholder. See Note 3. If this vendor became unable to provide materials in a timely manner and the Company was unable to find alternative vendors, the Company's business, operating results and financial condition would be materially adversely affected.

NOTE 6 - EMPLOYEE EQUITY INCENTIVE PLANS

STOCK-BASED COMPENSATION

DCT has several stock-based employee compensation plans, which are more fully described in the Company's 2006 Annual Report on Form 10-KSB.

Effective January 1, 2006 DCT adopted the fair value recognition provisions of SFAS 123R, SHARE-BASED PAYMENTS ("SFAS 123R"), using the modified prospective application method. Under this transition method, compensation cost recognized for the three and nine months ended September 30, 2007 and 2006, includes the applicable amounts of: (a) compensation expense of all stock-based payments granted prior to, but not yet vested as of January 1, 2006 (based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123 and the Accounting Principles Board ("APB") 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25")), and (b) compensation expense for all stock-based payments granted subsequent to January 1, 2006 (based on the grant-date fair value estimated in accordance with the new provisions of SFAS
123R).

The following table sets forth the total stock-based compensation expense included in the Condensed Consolidated Statements of Operations (IN THOUSANDS):


                                   THREE MONTHS ENDED             NINE MONTHS ENDED
                                      SEPTEMBER 30,                 SEPTEMBER 30,
                                --------------------------    --------------------------
                                   2007           2006           2007           2006
                                -----------    -----------    ------------    ----------
Selling and marketing             $  15          $  13        $    107          $  38
General and administrative           71            227            709             788
Research and development            106             96            456             151
                                -----------    -----------    ------------    ----------
   Total                           $192           $336        $ 1,272            $977
                                ===========    ===========    ============    ==========

                       DOCUMENT CAPTURE TECHNOLOGIES, INC
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (UNAUDITED)


At September 30, 2007, the Company had approximately $991,000 of total unrecognized compensation cost related to stock options. This cost is expected to be recognized over a weighted-average period of approximately 18 months.

STOCK OPTIONS

The following table summarizes stock option activity and related information for the nine months ended September 30, 2007:

                                                             WEIGHTED-AVERAGE
                                                               EXERCISE
                                                                PRICE
                                              OPTIONS
                                            -------------    -------------

  Outstanding at December 31, 2006          4,890,000           $0.18
      Granted                               3,036,000            0.70
      Exercised                                (300,000)        (0.01)
      Cancelled                               (163,450)         (0.84)
                                            -------------    -------------
  Outstanding at September 30, 2007            7,462,550        $0.39
                                            =============    =============


The following table summarizes all options outstanding and exercisable by price range as of September 30, 2007:


                                           OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                           ----------------------------------------------------    --------------------------------
                                              WEIGHTED-AVERAGE
                                                 REMAINING        WEIGHTED-AVERAGE                    WEIGHTED-AVERAGE
         RANGE OF                               CONTRACTUAL         EXERCISE                            EXERCISE
      EXERCISE PRICES          NUMBER          LIFE (YEARS)          PRICE             NUMBER            PRICE
                            OUTSTANDING                                             EXERCISABLE
     ------------------    ---------------    ----------------    -------------    ---------------    -------------

           $0.01              3,696,550            4.57              $0.01            3,696,550          $0.01
       $0.65 - $0.70          3,186,000            9.43              $0.70            1,042,833          $0.70
           $1.01                580,000            8.64              $1.01              276,667          $1.01


NOTE 7 - BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is computed by dividing net income
(loss) by the weighted average number of shares of common stock and common stock equivalents outstanding during the period.

Common stock equivalents were not considered in calculating diluted net loss per common share for the three and nine months ended September 30, 2007 or for the nine months ended September 30, 2006 as their effect would be anti-dilutive. Common stock equivalents were taken into consideration in calculating diluted net income per common share for the three months ended September 30, 2006, but the impact did not change net income per share. As a result, for all periods presented, the Company's basic and diluted net income (loss) per share is the same.

                       DOCUMENT CAPTURE TECHNOLOGIES, INC
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (UNAUDITED)




The computation of the Company's basic and diluted earnings per share for the three months ended September 30, 2006 is as follows (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):


       Net income available to common stockholders                  $    309

       Weighted average common shares outstanding                     24,093
           Dilutive effect of employee equity incentive plans            223
                                                                    ----------
       Weighted average common shares outstanding,
           assuming dilution                                          24,316
                                                                   ==========

       Basic earnings per common share                                  $0.01
                                                                    ==========
       Diluted earnings per common share                                $0.01
                                                                    ==========

The diluted earnings per share calculation for the three months ended September 30, 2006 excludes the potential dilutive effect of 2,454,000 of the Company's options and warrants as the exercise prices of these stock options and warrants were greater than or equal to the average market value of the common shares and 2,508,000 of the Company's convertible preferred stock as their impact was anti-dilutive.

NOTE 8 - EQUITY

COMMON STOCK ACTIVITY

As previously discussed in Note 3, the Company acquired 2,600,000 shares of the Company's restricted common stock during the first quarter of fiscal 2007. The Company's transfer agent subsequently cancelled the shares.

During the second quarter of 2007, the Company issued 300,000 shares of common stock upon the exercise of employee stock options by the Company's principal officers in a cashless exercise.

During the second quarter of 2007, the Company issued 30,927 shares of common stock resulting from the conversion of $26,500 (265 shares) of Series A 5% cumulative convertible preferred stock ("Series A Stock") and the related accrued dividend shares of 4,427 as discussed below.

During the third quarter of 2007, the Company issued 560,734 shares of common stock resulting from the conversion of (i) $388,500 (3,885 shares) of Series A Stock and the related accrued dividend shares of 55,527 and penalty shares of 86,707 and (ii) $30,000 (300 shares) of Series B Stock as discussed below.

During the third quarter of 2007, the Company repurchased 8,000,000 of its restricted common stock from its majority shareholder for $2,000,000 less related transaction fees. Of the $2,000,000 consideration, $500,000 was paid through the Company's newly established credit line with a commercial bank, and the remainder was financed through a $1,500,000 loan from Montage Capital, LLC a private investment group. See Note 9. Additionally, the Company agreed that if its HD display business is sold to a certain party, specifically identified in the repurchase agreement, and receives stock of the buyer as consideration, then it will transfer a portion of that stock to the majority stockholder. The Company repurchased the 8,000,000 shares for the purpose of retiring the shares. As such, the Company accounted for the repurchase under the Accounting Research Bulletin ("ARB") 43, RESTATEMENT AND REVISION OF ACCOUNTING RESEARCH BULLETINS ("ARB 43") by recording a reduction to common stock and additional paid-in capital. As of the date of this report, the physical stock certificate was being held by the Company's transfer agent and was in the process of being retired.

                       DOCUMENT CAPTURE TECHNOLOGIES, INC
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (UNAUDITED)


PREFERRED STOCK ACTIVITY

SERIES A 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK

During the second quarter of 2007, 265 shares of Series A Stock ($26,500) and the related accrued dividend shares of 4,427 were converted into shares of common stock.

During the third quarter of 2007, 3,885 shares of Series A Stock ($388,500) and the related accrued dividend shares of 55,527 were converted into shares of common stock.

SERIES B CONVERTIBLE PREFERRED STOCK

During the third quarter of 2007, 300 shares of Series A Stock ($30,000) were converted into shares of common stock.

SERIES A STOCK DIVIDENDS

The Company's Series A Stock accrues cumulative dividends at a rate of 5% per year, payable semiannually on July 1 and January 1. Dividends are payable in cash, by accretion of the stated value or in shares of common stock. Subject to certain terms and conditions, the decision whether to accrete dividends to the stated value of the Series A Stock or to pay for dividends in cash or in shares of common stock, is at the Company's discretion. To date, the Company has not paid any cash dividends. During the three and nine months ended September 30, 2007, Series A Stock dividends were approximately $20,000 and $64,000, respectively. During the three and nine months ended September 30, 2006, Series A Stock dividends were approximately $22,000 and $59,000, respectively. Series A Stock dividends are included as a non-operating expense on the Company's consolidated statement of operations.

PREFERRED STOCK ACCOUNTING TREATMENT

Pursuant to SFAS 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 133"), and EITF Abstract No. 00-19, ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS ("EITF 00-19"), the Company's Series A Stock and related warrants and the Series B Stock and related warrants, are deemed derivative instruments as a result of the embedded conversion feature. Accordingly, the fair value of these derivative instruments has been recorded in the Company's consolidated balance sheet as a liability with the corresponding amount as a discount to the Series A Stock and Series B Stock, respectively. The discounts are being accreted, on a straight-line basis, from the respective issuance date through the respective redemption date adjusted for conversions and are disclosed as a non-operating expense on the Company's consolidated statement of operations. Accretion of the preferred stock redemption value, for both Series A and Series B, for the three and nine months ended September 30, 2007 was approximately $217,000 and $657,000, respectively. Accretion of the Series A preferred stock redemption value for the three and nine months ended September 30, 2006 was approximately $187,000 and $445,000, respectively.

The increase (decrease) in the fair value of the liability for derivative contracts, both Series A and Series B, totaled approximately $464,000 and $501,000 for the three and nine months ended September 30, 2007, respectively. The decrease in the fair value of the liability for the Series A and Series B derivative contract totaled approximately ($955,000) and ($645,000) for the three and nine months ended September 30, 2006, respectively. The offsetting adjustment to the change in the fair value of the liability for derivative contracts is disclosed with other income (expense) in the consolidated statements of operations.

The Company computes fair value of these derivatives using the Black-Scholes valuation model. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. The Company's derivative instruments have characteristics significantly different from traded options, and the input assumptions used in the model can materially affect the fair value estimate.

                       DOCUMENT CAPTURE TECHNOLOGIES, INC
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (UNAUDITED)


The assumptions used in the Black-Scholes valuation model to estimate fair value of each derivative instrument and the resulting weighted average estimated value of the Series A and Series B Stock derivative liabilities as of September 30, 2007 and 2006 are as follows:

                                                              SEPTEMBER 30,
                                                      --------------------------
                                                          2007          2006
                                                      ------------- ------------
      Weighted average estimated values per share        $0.16         $0.15
      Expected life in years                              3.0           3.0
      Expected volatility                                 32%           42%
      Expected dividend yield                              0%            0%
      Risk free interest rate                             5.3%          5.3%




NOTE 9 - COMMITMENTS AND CONTINGENCIES


OPERATING LEASES


The Company is committed under various non-cancelable operating leases which extend through November 2011. Future minimum rental commitments as of September 30, 2007 are as follows (IN THOUSANDS):

                                                         FUTURE
                                                         MINIMUM
                                      YEAR ENDING        LEASE
                                     SEPTEMBER 30,        PAYMENTS
                                    -----------------    -----------
                                          2008              $ 288
                                          2009                 51
                                          2010                  1
                                                         -----------
                                         Total              $ 340
                                                         ===========

BANK LINE OF CREDIT


During September 2007, DCT replaced its existing $2,500,000 line of credit at a commercial bank with a similar line of credit ("LOC") at a different commercial bank. The new LOC initial maximum available credit is $2,000,000 and will automatically increase to $3,000,000 on the later of (i) December 12, 2007 if the Company remains in compliance with all debt covenants, or (ii) DCT pays down its subordinate debt (as discussed in the following paragraph) below $1,000,000. Borrowings under the LOC are limited to 80% of eligible accounts receivable and 40% of eligible inventory, as defined in the LOC agreement. The LOC bears an annual interest rate of prime (7.75% at September 30, 2007) plus 1.25% for advances drawn against accounts receivables and prime plus 2.25% for advances drawn against inventory. Interest payments are due monthly and all unpaid interest and principal is due in full on September 13, 2009. Upon certain events of default, the default variable interest rate increases to prime plus 5%. The Company did not have any borrowing capacity on the LOC at September 30, 2007.


As of September 30, 2007, DCT was in compliance with all LOC debt covenants.

LONG-TERM LOAN


On September 27, 2007 the Company entered into a $1,500,000 term loan agreement ("Loan Agreement") with Montage Capital, LLC ("Lender") in an arm's length transaction. The Company received $1,500,000, less closing costs, and was restricted under the Loan Agreement, to use the funds for repurchasing shares of the Company's common stock as previously discussed at Note 8. DCT granted the Lender a continuing security interest, and pledged to the Lender, all of its assets to secure payment and performance of its obligations under the Loan Agreement. The Loan Agreement and the security interest are subordinate to DCT's LOC.


The Loan Agreement bears an annual interest rate of 15% with interest-only payments due monthly starting from initial funding through October 31, 2007. Thereafter, principal of $100,000 per month plus accrued interest is due at the end of each month through the loan's maturity date of November 30, 2008. The remaining principal balance and accrued interest is due on the maturity date. If the Company sells any assets outside the ordinary course of business and receives cash proceeds from such sale, the Lender must be paid 20% of such proceeds as pre-payment of the outstanding principal.


The Lender has the right to declare all of the amounts due under the Loan Agreement immediately due and payable for any of the following reasons:

     o DCT fails to make any payment of principal or interest on its due date, or pay any other amount due to the Lender within ten days after such amount is due and payable;

     o DCT fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in the Loan Agreement, subject in some cases to a ten-day grace period;

     o DCT or any person acting on behalf of DCT makes any warranty, representation, or other statement that is incorrect in any material respect when made;

     o A default or event of default occurs under any agreement to which DCT is a party or by which it is bound, including DCT's LOC (as discussed above) (i) resulting in a right by the other party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in excess of $50,000 or (ii) the occurrence of a material adverse effect. A material adverse effect is defined as a change in DCT's business, prospects, operations, results of operations, assets, liabilities, or financial or other condition, (ii) the material impairment of the prospect of repayment of any portion of the amounts due the Lender by DCT, or (iii) a material adverse change in the value of the collateral securing the amounts due under the Loan Agreement;

     o Any portion of DCT's assets is attached, seized, or levied upon, or a judgment for more than $50,000 is awarded against DCT and is not stayed within ten days;

     o If DCT dissolves or begins a bankruptcy or other insolvency proceeding; or

     o A bankruptcy or other insolvency proceeding is begun against DCT and is not dismissed or stayed within sixty days.

In connection with the Loan Agreement, the Company issued warrants ("Loan Warrants") to purchase up to 650,000 shares of DCT's common stock at an initial exercise price of $0.60 per share. The Loan Warrants vested immediately and expire September 2012. Subsequent to the initial funding of the Loan Agreement, the warrant holders may require the Company to purchase the warrant for a maximum of $250,000. And if any amount remains outstanding under the Loan Agreement after March 31, 2008, the warrant repurchase price increases to a maximum of $350,000.

Under the Black-Scholes pricing model, the fair value of the Loan Warrant on the issuance date was $399,000. Because the warrants were immediately redeemable for $250,000 cash at the warrant holder's request, the Company accounted for the $250,000 warrant redemption value as a current liability and the $149,000 excess fair value over the warrant redemption value as additional paid-in capital. The Company will accrete the entire $399,000 debt discount to interest expense over the life of the Loan Agreement. The Company recorded interest expense for the year ended September 30, 2007 of $2,000 in connection with the Loan Warrants.

                       DOCUMENT CAPTURE TECHNOLOGIES, INC
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (UNAUDITED)


Future annual repayment obligations as of September 30, 2007 were as follows (IN THOUSANDS):

               Principal payments due less than 12 months              $ 1,100
               Principal payments due more than 12 months                  400
               Loan Warrants redemption value                              250
                                                                     -----------
                   Total obligations                                     1,750
               Less unamortized debt discount                             (397)
               Less current portion                                     (1,350)
                                                                     -----------
                   Long-term loan, net of current portion            $        3
                                                                     ===========


The Company calculated the initial fair value of all its warrants under the Black-Scholes pricing model with the following assumptions: contractual term of five years, 5.3% risk-free interest rate, expected volatility of 90% and expected dividend yield of 0%.

The Loan Warrant includes registration rights that require the Company to file a registration statement with the Securities and Exchange Commission (the "SEC") registering the shares of common stock underlying the Loan Warrant within 120 days after the issue date and to have such registration statement declared effective within 165 days after the issue date. For any 30 day period during which the registration obligations are unfulfilled, the Lender may acquire an additional 27,500 shares under the Loan Warrant. The Company accounts for the Loan Warrant registrations rights under EITF-00-19-2, ACCOUNTING FOR REGISTRATION PAYMENT ARRANGEMENTS ("EITF-00-19-2"). EITF-00-19-2 requires the contingent liability under the registration payment arrangement to be included in the allocation of proceeds from the related debt financing transaction if payment is probable and can be reasonably estimated at inception. In management's opinion, payment of the Loan Warrant registrations rights contingent liability is not probable, and therefore, not reflected in the Company's financials statements as of September 30, 2007. The Company will continue to evaluate the registration rights contingent liability and the probability of the occurrence of payment under the registration rights at each reporting period to determine if the liability should be reflected in the Company's financial statements.


Upon the occurrence of an event of default under the Loan Agreement, the Lender may acquire 13,750 shares under the Loan Warrant on the date of such occurrence and an additional 13,750 shares on the first day of each 30 day period after such event of default until all amounts under the Loan Agreement have been paid in full.


The Loan Warrant provides for weighted average anti-dilution price adjustments if the Company issues common stock (or securities convertible into common stock) for consideration less than the then-effective exercise price; provided that if the Company sells or issues its equity securities within one year after the issue date in an offering in which the Company receives gross proceeds of at least $1,000,000 ("Equity Event"), then, at the option of the Lender, the shares into which the Loan Warrant is convertible will be of the type and series of stock issued in the Equity Event, the exercise price shall be equal to the price per share paid in the Equity Event, and the Lender shall have the rights given to the purchasers in the Equity Event.


EMPLOYMENT AGREEMENTS


The Company maintains employment agreements with its executive officers which extend through 2008. The agreements provide for a base salary, annual bonus to be determined by the board of directors, termination payments, stock options, non-competition provisions, and other terms and conditions of employment. In addition, the Company maintains employment agreements with other key employees with similar terms and conditions. As of September 30, 2007 termination payments totaling $484,000 are in effect.

                       DOCUMENT CAPTURE TECHNOLOGIES, INC
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (UNAUDITED)



CONSULTING AGREEMENT


The Company entered into an Investor Relations Consulting Agreement dated December 5, 2006, for a term of one year beginning January 1, 2007, payable monthly as follows: (i) $5,000 for January, February and March; (ii) $7,500 for April, May and June; (iii) $8,500 for July, August and September; and (iv) $9,000 for October, November, and December. Additionally, the Company agreed to pay the consultant 90,000 warrants with an exercise price of $0.65 per share, expiring in three years, with immediate vesting on January 1, 2007, and exercisable at the rate of 7,500 options the first day of each month during calendar 2007. In April 2007, the Company entered a separate warrant agreement that amended terms of the warrants awarded in the December 5, 2006 agreement. Under the April 2007 agreement, the warrants shall vest 7,500 per month on the first day of each month commencing on January 1, 2007 and are immediately exercisable upon vesting. In the event the consulting agreement is terminated prior to December 1, 2007, all unvested warrants shall be immediately cancelled. The warrants will not be registered under federal or state securities laws. The fair value of these warrants, as determined by the Black-Scholes valuation model, totaled approximately $18,000 and is amortized ratably over the vesting period. As such, $5,000 and $13,000 was charged to general and administrative expense and credited to additional paid-in capital during the three and nine months ended September 30, 2007, respectively.


SERIES B PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT


Pursuant to the terms of a registration rights agreement ("Agreement") between the investors and the Company, the Company was obligated to file a registration statement on Form SB-2 (which was filed on October 11, 2006) registering the resale of shares of the Company's common stock issuable upon conversion of the Series B Stock and exercise of the related warrants. The Company was required to file the registration statement within 60 days following August 8, 2006 and to have the registration statement declared effective by December 6, 2006, which is 120 days following August 8, 2006. If the registration statement was not timely filed, or declared effective within the timeframe described, or if the registration was suspended other than as permitted in the Registration Rights Agreement, the Company was obligated to pay each investor a fee equal to one percent of such investor's purchase price of the Series B Stock for each 30 day period thereafter (pro rated for partial periods), that such registration conditions are not satisfied, up to a maximum of 12 months. Because the SEC did not declare the SB-2 effective until January 18, 2007, the Company accrued approximately $7,000, included in general and administrative expense, for damages during the first quarter of fiscal 2007.


LITIGATION, CLAIMS AND ASSESSMENTS


The Company experiences routine litigation in the normal course of its business and does not believe that any pending litigation will have a material adverse effect on the Company's financial condition, results of operations or cash flows.


NOTE 10 - SEGMENT AND GEOGRAPHIC INFORMATION

SEGMENT INFORMATION

DCT currently operates in one segment, the design, development and delivery of various imaging technology solutions, most notably scanners, as defined by SFAS 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION ("SFAS 131").

                       DOCUMENT CAPTURE TECHNOLOGIES, INC
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (UNAUDITED)




GEOGRAPHIC INFORMATION

During the three and nine months ended September 30, 2007 and 2006, DCT recorded net sales throughout the U.S., Asia and Europe as determined by the final destination of the product. The following table summarizes total net sales attributable to significant countries (IN THOUSANDS):



                                       THREE MONTHS ENDED                     NINE MONTHS ENDED
                                         SEPTEMBER 30,                          SEPTEMBER 30,
                             ------------------------------------------------------------------------------
                                    2007                2006               2007                2006
                             ------------------------------------------------------------------------------
         U.S.                     $ 3,103             $ 3,910           $ 10,642             $ 8,497
         Asia                           7                 111                  7                 317
         Europe and other             186                  77                470                 261
                             ------------------------------------------------------------------------------
                                  $ 3,296             $ 4,098           $ 11,119             $ 9,075
                             ==============================================================================


Presented below is information regarding identifiable assets, classified by operations located in the U.S., Europe and Asia (IN THOUSANDS):

              SEPTEMBER 30,       DECEMBER
                   2007         31, 2006
              -------------------------------
U.S.               $ 5,508        $ 4,986
Asia                   119             84
Europe                 186             59
              -------------------------------
              -------------------------------
                   $ 5,813        $ 5,129
              ===============================








Assets located in Asia relate to tooling equipment required to manufacture DCT's product. Assets located in Europe relate to the Company's field service, sales, distribution and inventory management in the Netherlands.

NOTE 11 - SUBSEQUENT EVENT

During October 2007, 50,000 shares of Series B Stock ($500,000) were converted into 500,000 shares of common stock. As of November 14, 2007, the remaining liquidation value of Series B Stock was $620,000.

During November 2007, the Company suspended its HD display research and development efforts. The Company does not expect to expend any additional effort or funds to further develop and deploy its HD technology. The Company has been and will continue to evaluate different strategic opportunities related to its in-process HD technology and intellectual property, including but not limited to the sale of all HD-related assets.



                     [END OF INTERIM FINANCIAL INFORMATION]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Document Capture Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Document Capture Technologies, Inc. and subsidiaries (the "Company") as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Document Capture Technologies, Inc. and subsidiaries as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred substantial net losses in recent years resulting in an accumulated deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Clancy and Co., P.L.L.C.
----------------------------
Clancy and Co., P.L.L.C.
Scottsdale, Arizona

March 29, 2007



                               DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                            CONSOLIDATED BALANCE SHEETS
                                                  (IN THOUSANDS)


                                                                         DECEMBER 31,
                                                                   --------------------
                                                                     2006        2005
                                                                   --------    --------
                                       ASSETS

Current assets:
  Cash and cash equivalents                                        $  1,333    $  1,426
  Trade receivables                                                   1,813       1,285
  Inventories                                                         1,642         751
  Prepaid expenses and other current assets                              73         319
                                                                   --------    --------
        TOTAL CURRENT ASSETS                                          4,861       3,781

Fixed assets, net                                                       108         167
Intangible assets, net                                                 --           555
Due from related  parties, net                                         --         2,606
Long-term investment
                                                                        160         998
                                                                   --------    --------
          TOTAL ASSETS                                             $  5,129    $  8,107
                                                                   ========    ========

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Bank line and letter of credit                                   $  1,013    $  1,013
  Trade payables to related parties                                     952         203
  Trade payables                                                        198         259
  Other payables and accruals
                                                                        506         185
  Accrued dividends on Series A 5% cumulative convertible stock
preferred stock                                                         152          71
                                                                   --------    --------
        TOTAL CURRENT LIABILITIES                                     1,731
                                                                                  2,821

Liability under derivative contracts                                    229         503
                                                                   --------    --------

          TOTAL LIABILITIES                                           3,050       2,234

Commitments and contingencies (Note 10)

Convertible preferred stock, $.001 par value, 2,000 authorized:
  Series A 5% cumulative convertible preferred stock, 16 shares         957         468
    issued and outstanding at December 31, 2006 and December
    31, 2005; liquidation value of $1,565 and $1,615 at
    December 31, 2006 and December 31, 2005, respectively
  Series B convertible preferred stock, 11.5 shares issued and          152        --
     outstanding at December 31, 2006, liquidation value of
                                                                               $  1,150

Stockholders' equity:
  Common stock $.001 par value, 50,000 authorized, 24,642                24          24
     shares issued and 24,142 outstanding at December 31, 2006
and
     24,592 shares issued and 24,092 outstanding at December 31,
     2005 (500 shares held in escrow)

  Additional paid-in capital                                         29,651      28,138
  Accumulated deficit                                               (28,705)    (22,757)
                                                                   --------    --------
        TOTAL STOCKHOLDERS' EQUITY                                      970       5,405
                                                                   --------    --------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $  5,129    $  8,107
                                                                   ========    ========


        The accompanying notes are an integral part of these consolidated financial statements.


                               DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                YEAR ENDED DECEMBER 31,
                                                                 --------------------
                                                                   2006        2005
                                                                 --------    --------


NET SALES                                                        $ 12,469    $  7,848

COST OF SALES                                                       8,221       4,989
                                                                 --------    --------

GROSS PROFIT                                                        4,248       2,859

OPERATING EXPENSES:
  Selling and marketing                                             1,240       1,037
  General and administrative                                        5,361       2,918
  Research and development                                          3,084         951
  Impairment of long-term investment                                  838        --
                                                                 --------    --------
TOTAL OPERATING EXPENSES                                           10,523       4,906
                                                                 --------    --------

OPERATING LOSS                                                     (6,275)     (2,047)
                                                                 --------    --------

OTHER INCOME (EXPENSE):
  Change in fair value of derivative instruments                    1,421       1,112
  Fair value of warrants issued                                      (173)       (290)
  Preferred stock issuance costs                                      (88)       (237)
  Interest income                                                      28          24
  Interest expense                                                    (92)        (57)
  Loss on disposal of fixed assets and other                          (17)          5
                                                                 --------    --------
TOTAL OTHER INCOME (EXPENSE)                                        1,079         557

                                                                 --------    --------
Net loss before income taxes                                       (5,196)     (1,490)
Provision for income taxes                                              3           3
                                                                 --------    --------

Net loss                                                           (5,199)     (1,493)
Dividend on Series A and accretion of Series A and Series B
   preferred stock redemption value                                  (749)       (546)
                                                                 --------    --------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                        $ (5,948)   $ (2,039)
                                                                 ========    ========

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                    $  (0.25)   $  (0.09)
                                                                 ========    ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED     24,105      23,279
                                                                 ========    ========


        The accompanying notes are an integral part of these consolidated financial statements.


                               DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                  (IN THOUSANDS)



                                                                          ADDITIONAL      TOTAL
                                             COMMON STOCK      PAID-IN    ACCUMULATED  STOCKHOLDERS'
                                          SHARES    AMOUNT      CAPITAL     DEFICIT     EQUITY
                                         --------   --------   --------    --------    --------
Balances at December 31, 2004              23,110   $     23   $ 25,478    $(20,718)   $  4,783
Issuance of common stock upon
  conversion of preferred stock               257       --          257        --           257
Issuance of common stock for
  services rendered                           225       --          157        --           157
Stock base compensation cost - options       --        1,577       --         1,577         --
Fair value of warrants issued for
  payment of preferred stock                 --          290       --          --           290
  issuance expenses
Common stock issued for acquisition of
  subsidiary, 1,000,000                       500          1        379        --           380
  shares less 500,000 held in escrow
Net loss                                     --         --         --        (2,039)     (2,039)
                                         --------   --------   --------    --------    --------
Balances at December 31, 2005              24,092   $     24   $ 28,138    $(22,757)   $  5,405
                                         --------   --------   --------    --------    --------
Issuance of common stock upon
  conversion of preferred stock                50       --           29        --            29
Stock base compensation
  cost - options                             --        1,311       --         1,311         --
Fair value of warrants issued for
  payment of preferred stock                 --          173       --          --           173
  issuance expenses
Net loss                                     --         --       (5,948)     (5,948)        --
                                         --------   --------   --------    --------    --------
BALANCES AT DECEMBER 31, 2006              24,142   $     24   $ 29,651    $(28,705)   $    970
                                         ========   ========   ========    ========    ========



        The accompanying notes are an integral part of these consolidated financial statements.


                               DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (IN THOUSANDS)

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                 -----------------------------------
                                                                                                 --
                                                                                       2006              2005
                                                                                 ----------------  -----------------

OPERATING ACTIVITIES
  Net loss                                                                        $    (5,948)      $    (2,039)
  Adjustments to reconcile net loss to cash used in operating activities
      Depreciation and amortization                                                       597                31
      Common stock issued for services                                                      -               157
      Stock base compensation cost - options                                            1,311             1,577
      Change in fair value of derivative instruments                                   (1,421)           (1,112)
      Accretion of Series A and Series B preferred stock redemption value                 668               468
      Preferred stock issuance expenses paid by issuance of warrants                      173               290
      Allowance for doubtful accounts                                                   2,606                 -
      Impairment of long-term investment                                                  838                 -
      Conversion of Series A preferred stock dividends for common stock                     -                 7
      Loss on disposal of assets                                                           17                 -
    Changes in operating assets and liabilities:
       Trade receivables                                                                 (528)             (157)
       Inventories                                                                       (891)             (255)
       Prepaid expenses and other current assets                                          246              (101)
       Trade payables                                                                     (61)              197
       Trade payables to related parties                                                  749               203
       Other payables and accruals                                                        324                65
       Accrued dividends on Series A 5% cumulative convertible stock                       81                71
                                                                                 ----------------  -----------------
     CASH USED BY OPERATING ACTIVITIES                                                 (1,239)             (598)
                                                                                 ----------------  -----------------

INVESTING ACTIVITIES
    Cash paid for subsidiary                                                                -               (98)
    Capital expenditures                                                                   (4)             (169)
                                                                                 ----------------  -----------------
     CASH USED BY INVESTING ACTIVITIES                                                     (4)             (267)
                                                                                 ----------------  -----------------

FINANCING ACTIVITIES
    Proceeds from the issuance of preferred stock                                       1,150             1,865
    Net repayments under bank lines of credit                                               -              (100)
    Advances under bank letters of credit                                                   -               180
    Advances to related parties                                                             -              (341)
                                                                                 ----------------  -----------------
     CASH PROVIDED BY FINANCING ACTIVITIES                                              1,150             1,604
                                                                                 ----------------  -----------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                          (93)              739

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                          1,426               687
                                                                                 ----------------  -----------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                          $     1,333       $     1,426
                                                                                ================  =================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

CASH PAID DURING THE YEAR FOR:
    Interest                                                                      $        92       $        57
                                                                                ================  =================
    Income taxes                                                                  $         3       $         3
                                                                                 ================  =================

  NON-CASH INVESTING AND FINANCING ACTIVITIES:
    Conversion of Series A Preferred Stock for Common Stock                       $        30       $       257
                                                                                 ================  =================


        The accompanying notes are an integral part of these consolidated financial statements.

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Document Capture Technologies, Inc. ("DCT" or "Company") develops, designs and delivers various imaging technology solutions to all types and sizes of enterprises including governmental agencies, large corporations, small corporations, small office-home offices ("SOHO"), professional practices as well as consumers (referred to herein collectively as "Enterprises"). DCT is a market-leader in providing USB-powered scanning solutions to a wide variety of industries and market applications. The Company's patented and proprietary page-imaging devices facilitate the way information is stored, shared and managed in both business and personal use. In addition, DCT is involved in the research and development of certain technologies related to the field of high definition ("HD") display.

Syscan, Inc., the Company's wholly-owned subsidiary, was incorporated in California in 1995 to develop and manufacture a new generation of contact image sensors ("CIS") that are complementary metal-oxide-silicon ("CMOS") imaging sensor devices. During the late 1990s, the Company established many technical milestones and was granted numerous patents for its linear imaging technology. The Company's patented CIS and mobile imaging scanner technology provides high quality images at extremely low power consumption levels allowing delivery of compact scanners in a form ideally suited for laptop or desktop computer users who need a small light weight device to scan or fax documents.

The Company's business model was developed around intellectual property ("IP") driven products sold primarily to original equipment manufacturers ("OEM"), private label brands and value added resellers ("VAR") and can be found in a variety of applications, including but not limited, to the following:

o Document and information management; o Identification card scanners; o Passport security scanners; o Bank note and check verification; o Business card readers; o Barcode scanning; and o Optical mark readers used in lottery terminals.

BASIS OF FINANCIAL STATEMENTS

The consolidated financial statements include the accounts of DCT and its subsidiaries. All significant intercompany transactions and balances have been eliminated. United States (U.S.) dollar is the functional currency for the Company therefore no translation adjustment recorded through accumulated other comprehensive income (loss). Monetary accounts denominated in non-U.S. currencies, such as cash or payables to vendors, have been re-measured to the U.S. dollar. Gains and losses resulting from foreign currency transactions are included in the results of operations. Certain accounts have been reclassified to conform to the current period presentation. Such reclassifications did not affect total net sales, operating loss or net loss available to common stockholders.

LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, during the years ended December 31, 2006 and 2005, the Company incurred net losses of $5,948,000 and $2,039,000, respectively, of which approximately $4,789,000 and $1,425,000, respectively, is attributed to non-cash items. In addition, cash flows used in operations were $1,239,000 and $598,000, respectively, and at December 31, 2006, the Company was not in compliance with all of its Extended Agreement debt covenants. See Notes 10 and 12. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management believes the Company's ability to continue as a going concern is mitigated because the Company's current sources of liquidity as of February 28, 2007, which include approximately $1,500,000 in cash and cash equivalents, and a $987,000 line of credit available for use under its current line of credit facility, are sufficient to satisfy its cash requirements over the next twelve months. Management also believes that it has the ability to borrow additional funds from third parties such as financial institutions or will be successful in a debt or equity financing that will be sufficient to fund its operations for the next twelve months. Additionally, management will be reviewing all aspects of its business and making adjustments as needed to those considered

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

unprofitable. Therefore, for at least the next twelve months, the Company can continue to operate as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash and highly liquid investments. Highly liquid investments include debt securities with remaining maturities of three months or less when acquired. They are stated at cost, which approximates market value.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents, trade receivables and payables, prepaid expenses and other current assets, amounts due to and from related parties, and other payables and accruals approximates fair value due to the short period of time to maturity.

CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments that subject the Company to credit risk are cash balances maintained in excess of federal depository insurance limits and trade receivables.

Cash and Cash Equivalents. The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. As of December 31, 2006, the Company had consolidated balances of approximately $932,000, which were not guaranteed by FDIC. The Company has not experienced any losses in such accounts and believes the exposure is minimal.

Major Customers and Trade Receivables. A relatively small number of customers account for a significant percentage of the Company's sales. The percentage of sales derived from significant customers is as follows:

                                               YEAR ENDED DECEMBER 31,
                                             ----------------------------
                                                2006            2005
                          ------------------ ----------- -- -------------
                          Customer A              42%            33%
                          ------------------ ----------- -- -------------
                          Customer B              14             18
                          ------------------ ----------- -- -------------
                          Customer C              13             16
                          ------------------ ----------- -- -------------
                          Customer D              12             12
                          ------------------ ----------- -- -------------

Trade receivables from these customers totaled $1,652,000 at December 31, 2006. As of December 31, 2006 all the Company's trade receivables were unsecured. The risk with respect to trade receivables is mitigated by credit evaluations performed on customers and the short duration of payment terms extended to customers.

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


CONCENTRATION OF SUPPLIER RISK

The Company purchases substantially all its finished scanner imaging products from one vendor that is also a wholly-owned subsidiary of the parent company of our majority stockholder. See Note 3. If this vendor became unable to provide materials in a timely manner and the Company was unable to find alternative vendors, the Company's business, operating results and financial condition would be materially adversely affected.

INVENTORIES

Inventories consist of finished goods, which are stated at the lower of cost or net realizable value, with cost computed on a first-in, first-out basis. Provision is made for obsolete, slow-moving or defective items where appropriate. The amount of any provision (reversal) is recognized as a component of cost of sales in the period the provision (reversal) occurs. There was no provision recorded at December 31, 2006 or 2005.

FIXED ASSETS

Fixed assets, stated at cost, are depreciated over the estimated useful lives of the assets using the straight-line method over periods ranging from three to seven years. Significant improvements and betterments are capitalized. Routine repairs and maintenance are expensed when incurred. Gains and losses on disposal of fixed assets are recognized in the statement of operations based on the net disposal proceeds less the carrying amount of the assets.

INTANGIBLE ASSETS

Acquisition-related intangibles include 1.) intellectual property, which has reached technological feasibility, to be integrated into the Company's future products and 2.) technological expertise required to complete the integration. Intangible assets are amortized on a straight-line basis over the periods of benefit. The Company performs an annual review of its identified intangible assets to determine if facts and circumstances exist which indicate that the assets' useful life is shorter than originally estimated or that the assets' carrying amount may not be recoverable. If such facts and circumstances do exist, the Company assesses the recoverability of identified intangible assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.

LONG-TERM INVESTMENTS

Long-term investments are carried at cost less provision for any impairment in value. Income from long-term investments is accounted for to the extent of dividends received or receivable. Upon disposal of investments, any profit and loss thereon is accounted for in the statement of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards ("SFAS") 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("SFAS 144"), if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the assets' carrying value to the assets' present value of the expected future cash flows. As such, the Company recognized $838,000 of impairment losses during the year ended December 31, 2006. The underlying asset is used in the Company's operations. Therefore, the impairment loss is included with operating expenses on the Company's statement of operations. See Note 7.

PREFERRED STOCK ACCOUNTING TREATMENT

Pursuant to SFAS 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 133") and the Emerging Issues Task Force ("EITF") EITF 00-19, ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS, ("EITF 00-19"), the Company's Series A 5% cumulative convertible preferred stock ("Series A Stock") and related warrants and the Series B Convertible Preferred Stock ("Series B Stock") and related warrants are deemed derivative instruments as a result of the embedded conversion feature. Accordingly, the fair value of these derivative instruments has been recorded in the Company's consolidated balance sheet as a liability with the corresponding amount as a discount to the Series A Stock and Series B Stock, respectively. The discounts are being accreted, on a

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

straight-line basis, from the respective issuance date through the respective redemption date adjusted for conversions. Accretion of the preferred stock redemption value, for both Series A and Series B, for the years ended December 31, 2006 and 2005 totaled approximately $668,000 and $468,000, respectively, and is disclosed as a non-operating expense on the Company's consolidated statements of operations. The total decrease in the fair value of the liability for derivative contracts, for both Series A and Series B, totaled approximately $1,421,000 and $1,112,000 for the years ended December 31, 2006 and 2005, respectively, with the offsetting adjustment disclosed as non-operating income on the Company's consolidated statements of operations.

The Company computes fair value of these derivatives using the Black-Scholes valuation model. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. The Company's derivative instruments have characteristics significantly different from traded options, and the input assumptions used in the model can materially affect the fair value estimate.

The assumptions used in the Black-Scholes valuation model to estimate fair value of each derivative instrument and the resulting weighted average estimated value of the Series A Stock derivative liability and the Series B Stock derivative liability as of December 31, 2006 and 2005 are as follows:

                                                          DECEMBER 31,
  ----------------------------------------------- -------------  -------------
                                                      2006           2005
  ----------------------------------------------- -------------  -------------
  ----------------------------------------------- -------------  -------------
  Weighted average estimated values per share        $0.13          $0.43
  ----------------------------------------------- -------------  -------------
  ----------------------------------------------- -------------  -------------
  Expected life in years                              3.0            3.0
  ----------------------------------------------- -------------  -------------
  ----------------------------------------------- -------------  -------------
  Expected volatility                                37.95%         99.77%
  ----------------------------------------------- -------------  -------------
  ----------------------------------------------- -------------  -------------
  Expected dividend yield                              0%             0%
  ----------------------------------------------- -------------  -------------
  ----------------------------------------------- -------------  -------------
  Risk free interest rate                            5.17%            4%
  ----------------------------------------------- -------------  -------------



REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS AND RETURNS ALLOWANCES

Revenues. Revenues consist of product sales including the sale of optical image capturing devices, modules of optical image capturing devices, and chips and other optoelectronic products. Revenue is recognized when the product is shipped and the risks and rewards of ownership have transferred to the customer. Shipping charges billed to customers are included in net sales and the related shipping costs are included in cost of sales. All internal handling charges are included with selling and marketing expenses.

Allowance for doubtful accounts and return allowances. The Company presents trade receivables, net of allowances for doubtful accounts and returns, to ensure trade receivable are not overstated due to uncollectibility. Allowances, when required, are calculated based on detailed review of certain individual customer accounts and an estimation of the overall economic conditions affecting the Company's customer base. The Company reviews a customer's credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. There was no allowance for doubtful accounts at December 31, 2006 or 2005 as management believes all of its trade receivables are collectible.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development costs are expensed as incurred.

ADVERTISING COSTS

Advertising costs are expensed as incurred and were immaterial for both periods presented.

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS




EMPLOYEE EQUITY INCENTIVE PROGRAMS

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 123-R, SHARE-BASED PAYMENT ("SFAS 123(R)"). SFAS 123(R) REPLACES SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, AND SUPERSEDES THE ACCOUNTING PRINCIPLES BOARD ("APB") APB OPINION 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"). SFAS 123(R) requires, among other things, that all share-based payments to employees, including grants of stock options, be measured based on their grant-date fair value and recognized as expense. Effective January 1, 2006, DCT adopted the fair value recognition provisions of SFAS 123(R) using the modified prospective application method. Under this transition method, compensation expense recognized for the year December 31, 2006, includes the applicable amounts of: (a) compensation expense of all stock-based payments granted prior to, but not yet vested as of January 1, 2006 (based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123 and APB 25), and (b) compensation expense for all stock-based payments granted subsequent to January 1, 2006 (based on the grant-date fair value estimated in accordance with the new provisions of SFAS 123(R)). Results for periods prior to January 1, 2006, have not been restated. See Note 4.

INCOME TAXES

The Company accounts for income taxes under the liability method of accounting for income taxes in accordance with the provisions of SFAS 109, ACCOUNTING FOR INCOME TAXES, ("SFAS 109"). Current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax credits and loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NET LOSS PER SHARE

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. As the Company incurred net losses for the years ended December 31, 2006 and 2005, common stock equivalents were excluded from diluted net loss per share as their effect would be anti-dilutive. As a result, for all periods presented, the Company's basic and diluted net loss per share is the same.

RECENT ACCOUNTING PRONOUNCEMENTS

On June 7, 2005, the FASB issued Statement 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS, A REPLACEMENT OF APB OPINION 20 AND FASB STATEMENT 3, ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income (loss) of the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. DCT adopted SFAS 154 on January 1, 2006. The adoption had no impact to the Company's consolidated financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS 155, ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS - AN AMENDMENT OF FASB STATEMENTS 133 AND 140, ("SFAS 155"). SFAS will be effective for the Company beginning January 1, 2007. The statement permits interests in hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation, to be accounted for as a single financial instrument at fair value, with changes in fair value recognized in earnings. This election is permitted on an instrument-by-instrument basis for all hybrid financial instruments held, obtained, or issued as of the adoption date. The Company is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


In June 2006, the FASB issued Interpretation 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES -- AN INTERPRETATION OF FASB STATEMENT NO. 109 ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in its financial statements the impact of a tax position if that position will more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company does not expect there to be any significant impact of adopting FIN 48 on its consolidated financial position, cash flows and results of operations.

In September 2006, the FASB issued SFAS 157, FAIR VALUE MEASUREMENTS ("SFAS 157"), which provides guidance about how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by the Company January 1, 2008. The Company is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

In September 2006, the SEC staff issued Staff Accounting Bulletin ("SAB") 108, CONSIDERING THE EFFECTS OF PRIOR YEAR MISSTATEMENTS WHEN QUANTIFYING MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS ("SAB 108"). SAB 108 was issued to eliminate the diversity of practice in how public companies quantify misstatements of financial statements, including misstatements that were not material to prior years' financial statements. The Company applied the provisions of SAB 108 to its annual financial statements for the year ending December 31, 2006 included herein. The adoption had no impact to the Company's consolidated financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including the EITF), the American Institute of Certified Public Accountants ("AICPA"), and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 2 - SIGNIFICANT FOURTH QUARTER ADJUSTMENTS

During the fourth quarter of fiscal year 2006, the Company's management continued to monitor and evaluate the collectibility and potential impairment of its assets, in particular, intangible assets, amounts due from related parties and long-term investments. In connection therewith, the following adjustments were recorded in the fourth quarter:

INTANGIBLE ASSETS

During the fourth quarter of fiscal year 2006, the Company performed an annual review of its identified intangible assets. Based on this review, DCT management reclassified its intangible assets from non-amortizing to amortizing intangible assets. As a result, DCT booked $555,000 of intangible asset amortization expense, which is included with research and development expenses, during the fourth quarter of fiscal year 2006. See Note 6.

DUE FROM RELATED PARTIES

The Company booked an allowance of $2,606,000 to fully reserve amounts due from related parties as it became apparent to management that such parties may not have the financial resources to repay amounts due. The Company does not plan to continue its collection efforts. See Note 12.

LONG-TERM INVESTMENT

During the fourth quarter, the Company recorded an impairment charge of $838,000 related to its long-term investment. See Note 7.

It is management's opinion that these adjustments are properly recorded in the fourth quarter of fiscal year 2006 based upon the facts and circumstances that became available during that period.

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS




NOTE 3 - RELATED-PARTY TRANSACTIONS

RELATED-PARTY PURCHASES

The Company purchases the majority of its finished scanner imaging products from Syscan Lab Limited ("SLL"), a wholly-owned subsidiary of Syscan Technology Holdings Limited ("STH"), the parent company of DCT's majority stockholder. See
Note 1. The Company's Chairman and CEO, Darwin Hu, was formerly the CEO of STH. He resigned from STH effective December 2004.

Purchases from SLL totaled $8,620,000 and $4,915,000 for the years ended December 31, 2006 and 2005, respectively. All purchases from SLL were carried out in the normal course of business. As a result of these purchases, the Company was liable to SLL for $952,000 and $203,000 at December 31, 2006 and 2005, respectively.

RELATED-PARTY LOANS

In the normal course of business, the Company made interest-free loans to several related parties for the purpose of purchasing capital equipment, including tooling equipment required to manufacture the Company's product. These loans totaled $2,606,000 at December 31, 2006 and 2005. As discussed in Note 2, these loans were fully reserved during the fourth quarter of fiscal year 2006. See Note 12.

NOTE 4 - EMPLOYEE EQUITY INCENTIVE PLANS

STOCK-BASED COMPENSATION

Prior to January 1, 2006, DCT accounted for its stock-based employee compensation plans following the recognition and measurement principles of APB 25 and related interpretations. Accordingly, compensation expense, equal to the difference between the total exercise price and the total fair market value - for awards granted at an exercise price less than fair market value of the underlying common stock on the grant date - was amortized over the vesting period and included in the Consolidated Statement of Operations. Effective January 1, 2006, Syscan adopted the fair value recognition provisions of SFAS 123(R). See Note 1.

The following table sets forth the total stock-based compensation expense included in the consolidated statements of operations (IN THOUSANDS):

                                            YEAR ENDED DECEMBER 31,
                                           -------------------------
          -------------------------------- ------------  -----------
                                              2006          2005
          -------------------------------- ------------  -----------
          -------------------------------- ------------  -----------
            Selling and marketing          $    51       $    85
          -------------------------------- ------------  -----------
          -------------------------------- ------------  -----------
            General and administrative       1,015         1,407
          -------------------------------- ------------  -----------
          -------------------------------- ------------  -----------
            Research and development           245            85
          -------------------------------- ------------  -----------

At December 31, 2006, the Company had approximately $863,000 of total unrecognized compensation cost related to unvested stock options. This cost is expected to be recognized over a weighted-average period of approximately 16 months.

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



STOCK OPTIONS

The Company issues options under two different stock option plans (both approved by shareholders) as well as through employment agreements with key employees, executives and consultants (approved by the board of directors on a case-by-case basis). The following table sets forth, by the respective option plan, certain aspects of the Company's stock options as of December 31, 2006:


                                           OPTION APPROVAL METHOD                  OPTIONS OUTSTANDING AND OPTIONS AVAILABLE
                               -----------------------------------------------------------------------------------------------
                               ------------  ----------------  ------------    ---------------  ---------------  -------------
DESCRIPTION                    BOARD OF         BOARD OF       TOTAL           OUTSTANDING        AVAILABLE      TOTAL
                                              DIRECTORS AND                                       FOR FUTURE
                               DIRECTORS      SHAREHOLDERS                                          GRANT
---------------------------    ------------  ----------------  ------------    ---------------  ---------------  -------------
2002 Amended and Restated               -        3,200,000     3,200,000              890,000      2,310,000     3,200,000
Stock Option Plan

Key Personnel Option            4,000,000                -      4,000,000           4,000,000              -      4,000,000
Grants
2006 Stock Option Plan                            1,500,00      1,500,000                   -      1,500,000      1,500,000
                               ------------  ----------------  ------------    ---------------  ---------------  -------------
Total                           4,000,000        4,700,000      8,700,000           4,890,000      3,810,000      8,700,000
                               ============  ================  ============    ===============  ===============  =============


The following table summarizes stock option activity and related information as of and for the year ended December 31, 2006:

                                                              WEIGHTED-AVERAGE
                                                                EXERCISE
                                                                 PRICE
                                                OPTIONS
                                               -----------    -------------

  Outstanding at December 31, 2005              3,760,000          $0.01
      Granted                                   1,190,000           0.69
      Exercised                                         -               -
      Cancelled                                    60,000           1.17
                                               -----------    -------------
  Outstanding at December 31, 2006              4,890,000          $0.18
                                               ===========    =============

The following table summarizes all options outstanding and exercisable by price range as of December 31, 2006:


                                           OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                           ----------------------------------------------------    --------------------------------
                                              WEIGHTED-AVERAGE
                                                 REMAINING        WEIGHTED-AVERAGE                    WEIGHTED-AVERAGE
         RANGE OF                               CONTRACTUAL         EXERCISE                            EXERCISE
      EXERCISE PRICES          NUMBER          LIFE (YEARS)          PRICE             NUMBER            PRICE
                            OUTSTANDING                                             EXERCISABLE
     ------------------    ---------------    ----------------    -------------    ---------------    -------------

           $0.01              4,000,000            5.32              $0.01            2,666,666          $0.01
       $0.65 - $1.01            890,000            9.38              $0.92               57,500          $0.65

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - FIXED ASSETS

Fixed assets are summarized as follows (IN THOUSANDS):

                                              DECEMBER 31,
                                      ------------------------------
                                           2006             2005
                                      ------------    --------------
Computer and office equipment             $  37              $62
Furniture and fixtures                        3                3
Tooling and product design                  127              137
                                      ------------    --------------
                                            167              202
Less: accumulated depreciation              (59)             (35)
                                      ------------    --------------
                                           $108             $167
                                      ============    ==============




Total fixed asset depreciation expense totaled $42,000 and $31,000 for the years ended December 31, 2006 and 2005, respectively

NOTE 6 - BUSINESS ACQUISITION AND INTANGIBLE ASSETS

The Company's intangible assets were recorded primarily as a result of the acquisition of Nanodisplay, Inc ("Nano") in November 2005. Nano was purchased to facilitate the Company's anticipated entry into the display market as Nano was a leading designer of liquid crystal on silicon ("LCOS") HDTV technology and maintained a workforce with the technical expertise required to integrate Nano's technology into the Company's technology.

The aggregate purchase price was $478,000 including $98,000 of cash and 1,000,000 shares of common stock (500,000 shares were not valued at the acquisition date because they were, and still are as of December 31, 2006, held in escrow until certain milestones and conditions are met) valued at $380,000, calculated using the average market price of the Company's common shares for one week before and one week after the terms of the agreement were finalized. Nano's financial information is incorporated into the consolidation of the Company effective November 17, 2005, the effective date of the merger.

The following represents the PRELIMINARY allocation of the purchase price at December 31, 2005 (IN THOUSANDS):

Fixed assets                                $     5
Goodwill                                        542
                                           ---------
Total assets acquired                           547
Accounts payable and accrued liabilities        (69)
                                           ---------
Fair value of net assets acquired             $ 478
                                           =========




As previously discussed in Note 2, management performed an annual review of its identified intangible assets during the fourth quarter of fiscal year 2006. In connection with this review, DCT management completed its final analysis, which included re-assessing its preliminary allocation of the Nano purchase price, and determining that the purchase price was more accurately allocated to developed technology and technological expertise required to integrate the developed technology into the Company's technology. Therefore, the Company finalized the purchase price allocation at December 31, 2006 as follows (IN THOUSANDS):

Fixed assets                                                        $     5
Developed technology (estimated useful life of one year)                463
Technical  integration  expertise  (estimated  useful  life of one       79
year)
                                                                   ----------
Total assets acquired                                                   547
Accounts payable and accrued liabilities                                (69)
                                                                   ----------
Fair value of net assets acquired                                     $ 478
                                                                   ==========



Amortization of intangible assets, included in research and development expenses, totaled $555,000 for the year ended December 31, 2006. There was no amortization of intangible assets for the year ended December 31, 2005.

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


After management's review and reallocation of intangible assets performed in the fourth quarter of fiscal year 2006, the following summarizes the components of intangible assets (IN THOUSANDS):


                                            AS OF DECEMBER 31, 2006                   AS OF DECEMBER 31, 2005
                                      ------------------------------------    -----------------------------------------
                                                  Accumulated         Net                  Accumulated
                                      Gross       Amortization                Gross        Amortization         Net         Life
                                      --------    ---------------    -----    ---------    ---------------    ---------   ---------
Developed technology                      $463           $(463)      $ -          $463           $ -              $463    1 Year
Technical integration expertise             79             (79)        -            79             -                79    1 Year
Other                                       13             (13)        -            13             -                13    1 Year
                                      --------    ---------------    -----    ---------    ---------------    ---------
Total                                     $555           $(555)      $ -          $555           $ -              $555
                                      ========    ===============    =====    =========    ===============    =========


PRO FORMA INFORMATION (UNAUDITED)

Nano's actual results of operations are included in the consolidated financial statements from the date of acquisition. The Company's unaudited pro forma statement of operations data set forth below (IN THOUSANDS, EXCEPT PER SHARE
DATA) gives effect to this acquisition using the purchase method as if Nano was purchased on January 1, 2005. This pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations for future periods or the financial position or result of operations that would have been realized had the acquisition occurred on January 1, 2005.
                                            2006               2005
                                       ---------------- ------------------
Net sales                                 $  12,469         $  7,848
Net loss                                     (4,991)          (3,349)
Basic and diluted net loss per share     $    (0.21)        $  (0.14)






NOTE 7 - LONG-TERM INVESTMENT

Long-term investment consists of an equity interest in CMOS Sensor, Inc. ("CMOS"), a California corporation, which is principally engaged in the research and development of infrared sensors and CMOS sensors. During all periods presented, the Company owned 16.1% of CMOS and accounted for the investment using the cost method of accounting. As previously discussed in Note 2, the Company recorded an impairment charge of $838,000 related to its investment in CMOS. The Company's management and directors are of the opinion that the long-term investment's new cost basis of $160,000 is reflective of the long-term investment's underlying value at December 31, 2006.

NOTE 8 - EQUITY

COMMON STOCK ACTIVITY

During the year ended December 31, 2006 the Company issued 50,000 shares of common stock for the conversion of 500 shares of Series A Stock as discussed below.

PREFERRED STOCK ACTIVITY

SERIES A 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK INITIAL ISSUANCE AND ACTIVITY

On March 15, 2005, the Company completed a private placement with a group of accredited investors for the sale of 18,650 shares of the Company's 5% Series A Stock along with warrants, expiring five years from the date of issuance, to purchase additional shares of the Company's common stock. The Series A Stock has no voting rights.

The Series A Stock was priced at $100 per share and the Company received proceeds of $1,865,000 less offering costs and expenses. Starboard Capital Markets, LLC, a FINRA member firm, acted as placement agent in the sale for which it received $186,500 in commissions and 186,500 warrants to purchase shares of the Company's common stock at an exercise price equal to $1.00 per share. The fair value of these warrants totaled $290,000 and such amount was charged to other income (expense) and credited to additional paid-in capital during 2005. The Company also incurred cash expenses totaling $50,000.

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


The warrants must be exercised by the payment of cash, except if there is no effective registration statement covering the resale of the shares of common stock underlying the warrants, a holder may exercise their warrants on a cashless basis. Holders of the warrants are entitled to full ratchet anti-dilution protection for issuances of common stock or common stock equivalents, prior to the effective date of the registration statement covering the resale of the shares of common stock underlying the preferred stock, at less than the exercise price of such warrants. Holders of warrants also have standard anti-dilution protection for splits, dividends, subdivisions, distributions, reclassifications and combinations of our common stock. None of the individual holders of the warrants are entitled to exercise any such warrant held by them, if such exercise would cause such holder to be deemed to beneficially own in excess of 4.999% of the outstanding shares of the Company's common stock on the date of issuance of such shares.

At the time of issuance, total common stock issuable upon conversions of the underlying Series A Stock and related warrants follows:

Series A Stock  (1)                                                1,865,000
Maximum accrued dividends on the shares of Series A Stock  (1)       279,750
Warrants issued to purchasers in private placement (2)               932,500
Warrants issued to placement agent in the private placement (1)      186,500
                                                                   ----------
                                                                   3,263,750
                                                                   ==========



     (1) Convertible at $1.00 per share, subject to anti-dilution provisions.
     (2) Convertible at $2.00 per share, subject to anti-dilution provisions.

During the year ended December 31, 2006, $50,000 of Series A Stock (500 shares) were converted into 50,000 shares of common stock.

SERIES A STOCK DIVIDENDS

The Company's Series A Stock accrues cumulative dividends at a rate of five percent per annum, payable semiannually on July 1 and January 1. Dividends are payable in cash, by accretion of the stated value or in shares of common stock. Subject to certain terms and conditions, the decision whether to accrete dividends to the stated value of the Series A Stock or to pay for dividends in cash or in shares of common stock, is at the Company's discretion. To date, the Company has not paid any cash dividends. During the years ended December 31, 2006 and 2005, Series A Stock dividends were approximately $81,000 and $78,000, respectively, and recorded as a non-operating expense on the Company's statement of operations.

SERIES B CONVERTIBLE PREFERRED STOCK

On August 8, 2006, the Company completed a private placement with a group of accredited investors for the sale of 11,500 shares of the Company's Series B Stock along with warrants, expiring three years from the date of issuance, to purchase additional shares of the Company's stock. Pursuant to a registration rights agreement (as discussed below), the Company filed a Form SB-2 on October 11, 2006, with the Securities and Exchange Commission ("SEC"), to register the shares of common stock issuable upon conversion of the Series B Stock and upon exercise of the warrants. The SEC declared the SB-2 effective on January 18, 2007.

At the time of issuance, total common stock issuable upon conversions of underlying Series B Stock and related warrants follows:

Series B Stock  (1)                                                 1,150,000
Warrants issued to purchasers in private placement (2)                575,000
Warrants issued to placement agent in the private placement (2)       100,000
                                                                   -----------
                                                                    1,825,000
                                                                   ===========

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


     (1) Convertible at $1.00 per share, subject to anti-dilution provisions.
     (2) Convertible at $1.50 per share, subject to anti-dilution provisions.

The Series B Stock was priced at $100 per share and the Company received proceeds of $1,150,000 less offering costs and expenses. Starboard Capital Markets, LLC, a FINRA member firm, acted as placement agent in the sale for which it received $80,000 in commissions and 100,000 warrants to purchase shares of the Company's common stock at an exercise price equal to $1.50 per share. The fair value of these warrants totaled $26,000 and such amount was charged to other income (expense) and credited to additional paid-in capital during the year ended December 31, 2006.

The material terms of the Series B Stock are as follows:

SERIES B STOCK CONVERSION RIGHTS. All or any portion of the stated value of the Series B Stock outstanding may be converted into common stock at anytime by the investors. The initial fixed conversion price of the Series B Stock is $1.00 per share ("Conversion Price"). The Conversion Price is subject to anti-dilution protection adjustments, on a full ratchet basis, until the date that is twelve months from the effective date of the Registration Statement required to be filed pursuant to the Registration Rights Agreement, upon the Company's issuance of additional shares of common stock, or securities convertible into common stock, at a price that is less than the then Conversion Price.

REDEMPTION. On August 7, 2009 ("Redemption Date"), all of the outstanding Series B Stock shall be redeemed for a per share redemption price equal to the stated value on the Redemption Date ("Redemption Price"). The Redemption Price is payable by the Company in cash or in shares of common stock at the Company's discretion and shall be paid within five trading days after the Redemption Date. In the event the Company elects to pay all or some of the Redemption Price in shares of common stock, the shares of common stock to be delivered to the Investors shall be valued at 85% of the fifteen-day volume weighted average price of the common stock on the Redemption Date.

RIGHT TO COMPEL CONVERSION. If, on any date after August 7, 2007, (A) the closing market price for a share of the Company's common stock for ten consecutive trading days equals at least $4.00 (subject to adjustment for certain events), and (B) the average reported daily trading volume during such ten-day period equals or exceeds 100,000 shares, then the Company shall have the right, at its option, to convert, all, but not less than all, of the outstanding shares of the Series B Stock at the Conversion Price; provided that the Registration Statement shall be effective at all times during such 10-day period and during the 30-day notice period to the Investors.

WARRANT TERMS. The Warrants grant Investors the right to purchase up to an aggregate of 575,000 shares of common stock of the Company at an exercise price of $1.50 per share. The Warrants expire on August 7, 2009 and must be exercised by the payment of cash, except if there is no effective registration statement covering the resale of the shares of common stock underlying the Warrants, at which time an investor may exercise their Warrants on a cashless basis.

RESTRICTIONS ON CONVERSION OF SERIES B STOCK AND EXERCISE OF WARRANTS. No holder of the Series B Stock is entitled to receive shares upon conversion of the Series B Stock held by such holder if such receipt would cause such holder to be deemed to beneficially own in excess of 4.999% of the outstanding shares of the Company's common stock on the date of issuance of such shares (this provision may be waived upon 61 days prior written notice to the Company). In addition, no individual holder is entitled to receive shares upon conversion of the Series B

Stock if the transaction causes such holder to beneficially own in excess of 9.999% of the outstanding shares of the Company's common stock on the date of issuance of such shares (this provision may be waived upon 61 days prior written notice to the Company).

None of the individual holders of the Series B warrants are entitled to exercise any warrant held by them, if the exercise causes the holder to beneficially own in excess of 4.999% of the outstanding shares of the Company's common stock on the date of issuance of such shares.

REGISTRATION RIGHTS. Pursuant to the terms of a Registration Rights Agreement between the investors and the Company, the Company was obligated to file a registration statement on Form SB-2 (which was filed on October 11, 2006) registering the resale of shares of the Company's common stock issuable upon conversion of the Series B Stock and exercise of the related warrants. The Company was required to file the registration statement within 60 days following August 8, 2006 and to have the registration statement declared effective by December 6, 2006, which is 120 days following August 8, 2006. If the registration statement was not timely filed, or declared effective within the timeframe described, or if the registration is suspended other than as permitted, in the Registration Rights Agreement, the Company will be obligated to pay each Investor a fee equal to one percent of such investor's purchase

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


price of the Series B Stock for each 30 day period thereafter (pro rated for partial periods), that such registration conditions are not satisfied, up to a maximum of 12 months. Because the SEC did not declare the SB-2 effective until January 18, 2007, the Company accrued $10,000, included in general and administrative expense, for damages during the year ended December 31, 2006.

RIGHT OF FIRST REFUSAL. Subject to certain conditions, the Company has granted the investors a right of first refusal, for a period of one year from the effective date of the registration statement required to be filed in connection with this transaction, to participate in any subsequent financing that the Company conducts.

VOTING RIGHTS. Holders of the Series B Stock shall have no voting rights. However, so long as any shares of Series B Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Series B Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series B Stock or alter or amend the Series B Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation senior to or otherwise PARI PASSU with the Series B Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the holders of the Series B Stock, (d) increase the authorized number of shares of the Series B Stock, or (e) enter into any agreement with respect to the foregoing.

LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and subject to the rights of the holders of Series A Stock, the holders of the Series B Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Stock an amount equal to the stated value per share before any distribution or payment shall be made to the holders of any securities of the Company with rights junior to the Series B Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Stock shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

NOTE 9 - INCOME TAX

Provision for income taxes for all periods presented represents the minimum franchise tax due, $800 per annum, in the State of California for each California entity of the consolidated entity and prior years franchise taxes paid in current periods. No provision for Hong Kong Profits Tax has been made for the periods presented as the Company and its subsidiaries operating in Hong Kong have no assessable profits during the years being reported.

The Company believes sufficient uncertainty exists regarding the realization of net operating loss carryforwards and other timing differences for the periods presented. Accordingly, a valuation allowance has been provided for the entire amount related thereto. The valuation allowance increased by approximately $1,029,000 and $596,000 during the years ended December 31, 2006 and 2005, respectively.

As of December 31, 2006, the Company has available net operating loss carryforwards for federal and state income tax purposes of approximately $22,200,000 and $19,700,000 which expire principally through 2026 and 2011, respectively. State net operating loss carryforwards are based on federal net operating losses, which are limited to certain percentages and carryover periods based on the year incurred. Pursuant to the Tax Reform Act of 1986, annual utilization of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period.

The following table reconciles the statutory rates to the Company's effective rate:

                                               2006                2005
                                           --------------      --------------
U.S. and California statutory rate (%)        (43.0)              (43.0)
Change in valuation allowance                  43.0                43.0
                                           --------------      --------------
                                                 -                   -
                                           ==============      ==============

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


The net deferred income tax asset consisted of the following:

                                                       2006            2005
                                                   ------------    -------------
Deferred tax assets
   Federal net operating loss carryforwards        $  7,791,000    $  6,975,000
   State net operating loss carryforwards             1,746,000       1,540,000
   Capitalized R&D Expenses                             932,000         932,000
   Tax credit carryforwards                             708,000         708,000
                                                   ------------    ------------
                                                     11,177,000      10,155,000
Less valuation allowance                             11,177,000      10,148,000
                                                   ------------    ------------

                                                           --             7,000
Deferred tax liability
   Excess tax over book depreciation                       --            (7,000)
                                                   ------------    ------------

Net deferred income tax asset                      $       --      $       --
                                                   ============    ============




NOTE 10 - COMMITMENTS AND CONTINGENCIES


OPERATING LEASES

The Company is committed under various non-cancelable operating leases which extend through November 2011. As of December 31, 2006, future minimum rental commitments are as follows (IN THOUSANDS):

                                                             FUTURE
                                                         MINIMUM LEASE
                                      YEAR ENDING           PAYMENTS
                                      DECEMBER 31,
                                    -----------------    ---------------
                                          2007                $ 261
                                          2008                  248
                                          2009                    1
                                          2010                    1
                                          2011                    1
                                                         ---------------
                                         Total                 $512
                                                         ===============

BANK LINE OF CREDIT

The Company has a line of credit agreement ("LOC Agreement") to borrow up to $2,500,000, bearing interest at the rate of prime (8.25% at December 31, 2006) plus 0.5% and secured by all of the assets of the Company. Interest payments are due monthly and all unpaid interest and principal was originally due in full on October 30, 2006. On December 18, 2006, DCT extended the loan ("Extended Agreement"), with the same terms, for 12 months. The new maturity date is October 30, 2007. Upon certain events of default, the default variable interest rate increases to prime plus 5.5%. The Company had $1,487,000 available for use at December 31, 2006.

At December 31, 2006, DCT was not in compliance with all of the Extended Agreement debt covenants. Pursuant to a waiver letter from the lender dated March 28, 2007, the lender agreed to forbear from exercising its rights and remedies with respect to existing defaults under the Extended Agreement from the date of the Extended Agreement through December 31, 2006. See Notes 1 and 12.

EMPLOYMENT AGREEMENTS

The Company maintains employment agreements with its executive officers which extend through 2008. The agreements provide for a base salary, annual bonus to be determined by the board of directors, termination payments, stock options, non-competition provisions, and other terms and conditions of employment. In addition, the Company maintains employment agreements with other key employees with similar terms and conditions. As of December 31, 2006 termination payments totaling $490,000 remain in effect.

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS





CONSULTING AGREEMENT

The Company entered into an Investor Relations Consulting Agreement dated December 5, 2006, for a term of one year beginning January 1, 2007, payable monthly as follows: (i) $5,000 for January, February and March; (ii) $7,500 for April, May and June; (iii) $8,500 for July, August and September; and (iv) $9,000 for October, November, and December. Additionally, the Company agreed to pay the consultant 90,000 warrants with an exercise price of $0.65 per share, expiring in three years, with immediate vesting on January 1, 2007, and exercisable at the rate of 7,500 the first day of each month during calendar 2007. The warrants will not be registered under federal or state securities laws.

LITIGATION, CLAIMS AND ASSESSMENTS

The Company experiences routine litigation in the normal course of its business and does not believe that any pending litigation will have a material adverse effect on the Company's financial condition, results of operations or cash flows.

SERIES A PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

In connection with the issuance of Series A Preferred Stock, the Company executed a registration rights agreement ("Agreement") with the purchasers thereof under which the Company agreed to register the common shares underlying the Series A Stock and related warrants. The Agreement provides for liquidated damages in the event the registration statement is not maintained continuously effective for a period of two years following the March 15, 2005 closing date. The liquidated damages total an amount equal to one percent (pro-rated for partial months) of the purchase price of the Series A Stock for each thirty day period effectiveness of a registration statement is not maintained and two percent for each thirty day period the registration statement ceases to remain effective. This registration, which was originally declared effective by the SEC on July 7, 2005, became ineffective April 30, 2006. The Company updated the original registration statement by filing amendments on June 6, 2006 and August 22, 2006, and the SEC declared the registration effective September 15, 2006. As a result, the Company accrued $145,000, included in general and administrative expense, for damages during the year ended December 31, 2006.

NOTE 11 - SEGMENT AND GEOGRAPHIC INFORMATION

SEGMENT INFORMATION

DCT operates in one segment, the design, development and delivery of various imaging technology solutions, most notably scanners, as defined by SFAS 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION ("SFAS 131").

GEOGRAPHIC INFORMATION

During the years ended December 31, 2006 and 2005, DCT recorded net sales throughout the U.S., Asia and Europe as determined by the final destination of the product. The following table summarizes total net sales attributable to significant countries (IN THOUSANDS):

                                               YEAR ENDED DECEMBER 31,
                                             -----------------------------
                                                 2006            2005
                                             -------------   -------------
                     U.S.                        $ 11,677    $
                                                                    6,828
                     Asia                             405             706
                     Europe and other                 387             314
                                             -------------   -------------
                                                 $ 12,469         $ 7,848
                                             =============   =============

Substantially all DCT's identifiable assets are located in the U.S.

NOTE 12 - SUBSEQUENT EVENTS

COMMON STOCK TRANSACTIONS

On March 21, 2007, the Company entered into an agreement with Syscan Technology Holdings, LTD whereby the Company agreed to forego any further collections efforts, including legal action, in exchange for the cancellation of 2,600,000 shares of the Company's common stock beneficially owned by Syscan Technology Holdings, LTD. In addition, both parties mutually agreed to release and discharge any and all claims that each may have against the other party. The Company's transfer agent cancelled the shares on March 29, 2007

              DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

LINE OF CREDIT

As previously discussed in Note 10, DCT was not in compliance with all of the Extended Agreement debt covenants at December 31, 2006. The Company has remained out of compliance with the Extended Agreement debt covenants through the date of this filing. Although the Company is currently working with the lender to extend the waiver, the lender has not agreed to waive any debt covenant violations subsequent to December 31, 2006. The Company had $987,000 available for use at March 29, 2007.

STOCK OPTION GRANTS

On March 28, 2007, the board of directors approved the issuance of 3,036,000 options to purchase the Company's common stock for employees and directors. One third of the options vested immediately, one third vest on March 28, 2008 and one third vest on March 28, 2009.

                      [END OF ANNUAL FINANCIAL INFORMATION]


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS
DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE
INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

ADDITIONAL RISKS AND  UNCERTAINTIES  NOT PRESENTLY KNOWN OR
THAT ARE CURRENTLY  DEEMED  IMMATERIAL  MAY ALSO IMPAIR OUR            DOCUMENT CAPTURE TECHNOLOGIES, INC.
BUSINESS   OPERATIONS.    THE   RISKS   AND   UNCERTAINTIES
DESCRIBED   IN  THIS   DOCUMENT   AND   OTHER   RISKS   AND
UNCERTAINTIES  WHICH WE MAY FACE IN THE FUTURE  WILL HAVE A                          650,000
GREATER  IMPACT ON THOSE WHO  PURCHASE  OUR  COMMON  STOCK.                   SHARES OF COMMON STOCK
THESE  PURCHASERS  WILL  PURCHASE  OUR COMMON  STOCK AT THE
MARKET  PRICE OR AT A PRIVATELY  NEGOTIATED  PRICE AND WILL
RUN THE RISK OF LOSING THEIR ENTIRE INVESTMENT.


UNTIL 90 DAYS AFTER THE  COMMENCEMENT OF THE OFFERING,  ALL
DEALERS  THAT BUY,  SELL OR TRADE  SHARES,  WHETHER  OR NOT
PARTICIPATING IN THIS OFFERING,  MAY BE REQUIRED TO DELIVER
A  PROSPECTUS.   THIS  REQUIREMENT  IS IN  ADDITION  TO THE                      _______________
DEALER'S  OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS
UNDERWRITERS  AND WITH RESPECT TO THEIR  UNSOLD  ALLOTMENTS                         PROSPECTUS
OR SUBSCRIPTIONS.                                                                ________________







                                                                                 JANUARY 16, 2007


-------------------------------------------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that we may, in our discretion,

o indemnify our directors, officers, employees and agents and persons serving in such capacities in other business enterprises at our request, to the fullest extent permitted by Delaware law, and

o advance expenses, as incurred, to our directors and officers in connection with defending a proceeding.

We may enter into indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and officers by
Section 145 of the Delaware General Corporation Law and the bylaws as well as certain additional procedural protections.

The indemnification provisions in the bylaws and the indemnification agreements which we may enter into with our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

      Securities and Exchange Commission Registration Fee...........   $ 15
      Printing and Engraving Expenses...............................$ 3,000
      Accounting Fees and Expenses..................................$ 2,000
      Legal Fees and Expenses.......................................$10,000
      Blue Sky Qualification Fees and Expenses......................$ 1,000
      Miscellaneous................................................. $1,000
      TOTAL.........................................................$17,015

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

In the last three years, we sold the following unregistered securities:

On April 26, 2005 and March 30, 2006, we granted non-qualified options to purchase up to a total of 3,700,000 and 300,000 shares of common stock, respectively, to certain of our officers, directors, employees and consultants. The options are exercisable for a period of seven years from the date of grant at an exercise price of $0.01 per share. One-third of the options vested upon grant, one-third vested on April 3, 2006 and one-third vested on April 2, 2007. On April 9, 2007, pursuant to a net cashless exercise provision, we issued 100,000 of the shares underlying the options to each of Darwin Hu, William Hawkins and David Clark, respectively. As of June 11, 2007 there remain 3,696,550 shares reserved for issuance in connection with non-qualified options. As of June 11, 2007 there remain 3,696,550 shares reserved for issuance in connection with non-qualified options. On October 24, 2005, we issued an aggregate of 500,000 shares of our common stock to the former shareholders of Nanodisplay, Inc., a California corporation, in connection with an Agreement and Plan of Merger and Reorganization by and among us, Nano Acquisition Corp. (our wholly-owned subsidiary), Nanodisplay, Inc. and the shareholders of Nanodisplay, Inc., pursuant to which we acquired all of the issued and outstanding capital stock of Nanodisplay, Inc.

On October 6, 2005, we issued 125,000 restricted shares to FG Management Inc. ("FGM") for public/investor relations services. Subsequently, on August 24, 2006, we entered into a certain letter agreement with FGM, pursuant to the terms of which FGM agreed to the cancellation of such shares. As of the date hereof, we have placed a stop order on the books of our transfer agent with respect to such shares, which will be cancelled immediately upon our receipt of the certificate representing the shares from FGM.

During the period from July 1, 2005 through September 30, 2005, we issued an aggregate of 99,996 restricted shares to Investor Relations Group for public/investor relations services.

On March 15, 2005, we sold $1,865,000 of our Series A Convertible Preferred Stock. Starboard Capital Markets, LLC, a FINRA member firm, acted as placement agent in the sale of the Preferred Stock, for which it received $186,500 in commissions and 186,500 warrants to purchase shares of our common stock, par value $.001 per share at an exercise price equal $1.00 per share.

In connection with the financing, we also issued to the purchasers common stock purchase warrants to purchase up to an aggregate of 932,500 shares of our Common Stock at an exercise price of $2.00 per share. The Warrants are exercisable for a period of five years from the date of issuance. We have agreed, pursuant to a registration rights agreement, to register the shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants with the Securities and Exchange Commission.

On May 18, 2006, we granted options to purchase up to a total of 660,000 shares of common stock to our officers, directors and employees pursuant to our 2002 Amended and Restated Stock Option Plan. The options are exercisable for a period of ten years from the date of grant at an exercise price of $1.01 per share. One-fourth of the options granted vest on the first anniversary, one-fourth of the options granted vest on the second anniversary, one-fourth of the options granted vest on the third anniversary and one-fourth of the options vest on the fourth anniversary.

On May 16, 2006, we granted options to purchase up to a total of 230,000 shares of common stock to our officers, directors and employees pursuant to our 2002 Amended and Restated Stock Option Plan. The options are exercisable for a period of ten years from the date of grant at an exercise price of $0.65 per share. One-fourth of the options granted vest on the first anniversary, one-fourth of the options granted vest on the second anniversary, one-fourth of the options granted vest on the third anniversary and one-fourth of the options vest on the fourth anniversary.

On August 8, 2006, we sold $1,150,000 of our Series B Convertible Preferred Stock. Starboard Capital Markets, LLC, an FINRA member firm, acted as placement agent in the sale of the Preferred Stock, for which it received $80,000 in commissions and 100,000 warrants to purchase shares of our common stock, par value $.001 per share at an exercise price equal $1.50 per share.

In connection with the financing, we also issued to the purchasers common stock purchase warrants to purchase up to an aggregate of 575,000 shares of our Common Stock at an exercise price of $1.50 per share. The Warrants are exercisable for a period of three years from the date of issuance. We have agreed, pursuant to a registration rights agreement, to register the shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants with the Securities and Exchange Commission.

On March 28, 2007, we granted options to purchase up to a total of 2,310,000 and 646,000 shares of common stock to our officers, directors and employees pursuant to our 2002 Amended and Restated Stock Option Plan and 2006 Stock Option Plan, respectively. The options are exercisable for a period of ten years from the date of grant at an exercise price of $0.70 per share. Under our 2002 Amended and Restated Stock Option Plan, one-fourth of the options granted vest on the first anniversary, one-fourth of the options granted vest on the second anniversary, one-fourth of the options granted vest on the third anniversary and one-fourth of the options vest on the fourth anniversary. Under our 2006 Stock Option Plan, one-third of the options vested upon grant, one-third of the options granted vest on the first anniversary and one-third of the options granted vest on the second anniversary.

On November 1, 2007, we granted non-qualified options to purchase up to a total of 150,000 shares of common stock to our CFO. The options are exercisable for a period of seven years from the date of grant at an exercise price of $0.60 per share. All options vest on November 1, 2008.

Other than as specifically set forth above, all of the above offerings and sales were deemed to be exempt under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. In each instance, the offerings and sales were made to a limited number of persons, who were either (i) accredited investors, (ii) business associates of ours,
(iii) our employees, or (iv) our executive officers or directors. In addition, the transfer of such securities was restricted by us in accordance with the requirements of the Securities Act. With respect to the issuances to accredited investors, in addition to representations by them, we have made independent determinations that they were accredited or sophisticated investors, capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. With respect to our business associates, employees and executive officers or directors, in addition to representations by them, they were provided with detailed information and had access to all material information about us, and we have made independent determinations that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our filings with the Securities and Exchange Commission.

ITEM 27.  EXHIBITS

         The following exhibits are filed with this registration statement. References herein to "the Company"include Document Capture Technologies, Inc. and its predecessors.


--------------------------------------------------------------------------------


          2.1 Share Exchange Agreement by and among Bankengine Technologies, Inc., Michael Xirinachs, Syscan Inc. and Syscan Imaging Limited (incorporated by reference to exhibit
                    99.1 on the Company's Current Report on Form 8-K filed April 19, 2004).

          3.1 Certificate of Incorporation dated February 15, 2002 (incorporated by reference to exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, filed March 31, 2005).

          3.2 Certificate of Amendment to the Company's Certificate of Incorporation dated March 19, 2004 (incorporated by reference to exhibit 3.2 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, filed March 31, 2005).

          3.3 Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock as filed with the Secretary of State of the State of Delaware on March 15, 2005 (incorporated by reference to exhibit 10.4 to the Company's Current Report on Form 8-K filed March 21, 2005)

          3.4 Amended and Restated Bylaws (incorporated by reference to exhibit 3.4 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, filed March 31,
                    2005).

          3.5 Certificate of Amendment to the Company's Certificate of Incorporation dated June 23, 2006 (incorporated by reference to exhibit 3.5 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, filed March 31,
                    2005).

          3.6 Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock as filed with the Secretary of State of the State of Delaware on June 10, 2006 (incorporated by reference to exhibit 10.4 to the Company's Current Report on Form 8-K filed August 14, 2006)

          5.1*      Opinion of Richardson & Patel, LLP

          10.1 2002 Amended and Restated Stock Option Plan (incorporated by reference to exhibit 10.4 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, filed March 31, 2005).

          10.2 Employment Agreement entered between the Company and Darwin Hu dated April 26, 2005 (incorporated by reference to exhibit 10.5 to the Company's Current Report on Form 8-K filed May 2, 2005).

          10.3 Employment Agreement entered between the Company and William Hawkins dated April 26, 2005 (incorporated by reference to exhibit 10.6 to the Company's Current Report on Form 8-K filed May 2, 2005).

          10.4 Employment Agreement entered between the Company and David Clark dated April 26, 2005 (incorporated by reference to exhibit 10.7 to the Company's Current Report on Form 8-K filed May 2, 2005).

          10.5 Employment Agreement entered between the Company and M. Carolyn Ellis dated November 1, 2007 (incorporated by reference to exhibit 99.1 to the Company's Current Report on Form 8-K filed November 7, 2007).


          10.6* Incentive Stock Option Agreement between the Company and Darwin Hu dated March 30, 2007.

          10.7* Incentive Stock Option Agreement between the Company and Darwin Hu dated March 30, 2007.

          10.8* Incentive Stock Option Agreement between the Company and William M. Hawkins dated March 30, 2007.

          10.9* Incentive Stock Option Agreement between the Company and David P. Clark dated March 30, 2007.

          10.10* Incentive Stock Option Agreement between the Company and David P. Clark dated March 30, 2007.

          10.11     2006 Stock Option Plan (incorporated by reference to exhibit
                    10.8 to the Company's quarterly report on Form 10-QSB for the period ended June 30, 2006, filed August 21, 2006).


          10.12 Incentive Stock Option Agreement between the Company and M. Carolyn Ellis dated November 1, 2007 (incorporated by reference to exhibit 99.2 the Company's Current Report on Form 8-K filed November 7, 2007).

          10.13 Employment Agreement entered between the Company and M. Carolyn Ellis on November 1, 2007 (incorporated by reference to exhibit 99.1 to the Company's Current Report on Form 8-K filed November 7, 2007).

          10.14 Loan and Security Agreement by and among Silicon Valley Bank, the Company and Syscan Inc. dated September 13, 2007 (incorporated by reference to exhibit 10.1 to the Company's Current Report on Form 8-K filed September 19, 2007).

          10.15 Cross Corporate Guarantee by the Company and Syscan Inc.in favor of Silicon Valley Bank dated September 13, 2007 (incorporated by reference to exhibit 10.1 to the Company's Current Report on Form 8-K filed September 19, 2007).

          10.16 Loan Agreement entered into by and between the Company and Montage Capital, LLC on September 27, 2007 (incorporated by reference to exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2007, filed November 14, 2007).

          10.17 Warrant to Purchase Stock to Montage Capital, LLC (incorporated by reference to exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2007, filed November 14, 2007).

          10.18 Warrant to Purchase Stock to North Atlantic Resources Limited (incorporated by reference to exhibit 10.4 to the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2007, filed November 14, 2007).

          10.19 Lease Agreement by and between the Company and Airport II Property Management, LLC dated August 9, 2006 (incorporated by reference to exhibit 10.12 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2006, filed April 3, 2007).

          14 Code of Ethics adopted by the Company's board of directors on March 28, 2005 (incorporated by reference to exhibit 14 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, filed March 31, 2005).

          21 Subsidiaries of the Company (incorporated by reference to exhibit 21 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, filed March 31, 2005).

          23.1      Consent of Richardson & Patel, LLP (contained in Exhibit
                    5.1)

          23.2*     Consent of Clancy and Co., P.L.L.C.


--------------------------------------------------------------------------------
*        Filed herewith

ITEM 28.  UNDERTAKINGS.


(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

       (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) Include any additional or changed material information on the plan of distribution.

    (2) For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Jose, State of California on January 17, 2008.

                                  DOCUMENT CAPTURE TECHNOLOGIES, INC.


                                            /s/ Darwin Hu
                                  By: ________________________________________
                                         Name: Darwin Hu
                                         Title:  Chairman of the Board and
                                                 Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates stated.


------------------------- ------------------------------------ -----------------
Person                    Capacity                             Date
------------------------- ------------------------------------ -----------------

------------------------- ------------------------------------ -----------------
/S/ DARWIN HU             Chairman and Chief Executive Officer January 17, 2008
-------------             (Principal Executive Officer)
Darwin Hu
------------------------- ------------------------------------ -----------------

------------------------- ------------------------------------ -----------------
/S/ WILLIAM HAWKINS       Chief Operating Officer, ,           January 17, 2008
-------------------       Secretary and Director
William Hawkins
------------------------- ------------------------------------ -----------------

------------------------- ------------------------------------ -----------------
/S/ M. CAROLYN ELLIS      Chief Financial Officer (Principal   January 17, 2008
--------------------      Accounting Officer)
M. Carolyn Ellis

------------------------- ------------------------------------ -----------------

------------------------- ------------------------------------ -----------------
/S/ DAVID CLARK           Senior Vice President of Business    January 17, 2008
---------------            Development and Director
David Clark
------------------------- ------------------------------------ -----------------

------------------------- ------------------------------------ -----------------
_*____________            Director                             January 17, 2008
--------------
Lawrence Liang
------------------------- ------------------------------------ -----------------

*By: /S/ DARWIN HU
     --------------
     Darwin Hu, attorney-in fact

EXHIBIT INDEX

         The following exhibits are filed with this registration statement.


--------------------------------------------------------------------------------


          2.1 Share Exchange Agreement by and among Bankengine Technologies, Inc., Michael Xirinachs, Syscan Inc. and Syscan Imaging Limited (incorporated by reference to exhibit
                    99.1 on the Company's Current Report on Form 8-K filed April 19, 2004).

          3.1 Certificate of Incorporation dated February 15, 2002 (incorporated by reference to exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, filed March 31, 2005).

          3.2 Certificate of Amendment to the Company's Certificate of Incorporation dated March 19, 2004 (incorporated by reference to exhibit 3.2 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, filed March 31, 2005).

          3.3 Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock as filed with the Secretary of State of the State of Delaware on March 15, 2005 (incorporated by reference to exhibit 10.4 to the Company's Current Report on Form 8-K filed March 21, 2005)

          3.4 Amended and Restated Bylaws (incorporated by reference to exhibit 3.4 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, filed March 31,
                    2005).

          3.5 Certificate of Amendment to the Company's Certificate of Incorporation dated June 23, 2006 (incorporated by reference to exhibit 3.5 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, filed March 31,
                    2005).

          3.6 Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock as filed with the Secretary of State of the State of Delaware on June 10, 2006 (incorporated by reference to exhibit 10.4 to the Company's Current Report on Form 8-K filed August 14, 2006)

          5.1*      Opinion of Richardson & Patel, LLP

          10.1 2002 Amended and Restated Stock Option Plan (incorporated by reference to exhibit 10.4 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, filed March 31, 2005).

          10.2 Employment Agreement entered between the Company and Darwin Hu dated April 26, 2005 (incorporated by reference to exhibit 10.5 to the Company's Current Report on Form 8-K filed May 2, 2005).

          10.3 Employment Agreement entered between the Company and William Hawkins dated April 26, 2005 (incorporated by reference to exhibit 10.6 to the Company's Current Report on Form 8-K filed May 2, 2005).

          10.4 Employment Agreement entered between the Company and David Clark dated April 26, 2005 (incorporated by reference to exhibit 10.7 to the Company's Current Report on Form 8-K filed May 2, 2005).

          10.5 Employment Agreement entered between the Company and M. Carolyn Ellis dated November 1, 2007 (incorporated by reference to exhibit 99.1 to the Company's Current Report on Form 8-K filed November 7, 2007).

          10.6* Incentive Stock Option Agreement between the Company and Darwin Hu dated March 30, 2007.

          10.7* Incentive Stock Option Agreement between the Company and Darwin Hu dated March 30, 2007.

          10.8* Incentive Stock Option Agreement between the Company and William M. Hawkins dated March 30, 2007.

          10.9* Incentive Stock Option Agreement between the Company and David P. Clark dated March 30, 2007.

          10.10* Incentive Stock Option Agreement between the Company and David P. Clark dated March 30, 2007.

          10.11     2006 Stock Option Plan (incorporated by reference to exhibit
                    10.8 to the Company's quarterly report on Form 10-QSB for the period ended June 30, 2006, filed August 21, 2006).

          10.12 Incentive Stock Option Agreement between the Company and M. Carolyn Ellis dated November 1, 2007 (incorporated by reference to exhibit 99.2 the Company's Current Report on Form 8-K filed November 7, 2007).

          10.13 Employment Agreement entered between the Company and M. Carolyn Ellis on November 1, 2007 (incorporated by reference to exhibit 99.1 to the Company's Current Report on Form 8-K filed November 7, 2007).

          10.14 Loan and Security Agreement by and among Silicon Valley Bank, the Company and Syscan Inc. dated September 13, 2007 (incorporated by reference to exhibit 10.1 to the Company's Current Report on Form 8-K filed September 19, 2007).

          10.15 Cross Corporate Guarantee by the Company and Syscan Inc.in favor of Silicon Valley Bank dated September 13, 2007 (incorporated by reference to exhibit 10.1 to the Company's Current Report on Form 8-K filed September 19, 2007).

          10.16 Loan Agreement entered into by and between the Company and Montage Capital, LLC on September 27, 2007 (incorporated by reference to exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2007, filed November 14, 2007).

          10.17 Warrant to Purchase Stock to Montage Capital, LLC (incorporated by reference to exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2007, filed November 14, 2007).

          10.18 Warrant to Purchase Stock to North Atlantic Resources Limited (incorporated by reference to exhibit 10.4 to the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2007, filed November 14, 2007).

          10.19 Lease Agreement by and between the Company and Airport II Property Management, LLC dated August 9, 2006 (incorporated by reference to exhibit 10.12 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2006, filed April 3, 2007).

          14 Code of Ethics adopted by the Company's board of directors on March 28, 2005 (incorporated by reference to exhibit 14 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, filed March 31, 2005).

          21 Subsidiaries of the Company (incorporated by reference to exhibit 21 to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, filed March 31, 2005).

          23.1      Consent of Richardson & Patel, LLP (contained in Exhibit
                    5.1)

          23.2*     Consent of Clancy and Co., P.L.L.C.


--------------------------------------------------------------------------------
*        Filed herewith